                                                                    Exhibit 4.14

                             DATED 20th April 2001


                            ENODIS PLC AND OTHERS                (1)

                             INHOCO 2297 LIMITED                 (2)

                                  NOBIA AB                       (3)



                           __________________________

                                    AGREEMENT
                     for the sale and purchase of the entire
                    issued share capitals of Magnet Limited,
                      Larkflame Limited and the Magnet Name
                    Protection Companies (as defined herein)
                           __________________________



                                     [LOGO]
                              ADDLESHAW BOOTH & CO

                                    CONTENTS
                                    --------

Clause                          Heading                                                             Page
1    Definitions and interpretation ..............................................................     3
2    Sale of the Sale Shares and the Vendors' title ..............................................    13
3    Conditions ..................................................................................    14
4    Consideration and Completion Accounts .......................................................    15
5    Completion ..................................................................................    19
6    Position pending Completion .................................................................    19
7    Post-Completion matters .....................................................................    20
8    Intra-Group Trading .........................................................................    24
9    Warranties and claims .......................................................................    24
10   Restrictive covenants in favour of the Purchaser ............................................    28
11   Payments ....................................................................................    32
12   Indemnities .................................................................................    33
13   General .....................................................................................    35
14   Rights of Third Parties .....................................................................    41
15   Choice of law, submission to jurisdiction and service of process ............................    41
16   Guarantee ...................................................................................    42

Schedule

1    Part A - Magnet .............................................................................    44
     Part B - Larkflame ..........................................................................    45
     Part C - Subsidiaries and Subsidiary Undertakings of the Sale Companies .....................    46
     Part D - Magnet Name Protection Companies ...................................................    53
2    Completion matters ..........................................................................    65
3    Tax .........................................................................................    70
     Part A - General ............................................................................    70
     Part B - Taxation Covenant ..................................................................    87
     Part C - Taxation Warranties ................................................................    90
     Part D - Payments in respect of non-availability of Tax Trading Losses ......................    98
4    Matters represented and warranted ...........................................................   104
5    The Property ................................................................................   132
     Part A - Freehold Property/Long Leasehold Properties ........................................   132
     Part B - Leasehold Property .................................................................   135
     Part C - Licensed Property/Properties .......................................................   152
     Part D - Sublet Properties ..................................................................   153
6    The Vendors .................................................................................   156
7    Pension Arrangements ........................................................................   159
8    Conditions and Pre-Completion Undertakings ..................................................   160
     Part A - Conditions .........................................................................   160
     Part B - Pre-Completion Undertakings ........................................................   162
9    Limitations on Liability ....................................................................   165
     Completion Accounts and Consolidated Completion Accounts ....................................   170
     Part A - Preparation, Agreement and/or Determination ........................................   170

        Part B - Statement of accounting principles, standards, policies
                and/or practices ..............................................................   173
11      Environmental Covenant ................................................................   178

Agreed form documents
Vendor Loan Facility Agreement
Warrant Agreement (including an Adherence Agreement)
Property Transfer Agreement
Directors/secretary's resignation
Auditors resignation
Indemnity for lost share certificates
Variation letters re certain service agreements (in so far as they have not been signed on or prior to the date of this Agreement)
Deed of Amendment and Replacement

THIS AGREEMENT is dated                        April 2001 and is made BETWEEN:

(1) ENODIS PLC (Company number: 109849) whose registered office is 1 Farnham Road, Guildford, Surrey GU2 4RG ("Enodis") and THE PERSONS whose names and addresses are stated in columns 2 and 3 of Schedule 6 (Enodis and such persons together being "the Vendors");

(2) INHOCO 2297 LIMITED (Company number: 4184676) whose registered office is at Royd Ings Avenue, Keighley, West Yorkshire, BD21 4BY ("the Purchaser"); and

(3) NOBIA AB (Company Number: 556528-2752) whose registered office is at Box 5436, SE-402 29 Goteborg, Sweden ("the Guarantor")

(together "the Parties" and each a "Party").

NOW IT IS HEREBY AGREED as follows:

1       Definitions and interpretation
        ------------------------------

1.1     Defined terms used in this Agreement
        ------------------------------------

        In this Agreement, unless the context otherwise requires:

        "Accounts" means the audited individual accounts of each member of the Group (as defined in, and prepared in compliance with, section 226 CA
        1985) together with group accounts for Magnet (prepared in compliance with section 227 CA 1985), in each case for the financial year ended on the respective Accounts Date, including the notes to those accounts and the associated directors' and auditors' reports;

        "Accounts Date" means 30 September 2000 in relation to each member of the Group other than Magnet Group Trustees Limited where it means 5 April 2000;

        "Accurate" means in relation to any information or records that as at the date of this Agreement the information or records is/are complete and accurate in all material respects;

        "Actual External Debt Amount" means the aggregate as at the Effective Date of all Borrowings (other than any Borrowings which constitute Actual Intra-Group Debts) less all Cash of all of the Group Companies (such aggregate to be expressed in pounds sterling), as reflected in the Consolidated Completion Accounts and/or the Completion Statement and as agreed or determined in accordance with Schedule 10 and, for the avoidance of doubt, such amount may be nil or a negative figure;

        "Actual Net Assets" means the aggregate Net Assets of the Group as at the Effective Date (such aggregate to be expressed in pounds sterling), as reflected in the Consolidated Completion Accounts and/or the Completion Statement and as agreed or determined in accordance with
        Schedule 10;

        "Actual Intra-Group Credit Amount" means the aggregate as at the Effective Date of all Borrowings from all members of the Group of all members of the Vendors' Group (such aggregate to be expressed in pounds sterling), as reflected in the Consolidated Completion Accounts and/or the Completion Statement and as agreed or determined in accordance with Schedule 10 but excluding, for the avoidance of doubt, any Intra-Group Trading Amounts;

        "Actual Intra-Group Debt Amount" means the aggregate as at the Effective Date of all Borrowings from all members of the Vendors' Group of all of the Group Companies (such aggregate to be expressed in pounds sterling), as reflected in the Consolidated Completion Accounts and/or the Completion Statement and as agreed or determined in accordance with
        Schedule 10 but excluding, for the avoidance of doubt, any Intra-Group Trading Amounts;

        "Actual Taxation Liability" has the meaning given in part A of:

        "Adherence Agreement" means the adherence agreement in the agreed form to be entered into by Enodis on Completion;

        "Agreed Rate" means 1.5 per cent above the base rate from time to time of Barclays Bank plc;

        "Auditors" means Deloitte and Touche of 10-12 East Parade, Leeds, LSl
        2AJ;

        "Berisford" means Berisford Industrial Holdings Limited, further details of which are set out in Schedule 6;

        "Borrowings" means all borrowings of the nature included or referred to in Note 17 to the audited accounts of Enodis for 52 weeks to 30 September 2000 including for the avoidance of doubt all such borrowings as are owed between members of the Vendors' Group and the Group Companies;

        "Business" means the business carried on by Magnet, the Magnet Name Protection Companies and Larkflame as at, and immediately prior to, the date of this Agreement and includes any part or parts of such business;

        "Business Day" means a day other than a Saturday or a Sunday on which clearing banks are generally open for business in both London and Stockholm;

        "CA 1985" means the Companies Act 1985;

        "Cash" means cash on deposit and cash equivalents (if any);

        "Claim" means any claim by the Purchaser under or pursuant to any of the provisions of this Agreement and/or any other Transaction Document other than a claim pursuant to clause 4 or Part D of Schedule 3;

        "Completion" means completion of the sale and purchase of the Sale Shares in accordance with the provisions of this Agreement;

        "Completion Accounts" means, in relation to each Group Company, the profit and loss account of that Group Company for the period starting on the day after the respective Accounts Date and ending as at the Effective Date and the balance sheet of that Group Company as at the Effective Date and all the attached notes thereto, to be prepared, agreed and/or determined in accordance with Schedule 10;

        "Completion Date" means the date on which Completion occurs;

        "Completion Intra-Group Credit Amount" means the aggregate immediately before midnight on the Completion Date of all Borrowings from all of the Group Companies of all members of the Vendor's Group (such aggregate to be expressed in pounds sterling), as shown in the Statement of Intra-Group Movements and the Completion Statement and as agreed or determined in accordance with Schedule 10 but excluding, for the avoidance of doubt, any Intra-Group Trading Amounts;

        "Completion Intra-Group Debt Amount" means the aggregate immediately before midnight on the Completion Date of all Borrowings from all members of the Vendor's Group of all of the Group Companies (such aggregate to be expressed in pounds sterling), as shown in the Statement of Intra-Group Movements and the Completion Statement and as agreed or determined in accordance with Schedule 10 but excluding, for the avoidance of doubt, any Intra-Group Trading Amounts;

        "Completion Statement" has the meaning given in part A of Schedule 10;

        "Conditions" means the conditions set out in part A of Schedule 8;

        "Confidential Information" means:

        (a) any trade or business information relating to products manufactured, produced, distributed or sold or services supplied by any Group Company, and/or to the customers and suppliers of any Group Company; and

        (b)   any Know-how;

        which are for the time being confidential to any Group Company;

        "Consideration" has the meaning given to it in clause 4.1;

        "Data Room Documentation" means the documentation to which the Purchaser and its advisers have been granted access for the purpose of the sale of the Sale Companies, an index of which is attached to the Disclosure Letter;

        "Default Rate" means 3.5 per cent above the base rate from time to time of Barclays Bank plc;

        "Disclosure Letter" means the letter of the same date as the date of this Agreement and all annexures and attachments thereto from the Warrantor to the Purchaser in relation to the Warranties which has been delivered to the Purchaser prior to the execution of this Agreement and receipt of which is hereby acknowledged;

        "Effective Date" means immediately before midnight on 31 March 2001;

        "Enodis Names" means Enodis, Berisford, Manston, Cleveland, Convotherm, Lincoln, Electroway, Frymaster, Belshaw, Dean, Garland, Henry Nuttall, US Range, Technyform, Wearever, Masterchef, Moorwood Vulcan, Lef Bishop, Merrychef, Delfield, Merco Savory, Kysor, ComCool, Austral, Lawrence, Sadia, QAL, Scotsman, Ice-0-Matic, Barline, Simag, New Ton, Mile High, Ice Matic, Sammic, Tecnomac, Redco, Varimixer, Prolon, TechniDoors, Hartek, Booth, Inc., Aladdin, Guyon, Shelleglas, Seco Systems, Shelleymatic, ShelleySteel, Advanced, Ventmaster and/or AirTech;

        "Excluded Properties" means the following:

        (1) land on the south-east side of Manghan Road, Parkgate, Rotherham. South Yorkshire held under a Lease dated 11 August 1989 made between Turnshire Limited (1) and Magnet Joinery Limited (2);

        (2) land and premises on the north side of Manghan Road, Parkgate, Rotherham, South Yorkshire held under a Lease dated 11 August 1989 also made between Turnshire Limited (1) and Magnet Joinery Limited
              (2);

        (3) land and premises at Rossendale Road Industrial Estate, Burnley held under a Lease dated 11 August 1989 also made between Turnshire Limited (1) and Magnet Joinery Limited (2);

        (4) Units B3a and B3b, 19/21 Broadlands Crescent, Heywood Business Park, Rochdale held under a Lease dated 31 May 1989 made between Control Securities Limited (1) and Magnet Joinery Limited (2) as varied by a Supplemental Lease dated 14 May 1993 and two Deeds of Variation dated 14 May 1993 and 3 July 1996;

        "Exclusive Confidential Information" means:

        (a) any trade or business information exclusively relating to the products manufactured, produced, distributed or sold or the services supplied by any Group Company and/or to the customers and suppliers of any Group Company; and

        (b)   any Exclusive Know-how;

              which are for the time being confidential to any Group Company;

        "Exclusive Know-how" means all industrial and commercial information and technical, formulae, processes, methods, knowledge, instruction manuals, operating conditions and procedures used exclusively in the Business;

        "Group" means Magnet, the Magnet Name Protection Companies and Larkflame and each of their respective Subsidiaries and "Group Company" and "member of the Group" shall be construed accordingly;

        "Guarantee" means any guarantee, indemnity, suretyship, letter of comfort or other assurance, security or right of set-off given or undertaken directly or indirectly by a person to secure or support the obligations (actual or contingent) of any third party;

        "Holding Company" means a holding company (as defined in sections 736 and 736A CA 1985) or a parent undertaking (as defined in section 258 CA
        1985);

        "ICTA" means the Income and Corporation Taxes Act 1988;

        "Indemnity Claim" means any claim by the Purchaser pursuant to the provisions of Clause 12 and Schedule 11;

        "Inter-creditor Deed" means an intercreditor deed on the terms and conditions set out on an agreed form term sheet (the "Inter-creditor Term Sheet") to be entered into by Enodis at Completion;

        "Intra Group Trading Amount" means each Trading Debt owed by or to any member of the Vendors' Group to or by any Group Company in the ordinary course of carrying on the trade or business of any Group Company or of any member of the Vendors' Group, and "Intra-Group Trading Amounts" shall be construed accordingly;

        "Know-how" means all industrial and commercial information and techniques, formulae, processes, methods, knowledge, instruction manuals, operating conditions and procedures materially used in the Business;

        "Larkflame" means Larkflame Limited, further details of which are set out in part B of Schedule 1;

        "Larkflame Sale Shares" means the 8,500,000 ordinary shares of (Pound)l each in Larkflame held by Enodis as set out in part B of Schedule 1 which comprise the entire issued share capital of Larkflame;

        "Listing Rules" means the listing rules made by the UK Listing Authority under section 142 Financial Services Act 1986;

        "Long-Stop Date" means 30th June 2001;

        "Magnet" means Magnet Limited, further details of which are set out in part A of Schedule 1;

        "Magnet Name Protection Companies" means Eastham Limited, Magnet and Southems Limited, Magnet Distribution Limited, Magnet Industries Limited, Magnet Joinery Limited, Magnet Kitchens Limited, Magnet Manufacturing Limited, Magnet Retail Limited, Magnet Supplies Limited, Hyphen Fitted Furniture Limited and The Penrith Joinery Company Limited and Magnet Furniture Limited, farther details of which are set out in part D of Schedule 1;

        "Magnet Name Protection Company Sale Shares" means the shares in each of the Magnet Name Protection Companies held by Berisford as set out in part D of Schedule 1 which comprise the entire issued share capital of each of the Magnet Name Protection Companies;

        "Magnet Sale Shares" means the 15,510,300 ordinary shares of (Pound)1 each in Magnet held by Enodis and Manston as set out in part A of
        Schedule 1 plus the one ordinary share of (Pound)1 to be subscribed for by Enodis pursuant to clause 4.4 which comprise the entire issued share capital of Magnet on Completion;

        "Management Bonus Amount" means:

        (a) the net bonus of (Pounds)75,000 referred to in a letter dated 18/th/ January 2001 from Enodis to Marc Bertrand;

        (b) the net bonus (Pounds)75,OOO referred to in a letter 18/th/ January 2001 from Enodis to Paul Gratton;

        (c) the net bonus of (Pounds)250,000 and a gross bonus of (Pounds)100,000 referred to in a letter dated 1l/th/ April 2001 from Enodis to Gary Favell;

        (d) the 11 other gross bonuses of (Pounds)5,000 each from Enodis to various other persons; and

        (e) any other bonuses payable by any Group Company in connection with the Transaction excluding for the avoidance of doubt any annual performance bonuses including those referred to in the letters above in respect of Paul Gratton and Marc Bertrand and letters dated 25th and 31st January 2001 in respect of Gary Favell plus any associated tax, national insurance or other cost arising in connection with such bonuses;

        "Manston" means Manston Limited, further details of which are set out in
        Schedule 6;

        "Mutual Confidential Information" means Confidential Information which is not Exclusive Confidential Information;

        "Net Assets" means the amount by which the aggregate of the total assets of all of the Group Companies exceeds the aggregate of the total liabilities of those companies but excluding all balances between any Group Company and any other Group Company, all assets and liabilities taken into account in calculating the Actual Intra Group Debt Amount, the Actual External Debt Amount and the Actual Intra-Group Credit Amount and all amounts of goodwill as derived from the Completion Accounts for each Group Company;

        "Planning Legislation" means the Local Government Planning and Land Act 1980, the Town and Country Planning Act 1990, the Town and Country Planning (Consequential Provisions) Act 1990, the Planning (Control of Hazardous Substances) Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning and Compensation Act 1991 and all statutes and statutory instruments containing provisions relating to town and country planning from time to time in force and all other regulations, rules, orders and directions made thereunder;

        "Prohibited Area" means England and Wales, Scotland, Northern Ireland, the Republic of Ireland and the Channel Islands;

        "Property" means the freehold properties and the leasehold properties, details of which are set out in Schedule 5 and "Property" means either/any of them and, in each case, includes each and every part of, and any building on, the/each relevant Property;

        "Property Transfer Agreement" means the agreement relating to the transfer of the Excluded Properties in the agreed form;

        "Purchaser's Accountants" means PricewaterhouseCoopers of Benson House, 33 Wellington Street, Leeds, LSl 4JP or such other firm of reputable accountants of equivalent standing as the Purchaser may from time to time appoint as its accountants for any purpose connected with this Agreement;

        "Purchaser's Group" means the Purchaser, each Subsidiary of the Purchaser, each Holding Company of the Purchaser and each Subsidiary of any such Holding Company of the Purchaser, in each case for the time being and, for the avoidance of doubt, shall after Completion include each Group Company and "member of the Purchaser's Group" shall be construed accordingly;

        "Purchaser's Solicitors" means Addleshaw Booth & CO of Sovereign House, PO Box 8, Sovereign Street, Leeds LSl 1HQ;

        "Relevant Breach" means any event, matter or circumstance which is inconsistent with, contrary to or otherwise a breach of any of:

        (a)   the Warranties as qualified in accordance with clause 9.6: or

        (b)   the Vendors' undertakings in part B of Schedule 8;

        "Relevant Claim" means any Claim (other than an Indemnity Claim, a Tax Claim or a claim pursuant to clause 4);

        "Relief" has the meaning given in part A of Schedule 3;

        "Restricted Products" means:

        (a) all products which are manufactured, produced, distributed or sold by any Group Company at the Completion Date (including, without prejudice to the generality of the foregoing, UPVC windows, doors and conservatories, joinery, kitchens, bedrooms and bathrooms); and

        (b) any other products which are of a type similar to and which compete with any of the products referred to in (a) above;

        "Restricted Services" means:

        (a) all services which are supplied by any Group Company at the Completion Date (including, without prejudice to the generality of the foregoing, the manufacture, merchanting, retailing, supply and fitting of the Restricted Products); and

        (b) any other services which are of a type similar to and which compete with any of the services referred to in (a) above.

        "Retiring Directors" has the meaning given in paragraph 3.1 (c) of
        Schedule 2;

        "Retiring Secretary" has the meaning given in paragraph 3.1 (d) of
        Schedule 2;

        "Sale Companies" means Magnet, Larkflame and the Magnet Name Protection Companies, details of which are set out in parts A, B and D of Schedule 1 respectively;

        "Sale Shares" means the Magnet Sale Shares, the Larkflame Sale Shares and the Magnet Name Protection Companies' Sale Shares;

        "Security Interest" means any claim, mortgage, lien, pledge, charge, encumbrance, equity, hypothecation, right of pre-emption or other security interest or any other similar restriction or right exercisable by, or in favour of, any third party (or an agreement or commitment to create any of them);

        "Senior Employees" means in the case of Magnet Limited all employees of Grade A and above and in the case of C.P. Hart & Sons Limited employees earning more than (pounds)50,000 per annum;

        "Share Transfers" has the meaning given in paragraph l.1 of Schedule 2;

        "Statement of Intra-Group Movements" has the meaning given in Schedule
        10;

        "Sterling or (Pounds) means the lawful currency of the United Kingdom for the time being;

        "Subsidiary" means a subsidiary (as defined by sections 736 and 736A CA
        1985);

        "Sale Company Subsidiary" means a Subsidiary of any of the Sale Companies, details of which are set out in part C of Schedule 1;

        "Tax and Taxation" has the meaning given in part A of;

        "Tax Claim" means any claim under or pursuant to the Tax Covenant;

        "Tax Covenant" means the covenants given by the Warrantor in part B of
        Schedule 3;

        "Tax Warranties" means the warranties set out in part C of Schedule 3;

        "Tax Warranty Claim" means any claim against the Warrantor for breach of any of the Tax Warranties;

        "Third Party Rights Act" means the Contracts (Rights of Third Parties) Act 1999;

        "Trading Debt" means each amount (if any) owed by or to any person, including trade creditors, trade debtors including to or from any member of the Vendors' Group, to or by any Group Company in the ordinary course of carrying on the trade or business of any Group Company or of any member of the Vendors' Group, but excluding, for the avoidance of doubt, any Borrowings and "Trading Debts" shall be construed accordingly;

        "Transaction" means the transaction contemplated by this Agreement;

        "Transaction Documents" means this Agreement, the Disclosure Letter and each of the documents referred to in this Agreement as being in the agreed form and any document from time to time entered into pursuant to the terms of this Agreement or any other such document;

        "UK Listing Authority" means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part IV of the Financial Services Act 1986;

        "Vendors' Accountant" means Deloitte and Touche of 10-12 East Parade, Leeds, LSI 2AJ, or such other firm of reputable accountants of equivalent standing as the Vendors may from time to time appoint as their accountants for any purpose connected with this Agreement;

        "Vendors' Group" means Vendors, each Subsidiary of a Vendor, each Holding Company of a Vendor and each Subsidiary of each Holding Company of a Vendor, in each case for the time being, but excluding in all cases any Group Company, and "member of the Vendors' Group" shall be construed accordingly;

        "Vendor Loan" means the loan in the amount of (pounds) 20,000,000 constituted by the Vendor Loan Facility Agreement;

        "Vendor Loan Facility Agreement" means the loan facility agreement in the agreed form to be executed by the Guarantor and Enodis on Completion;

        "Vendors' Solicitors" means Clifford Chance Limited Liability Partnership of 200 Aldersgate Street, London, EC1A 4JJ;

        "Warrant Agreement" means the agreement in the agreed form to be entered into by Enodis and the Guarantor on Completion pursuant to which Enodis shall be entitled to receive warrants issued by the Guarantor to subscribe for new ordinary Class A shares in the Guarantor;

        "Warrant Certificate" means a certificate representing a specific number of warrants issued by the Guarantor and guaranteed to Enodis in accordance with the Warrant Agreement;

        "Warranties" means the Tax Warranties and the warranties set out in
        Schedule 4;

        "Warrantor" means Enodis;

        "Warranty Claim" means any claim against the Warrantor for breach of any of the Warranties; and

        "Written Reports" means the following:-

        (i)   Addleshaw Booth & Co Legal Due Diligence Report dated 20th April
              2001

        (ii)  PricewaterhouseCoopers financial due diligence report;

        (iii) Golders environmental reports;

        (iv)  FPD Savills property reports dated March 2001;

        (v) Addleshaw Booth & Co reports in relation to the Properties including:-

              (A) reports on those of the Properties in Scotland prepared by
                  Archibald Campbell & Harley WS report dated 14th March 2001 above); and

              (B) a report in relation to the Property in Dublin prepared by
                  Matherson Ormesby & Prentice dated 11th April 2001.

    1.2 Terms defined elsewhere in this Agreement
        -----------------------------------------

        In addition to the terms defined in clause 1.1, certain other terms are defined elsewhere in this Agreement (denoted by capitalised words in quotes and bold type). Each such term shall have the meaning stated for the purpose of the provision in which it is defined and, if used elsewhere in this Agreement, where so used, unless the context otherwise requires.

    1.3 Interpretation of words and expressions used in this Agreement
        --------------------------------------------------------------

        In this Agreement, unless the context otherwise requires:

        (a) a document expressed to be "in the agreed form" means a document in a form which has been agreed by or on behalf of the Parties at or before the execution of this Agreement and which has, for the purposes of identification, been signed or initialled by them or on their behalf;

        (b) references to a clause, schedule or annexure are to a clause of, or a schedule or annexure to, this Agreement respectively; references to this

          Agreement include its schedules and annexures and references in a schedule or part of a schedule to a paragraph are to a paragraph of that schedule or that part of that schedule respectively;

     (c) references to this Agreement or any other document or to any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as amended from time to time in accordance with the terms of this Agreement or that document, as the case may be;

     (d) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England and Wales, be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

     (e) words importing the singular include the plural and vice versa, words importing a gender include every gender and references to a "person" include any individual, corporation, firm, partnership, joint venture, association, body of persons, organisation or trust (in each case whether or not having separate legal personality);

     (f) words and phrases which are generally defined for the purposes of CA 1985 shall bear the meanings attributed to them by that Act as at the date of this Agreement;

     (g) a person shall be deemed to be "associated with" another person or an "associated person" of that other person if such person is an associate of the other person within the meaning of section 435 Insolvency Act 1986; and

     (h) the words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words and any words which follow them shall not be construed as being limited in scope to the same class as the preceding words where a wider construction is appropriate.

1.4  Contents table and headings
     ---------------------------

     In this Agreement, the contents table and the descriptive headings to, and within, clauses, schedules and paragraphs are inserted for convenience only, have no legal effect and shall be ignored in the interpretation and construction of this Agreement.

1.5  References to statutory provisions
     ----------------------------------

     In this Agreement, unless the context otherwise requires, references to statutory provisions or subordinate legislation (as defined by section 21(1) Interpretation Act 1978) shall be construed as references to those provisions or that subordinate legislation as respectively replaced, amended or re-enacted from time to time before the date of this Agreement.

1.6  Joint and several liability
     ---------------------------

     In this Agreement, unless expressly provided otherwise, Enodis shall be jointly and severally liable in respect of the obligations and liabilities of the Vendors under this Agreement.

1.7  Schedules and Annexures
     -----------------------

     The schedules and annexures to this Agreement form part of this Agreement and a reference to this Agreement is deemed to include a reference to this Agreement together with its schedules and annexures.

2    Sale of the Sale Shares and the Vendors' title
     ----------------------------------------------

2.1  Sale of the Sale Shares
     -----------------------

     The relevant Vendors shall sell to the Purchaser and the Purchaser shall (relying, as each Vendor and the Warrantor hereby acknowledges, on the warranties, covenants, undertakings and indemnities of each Vendor and the Warrantor (or any of them) referred to in this Agreement and the other Transaction Documents) purchase from the relevant Vendors all of the Sale Shares.

2.2  The Vendors' title to the Sale Shares
     -------------------------------------

     Each Vendor shall sell and transfer to the Purchaser the Sale Shares held by it with full title guarantee and free from any Security Interest.

2.3  Title to Sale Shares to pass on Completion
     ------------------------------------------

     Beneficial ownership of, and any risk attaching to, the Sale Shares shall pass on Completion and the Sale Shares shall be sold and purchased together with all rights and benefits attached or accuring to them at, or at any time on or after, the Effective Date (including the right to receive all dividends, distributions or any return of capital declared, paid or made by any Sale Company in respect of any such shares on or after the Effective Date (excluding the right to the dividend referred to in Clause 4.5).

2.4  Waiver of pre-emption rights by the Vendors
     -------------------------------------------

     Each Vendor hereby waives any rights of pre-emption or first refusal or similar rights conferred on the Vendors over any of the Sale Shares with effect from Completion.

2.5  Capacity
     --------

     Each Vendor and Enodis in its capacity as a Vendor and as Warrantor warrants to the Purchaser and each of the Purchaser and the Guarantor warrants to the Vendors that:

     (a) it has the requisite power and authority under its memorandum and articles of association and otherwise to execute, deliver and perform its obligations under this Agreement and any other Transaction Document to be executed by it;

     (b) the execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Transaction Documents have been duly authorised by all necessary corporate action on its part whether under its memorandum and articles of association or otherwise;

     (c) this Agreement constitutes, and the other Transaction Documents executed or to be executed by it will, when executed, constitute legal, valid and binding obligations of it enforceable in accordance with their respective terms; and

     (d) all necessary consents and authorisations have been obtained (with the exception of the shareholder consent of Enodis as referred to in clause 3.3) in relation to the entry into of this Agreement and any other Transaction Documents.

2.6  Purchaser Warranty
     ------------------

     The Purchaser warrants to the Vendors that there are no due diligence reports which have been provided to or prepared by or for the benefit of the Purchaser its shareholders and/or financiers and/or any of their respective advisors on or in connection with or in order to assess the Business or the Group in the context of the Transaction other than the Written Reports.

3    Conditions
     ----------

3.1 Completion is conditional on the Conditions being satisfied on or before noon on the Long-Stop Date.

3.2 The Purchaser shall make all reasonable efforts to achieve satisfaction of the Condition set out in paragraph 1(b) of part A of Schedule 8 as soon as possible before and in any event not later than noon on the Long-Stop Date.

3.3  Enodis undertakes to the Purchaser:

     (a) to use all reasonable efforts as soon as practicable to post a circular to the shareholders of Enodis complying with the requirements of the UK Listing Authority containing a unanimous recommendation from the directors of Enodis to such shareholders to vote in favour of the resolution in the agreed form approving the sale of the entire issued share capital of Magnet, Larkflame and the Magnet Name Protection Companies on the terms of this Agreement in accordance with the requirements of the UK Listing Authority and incorporating a notice convening an Extraordinary General Meeting ("the Circular") to be held as soon as permissible under the Companies Act and the articles of association of Enodis ("the Notice");

     (b) to put the resolution in the agreed form to the meeting of the shareholders called pursuant to the Notice ("the Meeting");

     (c) (save insofar as the fiduciary duties of the directors of Enodis require otherwise) to procure that the recommendation of the directors referred to in clause 3.3(a) continues to be that the shareholders of Enodis vote in favour of the said resolution;

          (d) not to adjourn the Meeting save as may be required due to matters beyond Enodis's control, by law or pursuant to the articles of association of Enodis; and

          (e) to procure that any poll at the Meeting shall be held without undue delay and so far as possible on the same day as the Meeting.

     3.4 Enodis shall make all reasonable efforts to achieve satisfaction of the Conditions in paragraph l(a) of Part A of Schedule 8 as soon as possible before and in any event not later than noon on the Long Stop Date.

     3.5 If, at any time, Enodis or the Purchaser becomes aware of a fact or circumstance that might prevent a Condition being satisfied, it shall inform the other as soon as reasonably practicable.

     3.6 If a Condition has not been satisfied by noon on the Long Stop Date this Agreement shall automatically terminate with immediate effect. Each Party's rights and obligations cease immediately on termination save for accrued rights and obligations at the date of termination.

     3.7 In the event of the Circular not having been posted by 25th May 2001, then the Purchaser shall be entitled to terminate this Agreement with immediate effect from immediately after midnight on 25th May 2001 by giving written notice to Enodis. Each Party's rights and obligations shall cease immediately upon termination save for accrued rights and obligations at the date of termination.

     4    Consideration and Completion Accounts
          -------------------------------------

     4.1  The consideration for the purchase of the Sale Shares consists of:

          (a)  (Pounds)134,000,000;

          (b) LESS my amount by which Actual Intra Group Debt Amount exceeds the Actual Intra Group Credit Amount;

          (c) LESS any amount by which the Actual Net Assets are less than (Pounds)83,800,000;

          (d) PLUS any amount by which the Actual Net Assets are more than (Pounds)83,800,000 (such amount to be added to the principal sum of the Vendor Loan in accordance with clause 4.9);

          (e)  LESS the amount referred to in clause 4.5; and

          (f)  LESS the Actual External Debt Amount,

          the "Consideration".

     4.2 Enodis shall provide to the Purchaser at least 2 Business Days before Completion a written statement (the "Completion Estimate") of Enodis' best estimate (having taken reasonable steps) of the following amounts as at the date to which they relate:

           (a)  the Actual Intra Group Debt Amount;

           (b)  the Actual Intra Group Credit Amount;

           (c)  the Actual Net Assets;

           (d)  the Actual External Debt Amount;

           (e)  the Completion Intra Group Debt Amount;

           (f)  the Completion Intra Group Credit Amount; and

           (g)  the Management Bonus Amount

           together with the underlying workings used in calculating such estimated amounts.

     4.3   At Completion the Purchaser shall take the following steps:

           (a) procure the delivery to the Vendors of the Vendor Loan Facility Agreement (duly executed by the Guarantor) in the principal amount equal to (Pounds)20,000,000 PLUS the amount (if any) by which the Actual Net Assets (as set out in the Completion Estimate) exceed (Pounds)83,800,000;

           (b) procure the delivery to the Vendors of the Warrant Agreement duly executed by the Guarantor;


           (c) pay the following cash sums to Enodis for same day value to the relevant account in accordance with clause 11.1:


                (i) an amount equal to the excess of the Completion Intra Group Debt Amount over the Completion Intra Group Credit Amount; and

                (ii)   an amount equal to the aggregate of (Pounds)l14,000,000
                       LESS:


                       (A)    the Actual External Debt Amount;


                       (B) the amount by which the Actual Intra-Group Debt Amount exceeds the Actual Intra Group Credit Amount;

                       (C) any amount by which the Actual Net Assets are less than (Pounds)83,800,000; and


                       (D)    the amount referred to in clause 4.5;

                       in each case as set out in the Completion Estimate.

     4.4 After the date hereof but prior to Completion Enodis shall subscribe (Pounds)10,000,000 for one ordinary share of (Pound)1 in the share capital of Magnet (being a premium of (Pounds)9,999,999). For the avoidance of doubt no account is to be taken of the proceeds of such subscription in calculating the Consideration, but such payment shall be used to (and accordingly shall) decrease the Completion Intra Group Debt Amount by (Pounds)10,000,000.

     4.5 The Consideration shall be reduced by (Pounds)41,l60,998, being the aggregate amount of all dividends declared and paid by the Group since the Effective Date, which sum has been paid and has been and shall be left outstanding as a loan at Completion and for the avoidance of doubt the Completion Intra Group Debt Amount shall include the amount of such loan.

     4.6 To the extent that the liability for any Management Bonus Amount is funded (directly or indirectly) by Enodis, such liability shall to that extent not be taken into account in calculating the Consideration nor shall the liability to pay such amount (to that extent) or the actual payment of such amount (to that extent) be taken into account in calculating the Completion Intra Group Debt Amount or the Completion Intra Group Credit Amount. To the extent, however, that such a liability has been or will be funded by a member of the Group, such liability shall (to that extent) be reimbursed to the Group by decreasing the Completion Intra Group Debt Amount by the amount of such liability.

     4.7 The Consideration shall be apportioned between the Vendors and the Sale Shares as set out in column (5) of Schedule 6.

     4.8 After Completion the parties shall prepare, agree and/or determine the Completion Accounts, the Statement of Intra Group Movements and the Completion Statement in accordance with the provisions of Schedule 10;

     4.9 Within 7 days starting on the day after agreement and/or determination of the Completion Accounts, the Statement of Intra Group Movements and the Completion Statement:

          (a) if the Balancing Sum (as defined in Schedule 10) is required to be paid by the Purchaser to the Vendors in order to ensure the aggregate amounts of all payments paid by the Purchaser to the Vendors under this clause and clause 4.3(c) are equal to the amounts which would have been payable under clause 4.3(c) had the amounts set out in the Completion Statement been used to calculate the payments made under clause 4.3(c) the Purchaser (for itself and/or as trustee for the relevant member(s) of the Group, as applicable) shall, in aggregate, pay to the Vendors (for themselves and/or as trustee for the relevant member(s) of the Vendors' Group, as applicable) the amount of the Balancing Sum together with an amount equivalent to interest accruing thereon at the Agreed Rate (accrued daily and compounded monthly) for the period from and including the Completion Date to but excluding the date of payment; and

          (b) if the Balancing Sum (as defined in Schedule 10) is required to be paid by the Vendors to the Purchaser in order to ensure the aggregate amounts of all payments paid by the Purchaser to the Vendors under this clause and clause 4.3(c) are equal to the amounts which would have been payable under clause 4.3(c) had the amounts set out in the Completion Statement been used to calculate the payments made under clause 4.3(c) the Vendors (for themselves and/or as trustee for the other Vendors and relevant member(s) of the Vendors' Group, as applicable) shall, in aggregate, pay to the Purchaser (for itself and/or as trustee for the relevant member(s) of the Group, as applicable) the amount of the Balancing Sum together with an amount equivalent to interest accruing thereon at the Agreed Rate (accrued daily and compounded monthly) for the period from and including the Completion Date to but excluding the date of payment in each case by transfer of funds for the same day value in accordance with clause 11 Provided that if and to the extent that the Purchaser is obliged to make a payment pursuant to clause 4.9(a), then to the extent that such payment results from Actual Net Assets exceeding (Pounds)83,800,000 the Purchaser may elect to discharge such part of such Balancing Sum as is equal to such excess by increasing the principal amount of the Vendor Loan by an amount equal to such excess.

4.10 The Vendors (on behalf of themselves and each relevant member of the Vendors' Group) and the Purchaser (on behalf of each relevant Group Company) undertake and confirm to each other that to the extent that any payments due under clauses 4.3(c)(i) and/or 4.9 are in respect of the payment of the Completion Intra Group Debt Amount and/or the Completion Intra Group Credit Amount then, upon the making of all such payments, all debts and credits constituted by the Completion Intra Group Debt Amount and the Completion Intra Group Credit Amount shall be deemed for all purposes to have been paid by or to the Vendors or the Purchaser (as the case may be) as trustees for the relevant member of the Vendors' Group or the Group from or to whom such debts or credits are owed (as the case may be), and such payment and/or deemed payment shall accordingly satisfy and extinguish in full all those liabilities of the Vendors and each relevant member of the Vendors' Group and of the Group Companies in respect of such debts and credits as were taken into account (to the extent that they were so taken into account) in determining the Completion Intra Group Debt Amount and the Completion Intra Group Credit Amount.

4.11 The Vendors and the Purchaser further undertake and confirm that the payment of all other amounts (other than those referred to in clause 4.10) pursuant to clauses 4.3 and 4.9 are in respect of payment of the Consideration and such payments shall satisfy and extinguish in full all liabilities of the Purchaser and the Vendors in respect of payment of the Consideration.

4.12 Any payments to be made by the Purchaser to the Vendors and any payments to be made by the Vendors to the Purchaser shall be allocated between the Vendors on the basis of and in accordance with the percentages set out in column (6) of Schedule 6.

4.13 All payments to be made pursuant to clauses 4.3 and 4.9 shall be made in pounds sterling.

4.14 Provided that the Purchaser complies in full with its payment obligation under clauses 4.3 and 4.9, such compliance shall constitute a complete discharge of the Purchaser's obligations thereunder and the Purchaser shall not be required to see the application of such payments.

5.   Completion
     ----------

5.1  Location and time
     -----------------

     Completion shall take place at the offices of the Vendors' Solicitors or at such other place as the Parties may agree on the second Business Day after the date on which the last of the Conditions are fulfilled.

5.2  Completion obligations
     ----------------------

     On Completion the Parties shall comply with all their respective obligations as set out in clause 4 and Schedule 2. The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all of the Sale Shares is completed simultaneously and the Vendors shall not be obliged to complete the sale of any of the Sale Shares unless the Purchaser complies in full with all of its obligations under clause 4.3.

5.3  Failure to complete
     -------------------

     In the event that Completion fails to take place in accordance with clause
     5.1 above as a result of the Purchaser or the Guarantor not complying with any of their obligations under clause 4.3 and/or Schedule 2 as are material, then the Purchaser shall within 5 Business Days of such failure pay to Enodis the cash sum of (Pounds)10,000,000 by way of liquidated damages, such cash sum being acknowledged by each of the Parties to be a genuine and reasonable preestimate of the loss of the Vendors arising from such failure. Such payment shall be made in accordance with the provisions of clause 11 without any set-off, counterclaim, deduction or withholding whatsoever and shall satisfy and discharge in full all rights and obligations of the Parties under this Agreement (including all then accrued rights and obligations).

6    Position pending Completion
     ---------------------------

6.1 The Vendors shall use all reasonable efforts to ensure that pending Completion or the earlier termination of the obligations of the Parties pursuant to this Agreement:

     (a) upon reasonable notice the Purchaser and its authorised representatives are given such access to the Property, to the books and records of each Group Company and to the directors and managers of each Group Company as is necessary to enable the Purchaser to monitor the business and affairs of and compliance by each Group Company with the provisions of part B of Schedule 8;

     (b) they shall collaborate fully with the Purchaser in relation to all material matters concerning the Group Companies and that no material decision concerning the business of any Group Company is taken without the prior written consent of the Purchaser (not to be unreasonably withheld or delayed); and

     (c) all the Group Companies comply with the provisions set out in part B of Schedule 8 and shall carry on business in the ordinary course and in substantially the same manner as before the date of this Agreement.

6.2 The Vendors hereby undertake to notify the Purchaser in reasonable time of any board meeting or shareholders' meeting of any Group Company to be held between the date of this Agreement and Completion and to allow a representative of the Purchaser to attend all such board meetings or shareholders' meetings as an observer.

6.3 Each of the Vendors hereby undertakes with the Purchaser that they will between the date of this Agreement and Completion give notice in writing to the Purchaser of any Relevant Breach of which they become aware which is reasonably likely to materially and adversely affect the business/business prospects or financial position of the Group or the value of the Group taken as a whole.

6.4 Save to the extent provided for in clauses 3.6 and 3.7, as from the date of this Agreement the Purchaser shall not be able or entitled to rescind or terminate this Agreement or any other Transaction Document.

6.5 During the period from the date of this Agreement to the earlier of Completion and the date on which the Agreement terminates pursuant to clause 3.6, Enodis undertakes to the Purchaser that it will and will procure that each Group Company and each member of the Vendors' Group will:-

     (a) not procure or solicit any offer to purchase any Group Company or any of the businesses or (other than in the ordinary course of business) assets of any Group Company;

     (b) not, save insofar as the fiduciary duties of the directors of Enodis require otherwise, negotiate with or provide any information in respect of any Group Company, its businesses or assets to any person who has made an offer to purchase any Group Company or any of the businesses or assets thereof or who Enodis anticipate might make such offer; and

     (c) within 2 Business Days of receipt, notify the Purchaser of any offer or expression of interest in making an offer including the identity of the offeror or potential offeror together with all details of the offer reasonably necessary to allow the Purchaser to properly and fairly evaluate such offer.

7    Post-Completion matters
     -----------------------

7.1  Dealings in the Sale Shares pending registration of transfers
     -------------------------------------------------------------

     Each Vendor hereby declares that after Completion, for so long as it remains the registered holder of any of the Sale Shares after Completion, it will:

     (a) hold such Sale Shares and all rights accruing to such Sale Shares as from Completion (including any such rights to dividends or other distributions) in trust for the Purchaser and its successors in title;

     (b) deal with and dispose of the Sale Shares and all such dividends, distributions and rights as are described in clause 7.1(a) only as the Purchaser or any such successor may direct; and

     (c) provide the Purchaser with any notice of general meeting received by it in its capacity as the registered holder of any of the Sale Shares.

7.2  Appointment of the Purchaser as attorney for the Vendors
     --------------------------------------------------------

     With effect from Completion, each Vendor irrevocably and unconditionally appoints the Purchaser and any director of the Purchaser for the time being acting severally as its lawful attorney (and to the complete exclusion of any rights that it may have in such regard) for the purpose of exercising any and all voting and other rights and receiving any and all benefits and entitlements which may as at and from Completion attach or accrue to any of the Sale Shares held by such Vendor and receiving notices of and attending and voting at all meetings of the members of the relevant Sale Companies (or any class thereof) in each case from Completion to the day on which the Purchaser or its nominee is entered in the register of members as the holder of the relevant Sale Shares.

7.3  The Vendors' names, trademarks and logos
     ----------------------------------------

     Notwithstanding any other provision of this Agreement, from Completion the Purchaser shall not, and shall procure that no Group Company shall use or authorise, encourage or continue the use of the Enodis Names and/or any of the logos set out in Annex A, or any name or mark confusingly similar to any of them including any name and/or mark which incorporates the Enodis Names and/or the logos referred to above (or any name or mark confusingly similar to any of them), and shall within 7 days of a request to do so by any of the Vendors or, if earlier, within 7 days of becoming aware of such ownership or use, assign to the Vendors (or as the Vendors may direct), for nominal consideration and free of any Security Interest, all rights and title in and to any such name or mark by way of an assignment in such reasonable form as may be agreed between the Parties.

7.4  Pensions
     --------

     The Parties shall procure that the provisions of Schedule 7 regarding pensions arrangements shall be implemented with effect from the date hereof.

7.5  Release of Guarantees
     ---------------------

     (a)  Each Vendor shall:

          (i) use its reasonable endeavours to secure as soon as practicable after Completion the release and discharge of each Group Company without cost to any Group Company or to the

               Purchaser from all Guarantees given by any Group Company to secure or support the obligations of:

               (A) any of the Vendors;

               (B) any member of the Vendors' Group,

               and to provide written evidence of such release and discharge;
               and

          (ii) indemnify and keep indemnified the Purchaser (which takes the benefit of this indemnity for itself and as trustee for each Group Company) against all losses, damages, liabilities and reasonable costs and expenses which it or any Group Company may suffer or incur in respect of any claim made under any Guarantees referred to in clause 7.5(a)(i) in the period after the Effective Date and prior to such release and discharge.

     (b)  The Purchaser shall:-

          (i) use its reasonable endeavours to secure as soon as practicable after Completion the release and discharge of each member of the Vendor's Group at the Vendors' cost from any Guarantees given by any member of the Vendors' Group to secure or support the obligations of any Group Company and to provide written evidence of such release and discharge; and

          (ii) indemnify and keep indemnified the Vendors (which take the benefit of this indemnity for themselves and as trustee for each member of the Vendor's Group) against all losses, damages, liabilities and reasonable costs and expenses which they may suffer or incur in respect of any claim made under the Guarantees referred to above in respect of matters occurring in the period after the Effective Date and prior to such release and discharge.

7.6  Property
     --------

     (a) Enodis and the Purchaser will procure the completion of the Property Transfer Agreement in accordance with its terms.

     (b) Enodis and the Purchaser will procure the transfer of the freehold of property number PO30 Canning Street, Burnley registered under title number LA677897 from Enodis Investments Limited to Magnet on Completion at the cost of Enodis.

7.7  Further assurance
     -----------------

     Each of the Parties shall execute or, so far as it is able, procure the execution of, all such documents and/or do or, so far as it is able, procure the doing of, such acts and things as may reasonably be requested of it after Completion in order to give effect to the provisions of this Agreement and any other Transaction

     Document and to give to the Parties the full benefit of this Agreement or any other such document.

7.8  Shareholder Discounts
     ---------------------

     The Purchaser agrees to ensure (at its cost) that during the period from Completion to (and including) 30 June 2001 shareholders of Enodis from time to time shall obtain and be entitled to obtain from each Group Company, and each Group Company shall provide and honour, the same shareholder discount arrangements to which such shareholders would have been entitled prior to Completion.

7.9  Employers Liability Insurance
     -----------------------------

     (a) The Purchaser undertakes to ensure that from and after Completion no member of the Purchaser's Group shall bring or make any claim under any of the insurance policies issued by ACE Insurance CO under policy number 47UK.407360 ("the Employers Liability Policies") save for any claims relating to a member of the Group which have been notified in writing to Magnet and received by Magnet on or prior to the Completion Date and which give rise to claims under the Employers Liability Policies and PROVIDED that the Purchaser's Group can, using reasonable endeavours, obtain insurance cover equivalent to that provided in the Employers Liability Policies from the date of inception of the Employers Liability Policies until the Completion Date for those members of the Group who would otherwise have been covered under the Employers Liability Policies to cover any claims notified to the Group in respect of the Group that arise in relation to losses incurred prior to the Completion Date.

     (b) Any dispute as to whether the Purchaser's Group has used reasonable endeavours to obtain insurance cover equivalent to that provided in the Employers Liability Policies shall be referred to an independent firm of insurance brokers agreed by the Parties in writing or, failing agreement on the identity of the firm of insurance brokers, an independent firm of insurance brokers appointed on the application of any of the Parties by the President for the time being of a recognised governing body or association for insurance brokers (the "Expert").

     (c)  The Expert shall act on the following basis:

          (i)   the Expert shall act as an expert and not as an arbitrator;

          (ii) the Expert's terms of reference shall be to determine the matters in dispute within 30 days of his appointment;

          (iii) the Parties shall provide the Expert with all information within their possession, custody or control relating to the matter in dispute which the Expert reasonably requires and the Expert shall be entitled (to the extent he considers appropriate) to base his determination on such information;

              (vi) the decision of the Expert is, in the absence of fraud or manifest error, final and binding on the Parties; and

              (v) the Purchaser, on one hand, and the Vendors, on the other, shall each pay one half of the Expert's costs or as the Expert may otherwise determine.


7.10   Data Room Documentation
       -----------------------

       In consideration of the Vendors delivering or procuring the delivery of the Data Room Documentation to the Purchaser on Completion pursuant to
       Schedule 2, the Purchaser undertakes to the Vendors that it shal1:-

       (a)    preserve the Data Room Documentation; and


       (b) allow the Vendors and their duly authorised representatives and professional advisers upon reasonable notice reasonable access to the Data Room Documentation during normal business hours for the purposes of reviewing and making copies (at the Vendors' cost) of any of the Data Room Documentation in each case until the later of the expiry of the relevant time limits in paragraph 3.1 of Schedule 9 or settlement or final judgement of a Claim.

8      Intra-Group Trading
       -------------------

8.1 The Purchaser shall procure that each of the Intra-Group Trading Amounts owed at Completion to any member of the Vendors' Group is paid to the relevant member of the Vendors' Group to whom it is owed in the ordinary course of business but in any event within 60 days of Completion.

8.2 The Vendors shall procure that each of the Intra-Group Trading Amounts owed at Completion by any member of the Vendors' Group is paid to the relevant Group Company to whom it is owed in the ordinary course of business but in any event within 60 days of Completion.

8.3 All payments referred to in this clause shall be made in immediately available funds without any set-off, restriction or condition and without any deduction or withholding (save only as required by law) in the currency in which the relevant mount is expressed to be owed.

9      Warranties and claims
       ---------------------

9.1    Warranties
       ----------

       The Warrantor warrants to the Purchaser (for itself and as trustee for its successors in title) in the terms set out in the Warranties in each case as at the date of this Agreement and the Warrantor hereby acknowledges that it has warranted to the Purchaser (for itself and as trustee for its successors in title) in such terms and that the Purchaser is entering into this Agreement in reliance on the Warranties.

9.2      Warranties qualified by reference to "awareness", "knowledge" and
         -----------------------------------------------------------------
         similar terms
         -------------

         To the extent that any of the Warranties is qualified as being given "so far as the Warrantor is aware" or "to the best of the knowledge, information and belief of the Warrantor" or qualified by any similar expression such awareness, knowledge, information and belief shall be strictly limited to the actual awareness, knowledge, information and belief of each of Gary Favell, Paul Gratton, Peter Brooks, David Hooper, Andrew Allner, Marc Bertrand, Karen Carroll in relation to all relevant Warranties and Simon Hobbs in respect of the relevant Warranties in paragraph 9 of Schedule 4 only as at the date hereof and the Warrantor shall not be deemed to have any awareness, knowledge, information or belief not within the actual knowledge of such persons as at such date.

9.3      Purchaser's rights in relation to a Relevant Breach
         ---------------------------------------------------

         (a) The Purchaser's right or ability to claim damages, compensation or other relief in respect of any Relevant Breach or to claim under the Tax Covenant shall not, save to the extent specified in clause 9.6, be affected or limited, and the mount recoverable shall not be reduced, on the grounds that the Purchaser had or may have had at any time before Completion constructive or implied knowledge of the matter giving rise to the claim.

         (b) The Purchaser acknowledges and agrees that it shall not make a Relevant Claim in respect of, and the Warrantor shall have no liability, to the extent that such Relevant Claim is in respect of or relates to any fact, matter or circumstance contained in any of the Written Reports or of which the Purchaser was otherwise actually aware at the date hereof, provided in the case of such actual awareness only that it was reasonably apparent that such fact, matter or circumstance could result in a breach of Warranty, other than in respect of or relating to any such fact, matter or circumstance arising as a result of any fraud on the part of any Vendor.

             The actual awareness of the Purchaser shall be strictly limited to the actual awareness, knowledge and belief of Lennart Rappe and Fredrik Cappelen.

9.4      Waiver of claim(s) by the Warrantor against each Group Company's
         ----------------------------------------------------------------
         directors or employees, agents and advisers
         -------------------------------------------

         The Warrantor agrees with the Purchaser (for itself and as trustee for each Group Company and the directors, employees, agents and advisers of any Group Company):

         (a) that the giving by any Group Company and/or any of its directors, employees, agents or advisers of any information or opinion in connection with the Warranties, the Tax Covenant or the Disclosure Letter or otherwise in relation to the business or affairs of any Group Company or in connection with the negotiation and preparation of this Agreement or any other Transaction Document shall not be deemed to be a representation, warranty or guarantee to the Warrantor of the accuracy of any such information or opinion;

         (b) to waive any right or claim which it may have against any Group Company and/or any of its directors, employees, agents or advisers for any error, omission or misrepresentation in any such information or opinion; and

         (c) that any such right or claim shall not constitute a defence to any claim by the Purchaser under or in relation to this Agreement or any other Transaction Document

         Provided that subject to obtaining the Purchaser's prior written consent and the Purchaser or any Group Company having no liability in respect or as a result of any such action, the above provisions of clause 9.4 shall not apply in respect of and the Vendors shall be entitled to take any action against any director, employee, agent or adviser who has acted fraudulently or has wilfully concealed any matters.

9.5      General provisions in relation to the Warranties
         ------------------------------------------------

         (a) Save to the extent otherwise provided in this Agreement the rights and remedies conferred on the Purchaser under this Agreement are cumulative and are additional to, and not exclusive of, any rights or remedies provided by law or otherwise available at any time to the Purchaser in respect of any breach of this Agreement (including the right to damages for any loss or additional loss suffered by the Purchaser).

         (b) Each of the Warranties shall be construed as a separate and independent statement and, save as otherwise provided in this Agreement, shall not be limited by reference to or inference from any other Warranty.

         (c) The Purchaser acknowledges and agrees that, save as set out in this Agreement including the Warranties, the Vendors give and have given no warranty, representation or undertaking as to the accuracy or completeness of any information (including, without limitation, any of the forecasts, estimates, projections, statements of intent or statements of opinion) provided to or held by the Purchaser or any of its advisers or agents (howsoever provided or held).

         (d) Neither the Warranties, nor any rights or remedies in respect of them, shall in any respect be extinguished or affected by Completion.

9.6      Disclosure Letter
         -----------------

         The  Warranties are qualified to the extent, of:

         (a)  the Purchaser's actual awareness (as referred to in clause 9.3
              (b)):

         (b) those matters fairly disclosed in or by this Agreement, the Disclosure Letter and or any of the other Transaction Documents for this purpose "fairly disclosed" means such disclosure as would enable the Purchaser to make an informed assessment of the matter concerned and its significance to and effect upon, the Business and any Group
             Company: and

       (c) those matters disclosed in or by the Data Room Documentation (in relation to the Data Room Documentation, being matters apparent from the face of such documentation).

9.7    Limitations on the liability of the Warrantor
       ---------------------------------------------

       Subject to clause 9.8, all Claims shall be subject to the provisions set out in Schedule 9 to the extent referred to therein.

9.8    Limitations not to apply for fraud or wilful default
       ----------------------------------------------------

       Nothing in this Agreement shall have the effect of limiting or restricting any liability of any Party to the extent that such liability results from the fraud or wilful default of such Party.

9.9    Treatment of claim payment
       --------------------------

       Any payment made by any of the Vendors (for and on behalf of itself and/or any of the other Vendors as the case may be) to the Purchaser in respect of a Claim shall be treated by the Purchaser and the Vendors as a reduction in the consideration paid for the Sale Shares to the extent of the payment.

9.10   Claims
       ------

       The Purchaser shall not be entitled to make any Claim against any of the Vendors other than the Warrantor.

9.11   Acknowledgement
       ---------------

       The Purchaser acknowledges that it has not relied on or been induced to enter into this Agreement by any warranty or representation (other than the Warranties) and agrees that none of the Vendors nor any member of the Vendors' Group shall have any liability in respect of any such warranty or representation.

9.12   Indemnity
       ---------

       The Purchaser acknowledges and agrees that:

       (a) no claim maybe brought against any member of the Vendors' Group and that no member of the Vendors' Group shall have any liability:

             (i) in respect of any Environmental Matters or Environmental Liability (each as defined in Schedule 11), other than to the extent provided in Schedule 11 and the Property Transfer Agreement;

             (ii) in respect of any matter relating to planning or usage of any Property, other than to the extent provided in Schedule 11;

             (iii) in respect of any of the Debts (as defined in clause 12.2), other than to the extent provided in clause 12.2;

             (iv) in respect of any funding or underfunding of the Magnet Group Pension Scheme, other than to the extent provided in clauses
                   4.4 and/or 7.4; or

             (v) in respect of the CP Hart Schemes and/or the Supplementary Scheme, other than to the extent provided in clause 12.3; and

       (b) no provision, reserve or allowances is to be made and no account is otherwise to be taken in the Completion Accounts, the Consolidated Completion Accounts, the Statement of Intra-Group Movements and/or the Completion Statement in respect of any of the matters and/or liabilities referred to in clause 9.12(a).

9.13   Gross-up
       --------

       (a) All payments made by the Warrantor under the Warranties or an Indemnity Claim shall be made gross, free of any right of counterclaim or set-off and without deduction or withholding of any kind other than any deduction or withholding required by law.

       (b) If a payment or any part of a payment under the Warranties or an Indemnity Claim will be or has been subject to liability to Tax (ignoring the availability of any Relief other than a Relief arising as a result of the payment itself) solely as a result of such payment or part payment having been paid by Enodis rather than Manston, then the Warrantor shall pay to the Purchaser the amount (after taking into account such liability to Tax payable) that will ensure that the Purchaser receives and retains a net sum equal to the sum it would have received had the payment not been subject to such liability to Tax.

       (c) Any liability of the Warrantor under clause 9.13(b) above shall be reduced by the amount, if any, by which the Purchaser's liability to Tax has been reduced by virtue of the matter in respect of which the relevant payment under the Warranties is made where such reduction has not been taken into account in assessing the amount of such payment or the Warrantor has not otherwise been given credit for such reduction.

10     Restrictive covenants in favour of the Purchaser
       ------------------------------------------------

10.1   Restrictive covenant in favour of the Group Companies and the Purchaser
       -----------------------------------------------------------------------

       Each Vendor undertakes with the Purchaser (for itself and as trustee for each Group Company that without the prior consent in writing of the Purchaser it will not and it will procure that no other member of the Vendors' Group will, directly or indirectly for a period of 3 years from the date of Completion:

       (a) carry on, be employed or otherwise engaged, concerned or interested in any capacity (whether for reward or otherwise) in, provide any technical, commercial or professional advice to, or in any way assist, any person engaged in the manufacture, production, distribution or sale of the Restricted Products or any of them or the supply of the Restricted Services or any of them in the Prohibited Area in competition with the Business as carried on at the date of this Agreement other than as permitted by the provisions of clause
             10.2;

       (b) in relation to the Restricted Products or any of them or the Restricted Services or any of them solicit or accept orders from any person who was a customer or supplier of any Group Company in respect of such products and/or services at any time during the 12 months prior to Completion;

       (c) solicit or entice away or endeavour to solicit or entice away from any Group Company any director or Senior Employee employed on the date of Completion, whether or not that person would commit any breach of his contract of employment by reason of his leaving the service of any Group Company;

       (d) employ any of Gary Favell, Paul Gratton, Marc Bertrand, Karen Carroll or Simon Hobbs;

       (e) employ or otherwise engage any person who at the date of Completion or during the period of 1 year prior thereto was employed or otherwise engaged by any Group Company and who by reason thereof is in possession of any Confidential Information the disclosure of which would have a material adverse effect on the Group;

       (f) do or say anything which is intended to be harmful to the goodwill and/or reputation (in each case, as subsisting as at the date hereof) of the Business of any Group Company.

10.2 Nothing in this Agreement shall in any way prevent or inhibit any member of the Vendors' Group from:

       (a) (either individually or in aggregate with all other members of the Vendors' Group) holding or being beneficially interested in up to and including 5 per cent of any class of securities of any listed or quoted company;

       (b) in the ordinary course of its business, being a customer or supplier of the Business or of a company or business which competes from time to time with the Business;

       (c) acquiring any business or company ("a Relevant Acquisition"), provided that, if the business, the company or any subsidiary or associated undertaking of the company or business so acquired carry on a business which competes with the Business in a manner which would, but for this clause 10.2 result in any of the Vendors being in breach of any of the undertakings set out in clause 10.1, then:

                        (i) the Vendors shall use their reasonable endeavours to
                            ensure that either such breach is remedied or such competing business is disposed of to a person (not being a member of the Vendors' Group) as soon as practicable and, in any event, by in each case the date falling not later than 12 months after the Relevant Acquisition; and

                      (ii) if such remedy of the breach or such disposal of the competing business is not completed within such 12 month period the competing business is immediately either wound up or discontinued.

        10.3    Use of trading names by the Vendors
                -----------------------------------

                Each Vendor undertakes with the Purchaser (for itself and as trustee for each Group Company) that it will not (and it will procure that no other member of the Vendors' Group shall) at any time after Completion directly or indirectly:

                (a) engage in any similar trade or business using the names "Magnet" or "CP Hart", any name incorporating the words "Magnet" or "CP Hart" or any name or names intended or reasonably likely to be confused with any such names; or

                (b) in the course of carrying on any trade or business, falsely claim, represent or otherwise indicate any present association with any Group Company after Completion.

        10.4    Use of Confidential Information
                -------------------------------

                (a) Subject to the provisions of clauses 10.4(c) and 13.2, each Vendor undertakes with the Purchaser (for itself and as trustee for each Group Company) that it will not (and that it will procure that no member of the Vendors' Group shall) at any time after Completion directly or indirectly, without the consent of the relevant Group Company or the Purchase use, whether on its own behalf or on behalf of any other person, or divulge to any other person, any Confidential Information save for the disclosure of Mutual Confidential Information in the ordinary course of the Vendors' Group's businesses;

                (b) Subject to the provisions of clauses 10.4(c) and 13.2, each of the Vendors undertakes to the Purchaser (for itself and as agent and trustee for each Group Company) and the Purchaser undertakes to each of the Vendors (for itself and as agent and trustee for each other member of the Vendors' Group) that it shall treat as confidential all information received or obtained during the process connected with the entering into of this Agreement or as a result of entering into or performing this Agreement which relates to:

                      (i) the other including, where that other is a Vendor, the Vendors' Group and where that other is the Purchaser, the Purchaser's Group and the Group Companies;

             (ii) the provisions or the subject matter of this Agreement or any other Transaction Document and/or any claim or potential claim hereunder and/or thereunder; and/or

             (iii) the negotiations relating to this Agreement and/or any other
                   Transaction Document entered into in connection therewith.

       (c)   The restrictions in clauses 10.4(a)and 10.4(b) shall not apply:

             (i) in respect of any information or Confidential Information which is in or becomes part of the public domain, other than through a breach of clause 10.4(a)or 10.4(b);

             (ii) to any of the Vendors to the extent that it is required to disclose such information or Confidential Information by any applicable law, governmental order, decree, regulation, licence or rule or pursuant to the regulations of any securities exchange or regulatory or governmental body to which it is subject, provided that the disclosure shall, so far as is reasonably practicable, be made after consultation with the other Parties and after taking into account the other Parties reasonable requirements as to its timing, content and manner of making or despatch;

             (iii) to disclosure of such information or Confidential Information to a director, officer or employee of the Purchaser, a Group Company or a member of the Vendors' Group whose function requires him to have such information;

             (iv) to disclosure of such information or Confidential Information to an adviser for the purpose of advising the Vendors in connection with the transactions contemplated by this Agreement; or

             (v) in respect of Confidential Information independently obtained (without breach of any other duty of confidentiality) by any member of the Vendors' Group or Purchaser's Group.

10.5   Acknowledgement by the Vendors in relation to the nature and extent of
       ----------------------------------------------------------------------
       the restrictive covenants in this clause 10
       -------------------------------------------

       (a) Each Vendor agrees with the Purchaser (for itself and as trustee for each Group Company) that the restrictive covenants in this clause 10 are reasonable and necessary for the protection of the value of the Sale Shares and that having regard to that fact those covenants do not work harshly on it.

       (b) Each Vendor acknowledges that it has had the opportunity to take independent advice on the restrictions in this clause 10.

10.6   Parties to modify the restrictions in this clause 10 in certain
       ---------------------------------------------------------------
       circumstances
       -------------

       Whilst the Parties in relation to the provisions of this clause 10 acknowledge that the restrictions in this clause 10 are considered by them to be reasonable in all the circumstances, it is agreed that if any of those restrictions, by themselves or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Purchaser but would be adjudged reasonable if part or parts of the wording in this clause 10 (including clause 10.1) were deleted or amended or qualified or the periods thereof were reduced or the range of products and services or area dealt with were thereby reduced in scope, then the relevant restriction or restrictions shall apply on the basis of such modification or modifications to this clause 10 as may either be necessary or as may reasonably be required by the Purchaser to make it or them valid and effective.

11     Payments
       --------

11.1   Payments to the Vendors
       -----------------------

       Save to the extent otherwise stated in this Agreement, any amounts payable to the Vendors pursuant to this Agreement shall be paid by telegraphic transfer for same day value in cleared and immediately available funds to the following account (or to such other bank account with a clearing bank in the United Kingdom as may be notified to the Purchaser in writing by the Vendors for this purpose from time to time):

       -------------------------------------------------------------------------
       Account name:                Enodis plc
       -------------------------------------------------------------------------
       Name of bank:                National Westminster Bank plc
       -------------------------------------------------------------------------
       Account number:              01122762
       -------------------------------------------------------------------------
       Bank address and postcode:   23 Hall Quay, Great Yarmouth, Norfolk NR30
                                    1HQ
       -------------------------------------------------------------------------
       Sort code:                   55-81-45
       -------------------------------------------------------------------------

       Receipt of any such amounts in such an account or the receipt of the Vendors for any such amounts shall be good, valid and effectual discharge for the Purchaser in respect of such amounts.

11.2   Allocation of payments between Vendors
       --------------------------------------

       Provided that the Purchaser shall have duly complied with its payment obligations wherever expressed in this Agreement, the Purchaser shall have no obligation relating to the distribution of any such payment between the Vendors or any of them.

11.3   Payments to the Purchaser
       -------------------------

       Save to the extent otherwise stated in this Agreement, any amounts payable to the Purchaser pursuant to this Agreement shall be paid by telegraphic transfer for same day value in cleared and immediately available funds to the following account of the Purchaser's Solicitors (or such other bank account with a clearing bank in the United Kingdom as the Purchaser may notify to the Vendors in writing for this purpose from time to time).

       -------------------------------------------------------------------------
       Account name:                  Addleshaw Booth & CO Client Account
       -------------------------------------------------------------------------
       Name of bank:                  Yorkshire Bank plc
       -------------------------------------------------------------------------
       Bank address and postcode:     Dudley House, 133 Albion Street,
                                      Leeds LS2 8PN
       -------------------------------------------------------------------------
       Sort code:                     05-00-58
       -------------------------------------------------------------------------
       Account number                 40626964
       -------------------------------------------------------------------------

11.4   Purchaser's Solicitors authorised to receive payments
       -----------------------------------------------------

       The Purchaser's Solicitors are hereby irrevocably authorised by the Purchaser so to receive any such amounts and receipt of any such amounts in such an account or the receipt of the Purchaser's Solicitors for any such amounts shall be good, valid and effectual discharge for the Vendors in respect of such amounts.

12     Indemnities
       -----------

12.1   Schedule 11 (Environmental Covenant) shall apply.

12.2   For the purposes of this clause 12.2:

       "Insurance Policy or Policies" means the two credit insurance policies, numbers 109228801 and 183109901 each with EULER Trade Indemnity plc; "Debts" means the principal and interest outstanding in respect of trade debtors contained within the ledgers of the Group Companies relating to Direct PVCu, Magnet Glass and export sales which as at 31st January 2001 amounted to approximately (Pounds)3,300,000.

       (a) Subject to a maximum aggregate liability of (Pounds)1,000,000, the Warrantor covenants to pay to the Purchaser within 5 Business Days of its receipt of a written demand for such by the Purchaser, an amount equal to such of the Debts (or such part of such Debts) as are outstanding and unpaid on the date falling 6 months from the date of Completion ("the Debts Date") and to the extent that the Purchaser has not as at such Debts Date otherwise recovered.

       (b)   The Purchaser shall:-

             (i) take all reasonable steps during the period between Completion and the Debts Date to recover the Debts (including, subject in such case to having received from the Warrantor an indemnity for its costs and expenses (which shall not be included towards the Warrantor's maximum liability under this clause 12.2 of (Pounds)1,000,00), the commencement and prosecution of proceedings in the United Kingdom in the circumstances where there is a reasonable chance of recovery);

             (ii) take all reasonable steps during the period between Completion and the Debts Date to make recovery of all or any part of the Debts under the Insurance Policies insofar as a claim under the Insurance Policies is available (including, subject to the same provision as is included in clause 12.2(b)(i), the commencement and prosecution of proceedings in the United Kingdom in circumstances where there is a reasonable chance of recovery).

     (C) In the event of a payment by the Warrantor to the Purchaser under the provisions of this clause 12.2 in respect of a particular Debt or part thereof, then the Purchaser shall insofar as it is able immediately:

          (i)  assign or procure the assignment of the rights to that Debt; and

          (ii) assign or procure the assignment of any associated rights under the Insurance Policies in respect of that Debt.

          in each case to the Warrantor (or as it may direct).

12.3 (a) The Vendors shall fully and promptly indemnify and keep indemnified on a continuing basis the Purchaser and the Purchaser's Group against any and all costs, liabilities, expenses, demands, actions, proceedings and claims which may be brought or made against or incurred by the Purchaser or any Group Company arising in respect of:

          (i) any act undertaken or omission made in relation to the C P Hart Schemes prior to the Completion Date; and

          (ii) with the exception of costs, liabilities, expenses, demands, actions, proceedings and claims which are due to the act or omission of any Group Company or the Purchaser after Completion (or their successors), the Supplementary Scheme.

          For the purposes of this clause 12.3:

          "C P Hart Schemes" means the pension arrangements relating to C P Hart & Sons Limited, namely the C P Hart Compass Pension Plan; the C P Hart & Sons Executive Pension Plan; and the C P Hart Retirement Benefits Scheme.

          "Supplementary Scheme" means the Magnet Group Supplementary Pension Scheme established by an interim trust deed dated 26/th/ January 1979.

     (b) If the Purchaser or a Group Company decides to make a claim under the indemnity in sub-clause 12.3(a) it shall:

          (i) as soon as reasonably practicable notify the Warrantor of the claim;

          (ii) provide to the Warrantor and its advisers, at the Warrantor's cost, reasonable access to premises and personnel and to relevant documents and records within the Purchaser's or Group Company's control for the purpose of investigating the matter; and

          (iii) the Warrantor may at its own cost request copies of the documents or records referred to at sub-clause 12.3(b)(ii)above.


     (c) The provisions of Schedule 9 (Limitations on Liability) (with the exception of paragraphs 2, 3.1, 3.2 and 5) shall apply to any claim under sub-clauses 12.2 and 12.3, notwithstanding that such a Claim is not a Relevant Claim or a Warranty Claim.

13   General
     -------

13.1 Continuing effect of this Agreement
     -----------------------------------

     Save to the extent otherwise provided all provisions of this Agreement and any other Transaction Document shall, so far as they are then capable of being performed or observed, continue in full force and effect notwithstanding Completion, except in respect of those matters then already performed and Completion shall not constitute a waiver of any of the Parties rights in relation to this Agreement or any other Transaction Document.

13.2 Announcements
     -------------

     Except to the extent required by or pursuant to applicable law, governmental order, decree, regulation, licence or rule or the regulations of any securities exchange or relevant national or supra-national regulatory, governmental or quasi-governmental body or authority to which the relevant Party is subject, all public announcements, communications and circulars by, of or on behalf of any of the Parties made before 31 December 2002 and relating to the fact or subject matter of this Agreement or the Transaction shall, to the extent reasonably practicable be in terms to be approved in writing by the Purchaser and Enodis in advance of issue (such approval not to be unreasonably withheld or delayed). In circumstances where the stated exception to this clause 13.2 applies, such public announcements, communications and circulars shall, so far as is reasonably practicable, be made and/or issued after consultation with the other Parties and after taking into account the other Parties' reasonable requirements as to its timing, content and manner of making or issuing.

13.3 Releases and waivers
     --------------------

     (a) Any Party may, in its discretion, in whole or in part release, compound, compromise, or waive its rights or grant time or indulgence in respect of, any liability or obligation to it under this Agreement or any Transaction Document and may do so as regards any one or more of the other Parties in respect of that obligation or liability without prejudicing or affecting the liability of, or its rights against, any other Party in respect of the same or a like obligation or liability, whether joint and several or otherwise.

     (b) Neither the single or partial exercise or temporary or partial waiver by any Party of any right, nor the failure by that Party to exercise in whole or in part any right or to insist on the strict performance of any provision of this Agreement or any other Transaction Document, nor the discontinuance, abandonment or adverse determination of any proceedings taken by that Party to enforce any right or any such provision shall (except for the period or to the extent covered by any such temporary or partial waiver) operate as a waiver of, or preclude any exercise or enforcement or (as the case may be) further or other exercise or enforcement by that Party of, that or any other right or provision.

     (c) Clause 13.3(b) is without prejudice to the time limits set out in clause 13.5 and all references in clause 13.3(b)to:

          (i) any right shall include any power, right or remedy conferred by this Agreement or any other Transaction Document on, provided by law or otherwise available to, the Party; and

          (ii) any failure to do something shall include any delay in doing it.

     (d) The giving by any party of any consent to any act which by the terms of this Agreement or any other Transaction Document requires such consent shall not prejudice the right of that party to withhold or give consent to the doing of any similar act.

13.4 Notices
     -------

     Language of notices

     (a) Any notice or other document to be given under this Agreement shall be in writing in the English language.

     Addresses and fax numbers for notices

     (b)  Notice details for the Parties are as follows:

          -----------------------------------------------------------------
          Party         Address and fax number           Addressee/marked
          -----         ----------------------           ----------------
                                                       for the attention of
                                                       --------------------
          -----------------------------------------------------------------
          Enodis        1 Farnham Road, Guildford,     David Hooper -
                        Surrey, GU2 4RG                Company Secretary
                        Fax no. 01483 549 580
          -----------------------------------------------------------------
          Purchaser     Klarabergsviadukten 70, Box    Managing Director
                        70376, S-10724 Stockholm,
                        Sweden
                        Fax no: 004684401620
          -----------------------------------------------------------------
          Guarantor     Klarabergsviadukten 70, Box    Managing Director
                        70376, S-10724 Stockholm,
                        Sweden
                        Fax no: 004684401620
          -----------------------------------------------------------------

     A Party may change its notice details for the purpose of this clause 13.4 by giving notice to all the Parties in accordance with this clause 13.4.

     (c) In proving the giving of a notice, it shall be conclusive evidence to prove:

       (i) if delivered by hand, that the notice was left at the appropriate address specified in clause 13.4(b);

       (ii) if sent by first class post or airmail, that the envelope containing such notice was properly addressed and posted; or

       (iii) if sent by fax, that a fax transmission report was obtained by the sender confirming the fax transmission to the relevant number stated in clause 13.4(b).

(d)    If a notice is:

       (i) delivered by hand between 9.00 am and 5.00 pm on a Business Day (such time period being referred to in this clause 13.4(d) as within "Business Hours"), it shall be deemed received when so delivered or, if delivered by hand outside Business Hours, it shall be deemed received at 9.00 am on the next Business Day after the time of delivery;

       (ii)    sent by first class post or airmail:

               (A) if the notice was posted on a Business Day, it shall be deemed received at 9.00 am on the second Business Day (if sent by first class post) and on the fifth Business Day (if sent by airmail) in each case after the day the envelope containing such notice was posted; or

               (B) if the notice was not posted on a Business Day, it shall be deemed received at 9.00 am on the third Business Day (if sent by first class post) and on the sixth Business Day (if sent by airmail) in each case after the day on which the envelope containing such notice was posted; or

       (iii) sent by fax during Business Hours, it shall be deemed received when so delivered or, if sent by fax outside Business Hours, it shall be deemed received at 9.00 am on the next Business Day after the time that the fax was sent to the relevant number stated in clause 13.4(b).

(e) Any reference in this clause 13.4 to a particular time is to that time in the location of the recipient of the relevant notice.

(f) Where this Agreement or any document ancillary to or connected with this Agreement provides or requires consent, approval, agreement, instruction or direction to be obtained of, or anything to be produced, signed, executed or delivered by, or any other matter to be done by, the Vendors or any of them, such provision or requirement will be capable of being duly satisfied by consent, approval, agreement, instruction or direction being obtained of, or the relevant thing being produced, signed, executed or delivered by, or the relevant matter being done by, Enodis alone.

13.5   Time
       ----

       (a) Time shall be of the essence for the purposes of clauses 4 and 5 of and Schedule 2 to this Agreement as regards any time, date or period whether as originally fixed or as altered in any manner provided in this Agreement

       (b)     All references to time in this Agreement are to London time.


13.6   Entire Agreement
       ----------------

       (a) This Agreement (together with all of the other Transaction Documents) sets out the entire agreement and understanding between the Parties in connection with the sale and purchase of the Sale Shares and the other matters described in them.

       (b) Insofar as the provisions of this Agreement conflict with any continuing provisions of any heads of agreement or other prior correspondence or communication (if any), the provisions of this Agreement shall prevail.

 13.7  Alterations
       -----------

       No purported alteration of this Agreement shall be effective unless it is in writing and is duly executed by each Party to this Agreement.

 13.8  Severability
       ------------

       (a) Each provision of this Agreement is severable and distinct from the others. The Parties intend that every such provision shall be and remain valid and enforceable to the fullest extent permitted by law. If any such provision is or at any time becomes to any extent invalid, illegal or unenforceable under any enactment or rule of law, it shall to that extent be deemed not to form part of this Agreement but (except to that extent in the case of that provision) it and all other provisions of this Agreement shall continue in full force and effect and their validity, legality and enforceability shall not be thereby affected or impaired, provided that the operation of this clause 13.8(a) would not negate or otherwise prejudice the commercial intent and purpose of the Parties in entering into this Agreement or otherwise alter the balance of the Agreement as between any of the Parties.

       (b) If any provision of this Agreement is illegal or unenforceable as a result of any time period being stated to ensure for a period in excess of that permitted by a regulatory authority, that provision shall take effect with a time period that is acceptable to the relevant regulatory authority subject to it not negating or otherwise prejudicing the commercial intent and purpose of the Parties in entering into this Agreement or otherwise altering the balance of the Agreement as between any of the Parties.

13.9  Counterparts
      ------------

      This Agreement may be entered into in the form of two or more counterparts, each executed by one or more of the Parties but, taken together, executed by all and, provided that all the Parties so enter into this Agreement, each of the executed counterparts, when duly exchanged and delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument.

13.10 Payment of costs
      ----------------

      Except where this Agreement (or the respective Transaction Document) provides otherwise, each of the Parties shall be responsible for its respective legal and other costs and expenses incurred in relation to the negotiation, preparation and Completion of this Agreement and all other Transaction Documents.

13.11 Successors and Assigns
      ----------------------

      (a) This Agreement shall be binding on, and shall enure for the benefit of, the successors in title of each Party.


      (b) Subject to clause 13.1l(c) below, this Agreement is personal to the parties and neither it nor any benefit arising under it may be assigned without the prior written consent of the other parties and no party shall purport to assign or transfer the same PROVIDED THAT, this Agreement and the documents executed pursuant to this Agreement and all or any of the benefits arising under this Agreement may be assigned, and/or transferred:

          (i) by the Vendors in favour of any member of the Vendors' Group provided further that in the event of such member ceasing to be a member of the Vendors' Group the relevant benefits shall be transferred to another member of the Vendors' Group immediately before such cessation; and

          (ii) by the Purchaser in favour of any member of the Purchaser's Group provided further that in the event of such member ceasing to be a member of the Purchaser's Group, the relevant benefits shall be transferred back to the Purchaser or to another member of the Purchaser's Group immediately before such cessation.

      (c) In giving the warranties, covenants and indemnities set out in this Agreement, the Warrantor acknowledges that the Purchaser may wish to:

          (i) transfer or assign, with the benefit of all or any rights under, or all or any rights of action for breaches of, this Agreement in favour of any other member of the Purchaser's Group; or

          (ii) sell or transfer all or some of the Group Companies or their business, assets and liabilities to a third party purchaser in reliance, inter alia, upon the warranties, covenants and indemnities given by the Warrantor set out in this Agreement and the documents to be entered into pursuant to this Agreement. Accordingly:-

          (iii) in the event of any dealing specified in 13.1l(c)(i) above, it is foreseeable that a breach by the Warrantor (or any of them) of the warranties and covenants or a claim under the indemnities set out in this Agreement and the documents entered into pursuant to this Agreement, or any matter fact or circumstance arising giving rise to a claim under the covenants or a claim under the indemnities set out in this Agreement, may give rise to a loss being incurred by a member of the Purchaser's Group. In such circumstances the Warrantor acknowledges that it will be liable to the relevant member of the Purchaser's Group in respect of the lesser of such loss and the loss that the Purchaser would have incurred had it not undertaken the relevant dealing referred to above. Any such dealing shall not increase the liability of any of the Warrantor under this Agreement and the documents entered into pursuant to this Agreement. The damages or other amount payable by the Warrantor to any other member of the Purchaser's Group shall not exceed the damages or the amount which that party would have been required to pay had there been no assignment, sale, transfer, grant, declaration of trust or other dealing as is referred to in this Clause (here meaning only if those parties had brought the claim itself); and

          (iv) The Warrantor hereby agrees that the Purchaser may give warranties and indemnities to a third party purchaser in similar terms to and in reliance upon this Agreement and the warranties and indemnities given by the Warrantor in this Agreement and the Warrantor hereby acknowledges that any loss, damage, liability, cost or expense suffered or incurred by such third party purchaser which is recoverable by it from the Purchaser in relation to such warranties and indemnities shall be deemed to have been suffered or, as the case may be, incurred by the Purchaser for the purposes of this Agreement and shall be recoverable from the Warrantor in full under this Agreement and the warranties and indemnities contained herein provided that the liability of the Warrantor shall not exceed the amount which the Purchaser would have been able to recover hereunder if there had been no such sale or transfer.

13.12 Default Interest
      ----------------

      If a party fails to pay a sum due from it under this Agreement on the due date of payment in accordance with the provisions of this Agreement, that party shall pay interest on the overdue sum from (and including) the due date of payment until (but excluding) the date on which its obligation to pay the sum is discharged at the Default Rate per mum (whether before or after judgment).

     Such interest shall accrue and be payable from day to day and shall be compounded monthly.

14   Rights of Third Parties
     -----------------------

     Save as specifically provided by this Agreement, nothing in this Agreement is intended to confer on any person any right to enforce any term of this Agreement which that person would not have had but for the Third Party Rights Act.

15   Choice of law, submission to jurisdiction and service of process
     ----------------------------------------------------------------

15.1 Choice of Law
     -------------

     (a) This Agreement shall be governed by and construed in accordance with English law, and all claims and disputes between the Parties or any of them arising out of or in connection with this Agreement (whether or not contractual in nature) shall be determined in accordance with English law.

     (b) Any right any Party might otherwise have to rely upon the law of another forum (other than England and Wales) or any other law is hereby irrevocably and unconditionally waived.

15.2 Submission to jurisdiction
     --------------------------

     (a) Subject to clause 15.3, and for the exclusive benefit of Enodis each Party submits to the exclusive jurisdiction of the Courts of England and Wales in relation to all claims, disputes, differences or other matters arising out of or in connection with this Agreement.

     (b) Subject to clause 15.3, no Party shall be entitled to argue that a court other than the courts of England and Wales has jurisdiction to determine any dispute or difference between the Parties or any of them arising out of or in connection with this Agreement.

     (c) Subject to clause 15.3, each Party irrevocably waives any right that it may have:

          (i) to object on any ground to an action being brought in the Courts of England and Wales, to claim that the action brought in the Courts of England and Wales has been brought in an inconvenient forum, or to claim that the Courts of England and Wales do not have jurisdiction. The waiver contained in this clause 15.2(c)(i) includes (without limitation) a waiver of all formal and substantive requirements of any otherwise competent jurisdiction in relation to this clause 15.2(c)(i);and

          (ii) to oppose the enforcement of any judgment of any court of England and Wales whether on any ground referred to in clause 15.2(c)(i)or otherwise.

15.3  Claims by Enodis
      ----------------

      In relation to a claim by Enodis against-

      (a) the Purchaser; and or

      (b) the Guarantor

      Enodis shall also be entitled to take any proceedings of any kind (including concurrent proceedings) in any court in Sweden or Germany.

15.4  Service of process
      ------------------

      Each Party agrees that, without prejudice to the validity of any other mode of service permitted by law, any document in an action (including, but not limited to, any claim form, application notice or other originating process) arising out of or in connection with this Agreement may be served on any Party by being delivered to or left for that party at its address for service of notices under clause 13.4 or in the case of the Guarantor, by serving such documents on the Purchaser or such other process agent for due service located within England as may be appointed by the Guarantor from time to time and notified in writing to the Vendors.

16    Guarantee
      ---------

16.1 The Guarantor irrevocably and unconditionally guarantees to the Vendors the due and punctual performance of each obligation of the Purchaser contained in this Agreement. The Guarantor shall pay to the Vendors from time to time on demand any sum of money which the Purchaser is at any time liable to pay to the Vendors under or pursuant to this Agreement and which has not been paid at the time the demand is made. The Guarantor's obligations under this clause are primary obligations and not those of a mere surety. If an obligation of the Purchaser is void, voidable or unenforceable for any reason or if the Guarantor's obligation of the Purchaser is void, voidable or unenforceable for any reason, the Guarantor's obligations under this clause are unaffected and the Guarantor shall perform the Purchaser's obligations as if it were primarily liable for the performance.

16.2 The Guarantor's obligations under clause 16.1 are continuing obligations and are not satisfied, discharged or affected by an intermediate payment or settlement of account by, or a change in the constitution or control of, or the insolvency of, or bankruptcy, winding up or analogous proceedings relating to, the Purchaser.

16.3 The Guarantor's liability under clause 16.1 is not affected by an arrangement which the Vendors may make with the Purchaser or with another person which (but for this clause 16.3) might operate to diminish or discharge the liability of or otherwise provide a defence to a surety.

16.4 Without affecting the generality of clause 16.3, the Vendors may at any time it thinks fit and without reference to the Guarantor:

       (a) grant a time for payment or grant another indulgence or agree to an amendment, variation, waiver or release in respect of an obligation of the Purchaser under this Agreement;

       (b) give up, deal with, vary, exchange or abstain from perfecting or enforcing other securities or guarantees held by the Vendors;

       (c) discharge a party to other securities or guarantees held by the Vendors and realise all or any of those securities or guarantees; and

       (d) compound with, accept compositions from and make other arrangements with the Purchaser or a person or persons liable on other securities or guarantees held or to be held by the Vendors.

16.5 So long as the Purchaser is under an actual or contingent obligation under this Agreement the Guarantor shall not exercise a right which it may at any time have by reason of the performance of its obligations under clause 16.1 to be indemnified by the Purchaser, to claim a contribution from another surety of the Purchaser's obligations or to take the benefit (wholly or partly and by way of subrogation or otherwise) of any of the Purchaser's rights under this Agreement or of any other security taken by the Purchaser in connection with this Agreement.

16.6 The Guarantor's liability under clause 16.1 is not affected by the avoidance of an assurance, security or payment or a release, settlement or discharge which is given or made on the faith of an assurance, security or payment, in either case, under an enactment relating to bankruptcy or insolvency.

IN WITNESS whereof this Agreement has been executed and delivered as a Deed on the date specified above.

                                   Schedule 1
                                   ----------

                                 Part A - Magnet
                                 ---------------

                                 MAGNET LIMITED
                                 --------------


1    Date and place of incorporation:   6th November 1992, Cardiff

2    Registered number:                 2762625

3    Registered office:                 Royd Ings Avenue, Keighley, West
                                        Yorkshire BD21 4BY

4    Authorised share capital:          (Pounds)15,510,300 divided into
                                        15,510,300 ordinary shares of (Pound)1
                                        each

5    Issued share capital:              15,510,300 ordinary shares all fully
                                        paid

6    Shareholders:                      The issued share capital is held as
                                        follows:

                                        ----------------------------------------
                                        Number and          Registered holder
                                        class of shares
                                        ----------------------------------------
                                        12,408,240          Enodis plc
                                        ordinary
                                        ----------------------------------------
                                        3,102,060           Manston Limited
                                        ordinary
                                        ----------------------------------------

7    Directors:                         Andrew Robert Airey
                                        Marc Lawrence Bertrand
                                        John Arnold Bevan
                                        Kenneth Ivor Bray
                                        Gary Alan Favell
                                        Gordon Cameron Paul Gratton
                                        Paul Francis Rowland

8    Secretary:                         David Ross Hooper

9    Auditors:                          Deloitte & Touche, Leeds

10   Accounting reference date:         30th September

11   Outstanding mortgages or charges:  None

                                   Schedule 1
                                   ----------

                               Part B - Larkflame
                               ------------------

                                LARKFLAME LIMITED
                                -----------------

1    Date and place of incorporation:   22 November 1993, Cardiff

2    Registered number:                 2874197

3    Registered office:                 1 Farnham Road, Guildford, Surrey GU2
                                        4RG

4    Authorised share capital:          (Pounds)8,500,000 divided into 8,500,000
                                        ordinary shares of (Pound)1 each

5    Issued share capital:              8,500,000 ordinary shares all fully paid

6    Shareholders:                      The issued share capital is held as
                                        follows:

                                        ----------------------------------------
                                        Number and          Registered holder
                                        class of shares
                                        ----------------------------------------
                                        8,500,000           Enodis plc
                                        ordinary
                                        ----------------------------------------

7    Directors:                         Berisford (Overseas) Limited
                                        Paul Allan Lee
                                        S & W Berisford Limited

8    Secretary:                         David Ross Hooper

9    Auditors:                          Deloitte & Touche, Leeds

10   Accounting reference date:         30th September

11   Outstanding mortgages or charges:  None

                                   Schedule 1
                                   ----------

     Part C - Subsidiaries and Subsidiary Undertakings of the Sale Companies
     -----------------------------------------------------------------------

                            FLINT PROPERTIES LIMITED
                            ------------------------

1   Date and place of incorporation:     13th February 1996, Cardiff

2   Registered number:                   3158066

3   Registered office:                   Royd Ings Avenue, Keighley, West
                                         Yorkshire BD21 4BY

4   Authorised share capital:            (Pounds)1,000 divided into 1,000
                                         ordinary shares of (Pounds)1 each

5   Issued share capital:                2 ordinary shares all fully paid

6   Shareholders:                        The issued share capital is held as
                                         follows:

                                         ---------------------------------------
                                         Number and           Registered holder
                                         class of shares
                                         ---------------------------------------
                                         2 ordinary           Magnet Limited
                                         ---------------------------------------

7   Directors:                           Berisford (Overseas) Limited
                                         S&W Berisford Limited

8   Secretary:                           Rhonda Sneddon Syms

9   Auditors:                            Deloitte & Touche, Leeds

10  Accounting reference date:           30th September

11  Outstanding mortgages or charges:    None

                               HIVESERVE LIMITED
                               -----------------

1   Date and place of incorporation:      20th January 1989, Cardiff

2   Registered number:                    2337213

3   Registered office:                    Royd Ings Avenue, Keighley, West
                                          Yorkshire BD21 4BY

4   Authorised share capital:             (Pounds)l,876,000 divided into 1,000
                                          ordinary shares of (Pound)1 each and
                                          1,875,000 redeemable preference shares
                                          of (Pounds)1 each

5   Issued share capital:                 100 ordinary shares all fully paid

                                          1,875,000 redeemable preference shares
                                          (all fully redeemed).

6   Shareholders:                         The issued share capital is held as
                                          follows:

                                          --------------------------------------
                                          Number and          Registered holder
                                          class of shares
                                          --------------------------------------
                                          100 ordinary        Magnet Limited
                                          --------------------------------------

7   Directors:                            Andrew Robert Airey
                                          Kenneth Ivor Bray
                                          Gary Alan Favell

8   Secretary:                            Rhonda Sneddon Syms

9   Auditors:                             Deloitte & Touche, London

10  Accounting reference date:            30th September

11  Outstanding mortgages or charges:     None

                            C.P. HART & SONS LIMITED
                            ------------------------

1   Date and place of incorporation:     17th October 1966, Cardiff

2   Registered number:                   889832

3   Registered office:                   Royd Ings Avenue, Keighley, West
                                         Yorkshire BD21 4BY

4   Authorised share capital:            (Pounds)10,000 divided into 10,000
                                         ordinary shares of (Pounds)1 each

5   Issued share capital:                6,250 ordinary shares all fully paid

6   Shareholders:                        The issued share capital is held as
                                         follows:

                                         ---------------------------------------
                                         Number and           Registered holder
                                         class of shares
                                         ---------------------------------------
                                         6,250 ordinary       Hiveserve Limited
                                         ---------------------------------------

7   Directors:                           Andrew Robert Airey
                                         Marc Lawrence Bertrand
                                         Kenneth Ivor Bray
                                         Gary Alan Favell
                                         Gordon Cameron Paul Gratton
                                         Stephen Edward John Maguire

8   Secretary:                           David Ross Hooper

9   Auditors:                            Deloitte & Touche, London

10  Accounting reference date:           30th September

11  Outstanding mortgages or charges:    None

                          AQUA WARE LIMITED (DORMANT)
                          ---------------------------

1   Date and place of incorporation:     17th June 1985, Cardiff

2   Registered number:                   1923051

3   Registered office:                   Royd Ings Avenue, Keighley, West
                                         Yorkshire BD21 4BY

4   Authorised share capital:            (Pounds)100 divided into 100 ordinary
                                         shares of (Pounds)1 each

5   Issued share capital:                2 ordinary shares all fully paid

6   Shareholders:                        The issued share capital is held as
                                         follows:

                                         ---------------------------------------
                                         Number and            Registered holder
                                         class of shares
                                         ---------------------------------------
                                         2 ordinary            Hiveserve Limited
                                         ---------------------------------------

7   Directors:                           S & W Berisford Limited
                                         Berisford (Overseas) Limited
                                         Andrew Robert Airey
                                         Kenneth Ivor Bray
                                         Gary Alan Favell

8   Secretary:                           Rhonda Sneddon Syms

9   Auditors:                            Dormant

10  Accounting reference date:           30th September

11  Outstanding mortgages or charges:    None

                          AQUAMAISON LIMITED (DORMANT)
                          ----------------------------

1    Date and place of incorporation:  25th October 1979, Cardiff

2    Registered number:                1456889

3    Registered office:                Royd Ings Avenue, Keighley, West
                                       Yorkshire BD21 4BY

4    Authorised share capital:         (Pounds)10,000 divided into 10,000
                                       ordinary shares of (Pounds)1 each

5    Issued share capital:             10,000 ordinary shares all fully paid

6    Shareholders:                     The issued share capital is held as
                                       follows:

                                       -----------------------------------------
                                       Number and       Registered holder
                                       class of shares
                                       -----------------------------------------
                                       9,998 ordinary   C.P. Hart & Sons Limited
                                       -----------------------------------------
                                       2 ordinary       Hiveserve Limited
                                       -----------------------------------------

7    Directors:                        S&W Berisford Limited
                                       Berisford (Overseas) Limited
                                       Andrew Robert Airey
                                       Kenneth Ivor Bray
                                       Gary Alan Favell

8    Secretary:                        Rhonda Sneddon Syms

9    Auditors:                         Dormant

10   Accounting reference date:        30th September

11   Outstanding mortgages or charges: None

                    MAGNET GROUP TRUSTEES LIMITED (DORMANT)
                    ---------------------------------------

1    Date of incorporation:              23rd June 1965

2    Registered number:                  852373

3    Registered office:                  Royd Ings Avenue, Keighley, West
                                         Yorkshire BD21 4BY

4    Authorised share capital:           (Pounds)100 divided into 100 ordinary
                                         shares of (Pounds)1 each

5    Issued share capital:               10 ordinary shares all fully paid

6    Shareholders:                       The issued share capital is held as
                                         follows:

                                         ---------------------------------------
                                         Number and         Registered holder
                                         class of shares
                                         ---------------------------------------
                                         1 ordinary         K I Bray
                                         ---------------------------------------
                                         1 ordinary         D R Hooper
                                         ---------------------------------------
                                         8 ordinary         Magnet Limited
                                         ---------------------------------------

7    Directors:                          David Ross Hooper
                                         Gordon Cameron Paul Gratton
                                         Marc Lawrence Bertrand
                                         Gary Alan Favell
                                         David John Hodgson
                                         Terrence George Vickers

8    Secretary:                          David Ross Hooper

9    Auditors:                           Dormant

10   Accounting reference date:          5 April

11   Outstanding mortgages or charges:   None

                             MAGNET (RETAIL) LIMITED
                             -----------------------

1   Date and place of incorporation:           4th August 1999, Dublin

2   Company number:                            EI 310571

3   Registered office:                         29 Earlsfort Terrace, Dublin 2

4   Nominal share capital:                     (Euro)100,000 divided into 100,000 ordinary
                                               shares of (Euro)1 each

5   Issued share capital:                      1,000

6   Shareholders:                              The issued share capital is held as follows:

                                               --------------------------------------------
                                               Number and            Registered holder
                                               class of shares
                                               --------------------------------------------
                                               1,000 ordinary        Magnet Limited
                                               shares of (Euro)1
                                               each
                                               --------------------------------------------

7   Directors:                                 Kenneth I Bray
                                               Gary Alan Favell

8   Secretary:                                 Kenneth I Bray

9   Auditors:                                  Deloitte & Touche

10  Accounting reference date:                 Not known

11  Outstanding mortgages or charges:          None

                                   Schedule 1
                                   ----------

                    Part D - Magnet Name Protection Companies
                    -----------------------------------------

                          MAGNET MANUFACTURING LIMITED
                          ----------------------------

1  Date and place of incorporation:         27th July 1994, Cardiff

2  Registered number:                       2953054

3  Registered office:                       1 Farnham Road, Guildford, Surrey GU2
                                            4RG

4  Authorised share capital:                (Pounds)100 divided into 100 ordinary shares of
                                            (Pounds)1 each

5  Issued share capital:                    1 ordinary share fully paid

6  Shareholders:                            The issued share capital is held as follows:

                                            ------------------------------------------------
                                            Number and         Registered holder
                                            class of shares
                                            ------------------------------------------------
                                            1 ordinary         Berisford Industrial Holdings
                                                               Limited
                                            ------------------------------------------------

7  Directors:                               Berisford (Overseas) Limited

                                            S&W Berisford Limited

8  Secretary:                               Rhonda Sneddon Syms

9  Auditors:                                Dormant

10 Accounting reference date:               30th September

11 Outstanding mortgages or charges:        None

                            MAGNET KITCHENS LIMITED

1  Date and place of incorporation:         27th July 1994, Cardiff

2  Registered number:                       2953053

3  Registered office:                       1 Farnham Road, Guildford, Surrey GU2
                                            4RG

4  Authorised share capital:                (Pounds)100 divided into 100 ordinary shares of
                                            (Pounds)1 each

5  Issued share capital:                    1 ordinary share fully paid

6  Shareholders:                            The issued share capital is held as follows:

                                            ------------------------------------------------
                                            Number and         Registered holder
                                            class of shares
                                            ------------------------------------------------
                                            1 ordinary         Berisford Industrial Holdings
                                                               Limited
                                            ------------------------------------------------

7  Directors:                               Berisford (Overseas) Limited

                                            S&W Berisford Limited

8  Secretary:                               Rhonda Sneddon Syms

9  Auditors:                                Dormant

10 Accounting reference date:               30th September

11 Outstanding mortgages or charges:        None

                             MAGNET JOINERY LIMITED
                             ----------------------

1  Date and place of incorporation:     27th July 1994, Cardiff

2  Registered number:                   2953052

3  Registered office:                   1 Farnham Road, Guildford, Surrey GU2
                                        4RG

4  Authorised share capital:            (Pounds)100 divided into 100 ordinary
                                        shares of (Pounds)1 each

5  Issued share capital:                1 ordinary share fully paid

6  Shareholders:                        The issued share capital is held as
                                        follows:

                                        ----------------------------------------
                                        Number and       Registered holder
                                        class of shares
                                        ----------------------------------------
                                        1 ordinary       Berisford Industrial
                                                         Holdings Limited
                                        ----------------------------------------

7  Directors:                           Berisford (Overseas) Limited

                                        S&W Berisford Limited

8  Secretary:                           Rhonda Sneddon Syms

9  Auditors:                            Dormant

10 Accounting reference date:           30th September

11 Outstanding mortgages or charges:    None

                           MAGNET & SOUTHERNS LIMITED
                           --------------------------

1  Date and place of incorporation:       27th July 1994, Cardiff

2  Registered number:                     2953047

3  Registered office:                     1 Farnham Road, Guildford, Surrey GU2
                                          4RG

4  Authorised share capital:              (Pounds)100 divided into 100 ordinary
                                          shares of (Pounds)1 each

5  Issued share capital:                  1 ordinary share fully paid

6  Shareholders:                          The issued share capital is held as
                                          follows:

                                          --------------------------------------
                                          Number and class  Registered holder
                                          of shares
                                          --------------------------------------
                                          1 ordinary        Berisford Industrial
                                                            Holdings Limited
                                          --------------------------------------

7  Directors:                             Berisford (Overseas) Limited

                                          S&W Berisford Limited

8  Secretary:                             Rhonda Sneddon Syms

9  Auditors:                              Dormant

10 Accounting reference date:             30th September

11 Outstanding mortgages or charges:      None

                             MAGNET RETAIL LIMITED
                             ---------------------

1  Date and place of incorporation:        27th July 1994, Cardiff

2  Registered number:                      2953055

3  Registered office:                      1 Farnham Road, Guildford, Surrey GU2
                                           4RG

4  Authorised share capital:               (Pounds)100 divided into 100 ordinary
                                           shares of (Pounds)1 each

5  Issued share capital:                   1 ordinary share fully paid

6  Shareholders:                           The issued share capital is held as
                                           follows:

                                           -------------------------------------
                                           Number and class  Registered holder
                                           of shares
                                           -------------------------------------
                                           1 ordinary       Berisford Industrial
                                                            Holdings Limited
                                           -------------------------------------

7  Directors:                              Berisford (Overseas) Limited
                                           S&W Berisford Limited

8  Secretary:                              Rhonda Sneddon Syms

9  Auditors:                               Dormant

10 Accounting reference date:              30th September

11 Outstanding mortgages or charges:       None

                            MAGNET INDUSTRIES LIMITED
                            -------------------------

1    Date and place of incorporation:         27th July 1994, Cardiff

2    Registered number:                       2953051

3    Registered office:                       1 Farnham Road, Guildford, Surrey GU2
                                              4RG

4    Authorised share capital:                (Pounds)100 divided into 100 ordinary shares of
                                              (Pounds)1 each

5    Issued share capital:                    1 ordinary share fully paid

6    Shareholders:                            The issued share capital is held as follows:

                                              -------------------------------------------------------
                                                Number and              Registered holder
                                                class of shares
                                              -------------------------------------------------------
                                                1 ordinary              Berisford Industrial Holdings
                                                                        Limited
                                              -------------------------------------------------------

7    Directors:                               Berisford (Overseas) Limited

                                              S&W Berisford Limited

8    Secretary:                               Rhonda Sneddon Syms

9    Auditors:                                Dormant

10   Accounting reference date:               30th September

11   Outstanding mortgages or charges:        None

                             MAGNET SUPPLIES LIMITED
                             -----------------------

1    Date and place of incorporation:       27th July 1994, Cardiff

2    Registered number:                     2953056

3    Registered office:                     1 Farnham Road, Guildford, Surrey GU2
                                            4RG

4    Authorised share capital:              (Pounds)l00 divided into 100 ordinary shares of
                                            (Pounds)1 each

5    Issued share capital:                  1 ordinary share fully paid

6    Shareholders:                          The issued share capital is held as follows:

                                            ----------------------------------------------------------
                                                Number and              Registered holder
                                                class of shares
                                            ----------------------------------------------------------
                                                1 ordinary              Berisford Industrial Holdings
                                                                        Limited
                                            ----------------------------------------------------------

7    Directors:                             Berisford (Overseas) Limited

                                            S&W Berisford Limited

8    Secretary:                             Rhonda Sneddon Syms

9    Auditors:                              Dormant

10   Accounting reference date:             30th September

11   Outstanding mortgages or charges:      None

                            MAGNET FURNITURE LIMITED
                            ------------------------

1     Date and place of incorporation:          27th July 1994, Cardiff

2     Registered number:                        2953049

3     Registered office:                        1 Farnham Road, Guildford, Surrey GU2
                                                4RG

4     Authorised share capital:                 (Pounds)100 divided into 100 ordinary shares of
                                                (Pounds)1 each

5     Issued share capital:                     1 ordinary share fully paid

6     Shareholders:                             The issued share capital is held as follows:

                                                --------------------------------------------------------
                                                   Number and           Registered holder
                                                   class of shares
                                                --------------------------------------------------------
                                                   1 ordinary           Berisford Industrial Holdings
                                                                        Limited
                                                --------------------------------------------------------

7     Directors:                                Berisford (Overseas) Limited

                                                S&W Berisford Limited

8     Secretary:                                Rhonda Sneddon Syms

9     Auditors:                                 Dormant

10    Accounting reference date:                30th September

11    Outstanding mortgages or charges:         None

                                 EASTHAM LIMITED
                                 ---------------

1    Date and place of incorporation:         27th July 1994, Cardiff

2    Registered number:                       2953045

3    Registered office:                       1 Farnham Road, Guildford, Surrey GU2
                                              4RG

4    Authorised share capital:                (Pounds)100 divided into 100 ordinary shares of
                                              (Pounds)1 each

5    Issued share capital:                    1 ordinary share fully paid

6    Shareholders:                            The issued share capital is held as follows:

                                              --------------------------------------------------------
                                                Number and              Registered holder
                                                class of shares
                                              --------------------------------------------------------
                                                1 ordinary              Berisford Industrial Holdings
                                                                        Limited
                                              --------------------------------------------------------

7    Directors:                               Berisford (Overseas) Limited

                                              S&W Berisford Limited

8    Secretary:                               Rhonda Sneddon Syms

9    Auditors:                                Dormant

10   Accounting reference date:               30th September

11   Outstanding mortgages or charges:        None

                       THE PENRITH JOINERY COMPANY LIMITED
                       -----------------------------------

1   Date and place of incorporation:        6th January 1995, Cardiff

2   Registered number:                      3006965

3   Registered office:                      1 Farnham Road, Guildford, Surrey GU2
                                            4RG

4   Authorised share capital:               (Pounds)100 divided into 100 ordinary shares of
                                            (Pounds)1 each

5   Issued share capital:                   1 ordinary share fully paid

6   Shareholders:                           The issued share capital is held as follows:

                                           -----------------------------------------------------
                                            Number and            Registered holder
                                            class of shares
                                           -----------------------------------------------------
                                            1 ordinary            Berisford Industrial Holdings
                                                                  Limited
                                           -----------------------------------------------------

7   Directors:                              Berisford (Overseas) Limited

                                            S&W Berisford Limited

8   Secretary:                              Rhonda Sneddon Syms

9   Auditors:                               Dormant

10  Accounting reference date:              30th September

11  Outstanding mortgages or charges:       None

                         HYPHEN FITTED FURNITURE LIMITED
                         -------------------------------

1   Date and place of incorporation:        27th July 1995, Cardiff

2   Registered number:                      2953046

3   Registered office:                      1 Farnham Road, Guildford, Surrey GU2
                                            4RG

4   Authorised share capital:               (Pounds)l00 divided into 100 ordinary shares of
                                            (Pounds)1 each

5   Issued share capital:                   1 ordinary share fully paid

6   Shareholders:                           The issued share capital is held as follows:

                                           -----------------------------------------------------
                                            Number and            Registered holder
                                            class of shares
                                           -----------------------------------------------------
                                            1 ordinary            Berisford Industrial Holdings
                                                                  Limited
                                           -----------------------------------------------------

7   Directors:                              Berisford (Overseas) Limited

                                            S&W Berisford Limited

8   Secretary:                              Rhonda Sneddon Syms

9   Auditors:                               Dormant

10  Accounting reference date:              30th September

11  Outstanding mortgages or charges:       None

                           MAGNET DISTRIBUTION LIMITED
                           ---------------------------

1   Date and place of incorporation:        27th July 1994, Cardiff

2   Registered number:                      2953048

3   Registered office:                      1 Farnham Road, Guildford, Surrey GU2
                                            4RG

4   Authorised share capital:               (Pounds)100 divided into 100 ordinary shares of
                                            (Pounds)1 each

5   Issued share capital:                   1 ordinary share fully paid

6   Shareholders:                           The issued share capital is held as follows:

                                           ----------------------------------------------------
                                            Number and            Registered holder
                                            class of shares
                                           ----------------------------------------------------
                                            1 ordinary            Berisford Industrial Holdings
                                                                  Limited
                                           ----------------------------------------------------

7   Directors:                              Berisford (Overseas) Limited

                                            S&W Berisford Limited

8   Secretary:                              Rhonda Sneddon Syms

9   Auditors:                               Dormant

10  Accounting reference date:              30th September

11  Outstanding mortgages or charges:       None

                                   Schedule 2
                                   ----------

                                Completion matters
                                ------------------

1    Documents and other items to be delivered by the Vendors
     --------------------------------------------------------

     The following documents and other items set out in the remainder of this paragraph 1 shall be delivered by the Vendors to the Purchaser at Completion.

     The Sale Shares
     ---------------

1.1 Stock transfer forms in respect of the Sale Shares (together with any transfers referred to in paragraph 1.2, "the Share Transfers") duly executed and completed in favour of the Purchaser or its nominee(s).

1.2 Duly executed transfers (in favour of such person or persons as the Purchaser may direct or have directed) of all shares or other interests in any subsidiary of Magnet not registered in the name of Magnet or any other Group Company.

1.3 Share certificates for the Sale Shares and any shares in any subsidiary of Magnet and any other company in which any member of the Group holds shares or an indemnity in respect of any lost share certificate in the agreed form.

1.4 Duly executed powers of attorney or other authorities in the agreed form under which any of the Share Transfers has been executed.

     Board minutes of the Vendors.
     ----------------------------

1.5 Certified copies of the board minutes for each Vendor recording the resolution of the Board of Directors of the relevant Vendor authorising:

(a)  The Transaction and the sale of the Sale Shares held by the relevant
     Vendor;

(b)  the execution of the transfers in respect of such Sale Shares; and

(a) the execution of this Agreement and all other relevant Transaction Documents to which the relevant Vendor is a party.

1.6 Certified copy of the shareholder resolution of Enodis relating to the approval of the Transaction.

     Statutory records and minute books
     ----------------------------------

1.7  As agents for each Group Company:

(a) all its statutory and minute books (duly written up to immediately preceding Completion);

(b)  its common seal (if any);

(c) its certificate of incorporation, any certificate or certificates of incorporation on change of name; and

(d)  copies of its memorandum and articles of association.

     Directors' and secretaries' resignations and confirmations
     ----------------------------------------------------------

1.8 Written resignations of Retiring Directors and Retiring Secretaries in the agreed form resigning their respective offices and employment.

     Variations to certain Directors Service Agreements
     --------------------------------------------------

1.9 Letters of variation in relation to the service agreements of Gary Favell, Paul Gratton and Marc Bertrand in agreed form and duly executed in so far as they were not signed on or prior to the date of this Agreement;

     Evidence of release of Guarantees
     ---------------------------------

1.10 Evidence in a form reasonably satisfactory to the Purchaser of any Guarantees given by any Group Company in respect of liabilities of:

     (a)  any of the Vendors;

     (b)  any member of the Vendors' Group

     which have been released immediately prior to Completion.

     Adherence Agreement
     -------------------

1.11 A duly executed Adherence Agreement.

     Deed of Amendment and Replacement
     ---------------------------------

1.12 A deed of amendment and replacement substituting Whitlenge Drink Equipment Limited (Company Number 1271570) in place of Magnet as principal employer.

     Vendor Loan Facility Agreement
     ------------------------------

1.l3 A duly executed Vendor Loan Facility Agreement.

     Waiver of Certain Rights
     ------------------------

1.14 Evidence in a form reasonably satisfactory to the Purchaser that the offer, made in the third paragraph of a letter dated 25/th/ January 2001 from Enodis to Gary Favell, has been withdrawn by Enodis and such withdrawal has been accepted and acknowledged by Gary Favell.

     Accounts
     --------

1.15 Approved and signed copies of the audited accounts for Magnet and CP Hart & Sons Limited dated 30th September 2000.

2    Documents and other items to be made available by the Vendors
     -------------------------------------------------------------

     The following documents and other items set out in the remainder of this paragraph 2 shall be at the Property at Completion or in the custody of Group Company employees.

2.1 All insurance policies, cheque books and unused cheques, paying-in books and credit or charge cards in the name of any Group Company.

2.2 All keys to the Property or any other assets of any Group Company held by any of the Retiring Directors or the Retiring Secretaries.

2.3 All assets of any Group Company (including motor vehicles together with the keys and registration documents in respect of them).

2.4 Relevant undertakings in relation to the deeds and documents of title in respect of the Property.

3    Obligations of the Vendors
     --------------------------

     Board Meeting
     -------------

3.1 The Vendors shall procure that a duly convened and quorate board meeting of each Group Company is held at which:

     Registration of the Share Transfers

(a) to the extent appropriate the relevant Share Transfers are resolved to be registered (subject only to their being duly stamped) in the registers of members and transfers;

     Appointments and resignations of director(s) and secretary

(b) such persons as the Purchaser shall have notified to the Vendors prior to the Completion Date are validly appointed as additional directors of the relevant Group Company specified below with effect from the end of the meeting:

(c) such persons as the Purchaser shall have notified to the Vendors prior to the Completion Date together with the following persons ("the Retiring Directors") cease to be directors and employees of the relevant Group Company specified below with effect from the end of the meeting:

       -----------------------------------------------------------------------
         Name of Retiring Director              Name of Group Company from
                                                which the Retiring Director is
                                                retiring as a director
       -----------------------------------------------------------------------
         Andrew Airey                           Magnet Limited
         Kenneth Bray
       -----------------------------------------------------------------------
         Berisford (Overseas) Limited           Larkflame Limited
         S & W Berisford Limited
         Paul Lee
       -----------------------------------------------------------------------
         Berisford (Overseas) Limited           Flint Properties Limited
         S & W Berisford Limited
       -----------------------------------------------------------------------
         Andrew Airey                           Hiveserve Limited
         Kenneth Bray
       -----------------------------------------------------------------------
         Andrew Airey                           CP Hart & Sons Limited
         Kenneth Bray
       -----------------------------------------------------------------------
         Berisford (Overseas) Limited           Aqua Ware Limited
         S & W Berisford Limited
         Andrew Airey
         Kenneth Bray
       -----------------------------------------------------------------------
         Berisford (Overseas) Limited           Aquamaison Limited
         S & W Berisford Limited
         Andrew Airey
         Kenneth Bray
       -----------------------------------------------------------------------
         David Hooper                           Magnet Group Trustees Limited
       -----------------------------------------------------------------------
         Kenneth Bray                           Magnet (Retail) Limited
       -----------------------------------------------------------------------
         Berisford (Overseas) Limited           Magnet Manufacturing Limited
         S & W Berisford Limited
       -----------------------------------------------------------------------
         Berisford (Overseas) Limited           Magnet Kitchens Limited
         S & W Berisford Limited
       -----------------------------------------------------------------------

     ----------------------------------------------------------------------
      Berisford (Overseas) Limited             Magnet Joinery Limited
      S & W Berisford Limited
     ----------------------------------------------------------------------
      Berisford (Overseas) Limited             Magnet & Southerns Limited
      S & W Berisford Limited
     ----------------------------------------------------------------------
      Berisford (Overseas) Limited             Magnet Retail Limited
      S & W Berisford Limited
     ----------------------------------------------------------------------
      Berisford (Overseas) Limited             Magnet Industries Limited
      S & W Berisford Limited
     ----------------------------------------------------------------------
      Berisford (Overseas) Limited             Magnet Supplies Limited
      S & W Berisford Limited
     ----------------------------------------------------------------------
      Berisford (Overseas) Limited             Magnet Furniture Limited
      S & W Berisford Limited
     ----------------------------------------------------------------------
      Berisford (Overseas) Limited             Eastham Limited
      S & W Berisford Limited
     ----------------------------------------------------------------------
      Berisford (Overseas) Limited             The Penrith Joinery Company
      S & W Berisford Limited                  Limited
     ----------------------------------------------------------------------
      Berisford (Overseas) Limited             Magnet Distribution Limited
      S & W Berisford Limited
     ----------------------------------------------------------------------

(d) such persons as the Purchaser shall have notified to the Vendors prior to the Completion Date are validly appointed as secretary of the relevant Group Companies in place of the relevant "Retiring Secretaries" being Rhonda Syms, David Hooper and Kenneth Bray with effect from the end of the meeting;

     Auditors

(e) the Auditors shall resign their office as auditors of each Group Company by depositing their written notice of resignation in the agreed form at the relevant registered office in accordance with section 392 CA 1985 along with a statement under section 394 of that Act that there are no circumstances connected with their ceasing to hold office which they consider should be brought to the attention of the members or creditors of the relevant Group Company;

     Miscellaneous

(f)  the matters referred in paragraph 5 are approved.

3.2 Each Vendor shall repay to the relevant Group Company, or procure the repayment to the relevant Group Company of, all indebtedness outstanding at Completion from any of their directors.

3.3 The entire issued share capital of Magnet Group Supplementary Trustees Limited shall be transferred to Berisford Industrial Holdings Limited for consideration of (pounds)2,800.

3.4 Pursuant to clauses 18 and 21 of the Magnet & Southern Limited Supplementary Group Pension Scheme trust deed and rules dated 5 February 1979, the determination of the said scheme shall be formally triggered.

3.5 The Vendors shall procure that the Purchaser shall be provided with such documentation or information relating to or in respect of the Magnet & Southern

       Group Limited Supplementary Group Pension Scheme as the Purchaser shall reasonably require.

3.6 The Vendors shall procure that the Data Room Documentation is delivered to the Purchaser.

4      Obligations of the Purchaser
       ----------------------------

4.1 The Purchaser shall pay the Completion Payment by electronic funds transfer in accordance with the provisions of clause 11.

5      Joint obligations of the Purchaser and the Vendors
       --------------------------------------------------

       The Purchaser and the Vendors shall join in procuring that:

5.1 such persons as the Purchaser shall notify the Vendors of prior to Completion shall be appointed auditors of each Group Company in place of the Auditors;

5.2 the registered office of each Group Company registered in England and Wales shall be changed to Royd Ings Avenue, Keighley, West Yorkshire, BD21 4BY insofar as it does not already have such address as its registered office;

6      Obligations of the Guarantor
       ----------------------------

6.1 The Guarantor shall execute the Warrant Agreement and shall deliver it duly executed to Enodis on Completion.

6.2 The Guarantor shall deliver to the Vendors the duly executed Vendor Loan Facility Agreement.

7      Property Transfer Agreement
       ---------------------------

       The Warrantor and the Purchaser shall enter into the Property Transfer Agreement.

                                    Schedule 3
                                    ----------

                                       Tax
                                       ---

                                Part A - General
                                ----------------

1    Interpretation
     --------------

1.1  In this schedule (unless the context otherwise requires):

     "Accounts Relief" means any Relief which is treated as an asset in preparing the Completion Accounts or is taken into account in computing (and so reducing or eliminating) any provision which appears, or which but for the presumed availability of the Relief would have appeared, in the Completion Accounts;

     "Actual Taxation Liability" means a liability, or an increase in a liability, to make an actual payment of or of an amount in respect of Taxation whether or not such Taxation is also or alternatively chargeable against or attributable to any other person and whether or not such liability or increased liability is discharged prior to Completion;

     "CAA" means the Capital Allowances Act 1990;

     "Claim" means any assessment, notice, demand or other document issued or action taken by or on behalf of any Taxation Authority or any form of return, computation or self-assessment required by law from which it appears that the Company is subject to, or is sought to be made subject to, or will or might become subject to, any Taxation Liability;

     "Deemed Taxation Liability" means:

     (a) the setting off of an Accounts Relief or a Post-Completion Relief against an Actual Taxation Liability of the Company in respect of which the Covenantor would have been liable under paragraph 1 of Part B or (as the case may be) against income, profits or gains which would have given rise to such an Actual Taxation Liability, in which event the amount of the Deemed Taxation Liability is in the former case the amount of the Actual Taxation Liability eliminated by such setting off and in the latter case the amount of the Actual Taxation Liability which would have arisen but for such setting off Provided That the setting off of any carry forward trading losses for corporation tax purposes as at the 30th September 2000 against any income profits or gains earned accrued or received in the period beginning on or after 1st October 2000 shall not be regarded as a Deemed Taxation Liability for the purposes of this schedule;

     (b) the unavailability of an Accounts Relief in which event the amount of the Deemed Taxation Liability is:

           (i) where the Accounts Relief unavailable is a deduction from or set-off against income, profits or gains, the amount of Taxation which would have been saved but for such unavailability;

       (ii) where the Accounts Relief unavailable is a right to repayment of Taxation, the amount of Taxation which would have been repaid but for such unavailability; and

       (iii) where the Accounts Relief unavailable is a deduction from or set-off against Taxation, the amount of the Accounts Relief unavailable

       Provided That the unavailability of any carry forward trading losses for corporation tax purposes as at the 30th September 2000 against any income profits or gains earned accrued or received in the period beginning on or after 1st October 2000 shall not be regarded as a Deemed Taxation Liability for the purposes of this schedule but this shall not prevent any liability to Taxation arising as a result of such non-availability from being treated as an Actual Taxation Liability;

"Event" means any event, occurrence, transaction, circumstance, act or omission whatsoever (and any deemed event, occurrence, transaction, circumstance, act or omission) including being, or ceasing to be, a member of a group or under the control of any person for the purposes of any Taxation, any change of intention of any kind, the expiry of any period, being or ceasing to be resident in any jurisdiction for the purposes of any Taxation, the execution of this Agreement and Completion and reference to an Event occurring on or before Completion shall be deemed to include any combination of two or more Events only the first or some or part of which shall have occurred or be deemed to have occurred on or before Completion where the Event or Events occurring after Completion is or are:

(a) the completion of the disposal of any asset which was contracted to be sold on or before Completion or the performance of any other act by virtue of an obligation entered into on or before Completion;

(b) the satisfaction of a condition to which the disposal of any asset pursuant to a contract entered into on or before Completion is subject (in which case the disposal shall, for the purposes of this Agreement be treated as having being made before Completion and any Taxation Liability arising from such disposal shall be treated as having arisen before Completion);

(c) the issue or making of making Claim in respect of any Event occurring or any income, profits or gains earned, accrued or received on or before Completion;

(d) the bringing into the United Kingdom of any document executed prior to Completion outside the United Kingdom or the presentation of any document executed prior to Completion for stamping; or

(e) the exercise of any option granted on or before Completion by any Group Company or any employee benefit trust or any share scheme established by any Group Company or granted by any other person to a person who was at the time of grant of such option an employee or former employee of any Group Company;

"FA" means the Finance Act;

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"Group Relief" has the meaning given to that expression by section 402 ICTA:

"Loss Relief" means any Relief (other than an Accounts Relief or a Post Completion Relief) in respect of carry forward trading tax losses of any Group Company as at the 30th September 2000 to the extent that (but only to the extent that) such carry forward trading losses available to all Group Companies do not exceed the aggregate of (Pounds)15,000,000 and an amount which would have been the aggregate taxable profits of all Group Companies for the period commencing on the 1st October 2000 and ending on 31 March 2001 but for the availability of any such carry forward trading tax losses, calculated in the case of each Group Company on the assumption that the 31st March 2001 was the end of an accounting period;

"Post-Completion Relief" means any Relief which arises in consequence of or by reference to an Event occurring or deemed to occur after Completion but excluding any Relief to which paragraph 3.1 of this Part A applies;

"Purchaser's Group" means the Purchaser, a subsidiary undertaking or parent undertaking for the time being of the Purchaser or a subsidiary undertaking for the time being a parent undertaking of the Purchaser and after Completion (but not before) includes for the avoidance of doubt the Company;

"Relief" means any loss, allowance, exemption, set-off, deduction, credit or other relief from or relating to any Taxation or to the computation of income, profits or gains for the purpose of any Taxation and any right to a repayment of Taxation;

"Tax" or "Taxation" means:

(a) any form of tax or any levy, duty, rate, contribution, charge, impost, hypothecation, deduction, or withholding in the nature of taxation whether governmental, statutory, state, provincial, or municipal whenever created or imposed and whether of the United Kingdom, part of the United Kingdom or elsewhere including income tax (including income tax or amounts equivalent to or in respect of income tax required to be deducted or withheld from or accounted for in respect of any payment or the provision of any benefit), corporation tax, advance corporation tax, capital gains tax, any liability or charge under section 419 or section 601 ICTA, stamp duty, stamp duty reserve tax, value added tax, landfill tax and any other waste disposal tax or duty, customs and excise duties, national insurance contributions (including amounts in respect of national insurance contributions required to be deducted from or accounted for in respect of any payment or the provision of any benefit), social security contributions and any other taxes, levies, duties, rates, contributions, charges, imposts, deductions, or withholdings similar to, corresponding with, or replacing or replaced by any of the foregoing but excluding uniform business rates and council tax; and

(b) all charges, surcharges, interest, penalties, fines and other similar liabilities and costs, incidental or relating to, or relating to any obligation in respect of, any Taxation falling within paragraph (a) of this definition;

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

       "Taxation Authority" means any authority or person, whether of the United Kingdom, part of the United Kingdom or elsewhere, competent to impose, assess or collect any Taxation Liability;

       "Taxation Liability" means any Actual Taxation Liability and any Deemed Taxation Liability;

       "Tax Refund" means a tax refund relating to an accounting period within the meaning of section 102 FA 1989;

       "TCGA" means the Taxation of Chargeable Gains Act 1992;

       "unavailability" means, in relation to a Relief, the reduction, modification, claw-back, counteraction, disallowance or cancellation of or failure to obtain all or part of that Relief and "unavailable" shall be construed accordingly; and

       "VATA" means the Value Added Tax Act 1994.

1.2    In this schedule (unless the context otherwise requires):

       (a) without prejudice to the provisions of clause 1.3(e) of the Agreement, references to persons include any state or any agency thereof;

       (b) references to "income, profits or gains" shall include any other standard or measure of liability for the purposes of my Taxation;

       (c) references to "transactions in the ordinary and usual course of the Company's trade" or to "Events occurring in the ordinary course of business of the Company" or to any similar expression do not include any transactions or Events falling within any of paragraphs 2.l(c),
            (e) or (f) of Part C or which would render any of paragraphs 3.2 or
            3.3 of Part C untrue in any respect if stated at Completion;

       (d) references to Parts are references to Parts of this schedule and reference in any Part to a paragraph shall, unless otherwise stated, be to the paragraph of that Part; and

       (e) references to "the Company", whether express or implied, shall be read and construed as references to each of the companies referred to in schedule 1 of the Agreement individually and as if the provisions of this schedule were set out in full in respect of each such company;

1.3 Any stamp duty which is chargeable on any instrument in the enforcement of which the Company may be interested or which confer any right or title upon the Company to any asset, excluding the Agreement or any document executed pursuant to or in connection with the Agreement or, in the case of an instrument which is outside the United Kingdom, any stamp duty which would be chargeable on the instrument if it were brought into the United Kingdom, in either case which confers any right or title on the Company or in the enforcement or production of which the Company is interested and any interest, fines or penalties relating to such stamp duty shall be deemed to be an Actual Taxation Liability of the Company which arose at the date of execution of the instrument if such instrument is now or in the future required to be submitted for stamping for the purpose of enforcement of the Company's rights or to defend any action or in establishing title of the Company of any of its assets or to enable it to register any transfer of or entitlement to any asset.

1.4 Any payments made pursuant to this schedule shall, so far as possible, be treated as an adjustment to the consideration paid by the Purchaser for the Sale Shares under this Agreement, provided that this paragraph 1.4 shall not operate in any way to limit the liability of the Covenantor under this schedule.

2    Limitations
     -----------

2.1 The Covenantor shall not be liable underPart B in respect of any Taxation Liability to the extent (but only to the extent) that:

     (a) specific provision or reserve is made for such Taxation Liability (not being a provision or reserve for deferred Taxation) in the Completion Accounts; or

     (b) such Taxation Liability arises in consequence of, or would have been reduced or eliminated but for:

           (i) any voluntary act or omission by any member of the Purchaser's Group after Completion which:

                (A)  is not an Event referred to in any of sub-paragraphs (a) to
                     (e) of the definition of Event;

                (B) is not required by any legislation or other statutory requirement, whether coming into force before, on or after Completion;

                (C) is not pursuant to a legally binding obligation of the Company entered into on or before Completion or any agreement (whether conditional or not) entered into or any option granted by the Company on or before Completion;

                (D) is not the subject of a prior written request, or otherwise done with the prior written approval, of the Covenantor or any representative of the Covenantor; and

                (E) is not an Event occurring in the ordinary course of business of the Company; and

                (F) the Purchaser knew or ought reasonably to have known would give rise to such Taxation Liability, having regard to the information provided in the Data Room, the Disclosure Letter or any documents in the possession of the Company immediately after Completion;

           (ii) the Company ceasing to carry on any trade or business after Completion or effecting a major change wholly after Completion in the nature or conduct of any trade or businesses carried on by it;

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

              (iii) the Company changing the date to which it makes up its accounts or changing any of its accounting policies or practices in either case after Completion but excluding any change required to comply with any law or generally accepted accounting practices or principles in force at Completion;

              (iv) the failure by the Company after Completion (other than at the prior written request, or with the prior written approval, of the Covenantor or any duly authorised representative of the Covenantor) to make any claim, election, surrender or disclaimer or to give any notice or consent, the making, giving or doing of which was permitted by law and which is taken into account in computing and so reducing any provision which appears in the Completion Accounts (or eliminating any provision which would otherwise have appeared in the Completion Accounts) and which was disclosed by the Covenantor to the Purchaser in writing in sufficient detail and time (being at least 20 Business Days prior to the expiry of any applicable time limit) to enable the same reasonably to be made, given or done or the withdrawal or amendment by the Company after Completion (other than at the prior written request, or with the prior written approval, of the Covenantor or any representative of the Covenantor) of any such claim, election, surrender, disclaimer, notice or consent made by the Company prior to Completion;

              (v) the making or giving of any claim, election, surrender, disclaimer, notice or consent made by the Company after Completion (other than at the written request, or with the written approval, of the Covenantor), the making or doing of which was not taken into account in computing and so reducing any provision which appears in the Completion Accounts or (or eliminating any provision which would otherwise have appeared in the Completion Accounts) or in computing any right to repayment of Taxation which appears in the Completion Accounts; or

              (vi) any legislation or any change in the rate of any Taxation or any imposition of Taxation or change in the generally published practice of, or concession generally operated by, any Taxation Authority where such legislation, change or imposition comes into effect after Completion with retrospective effect;

              (vii) the Purchaser failing in a material respect to comply with its obligations under paragraph 4 or paragraph 6 in relation to any Claim in respect of the Taxation Liability in question;

        (c) the Purchaser has recovered damages or any other amount from the Covenantor under any other provision of this Agreement in respect of the same Taxation Liability;

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

        (d) the Taxation Liability has been paid or discharged on or before Completion and such payment or discharge is reflected in the Completion Accounts;

        (e) the Taxation Liability is a liability to stamp duty or any interest or penalty relating to stamp duty payable by the Company in respect of any instrument executed before Completion but not stamped on or before Completion unless it is necessary for any Group Company to pay the stamp duty and, if relevant any interest or penalty thereon, in order to effect registration in respect of any entitlement to any interest in on or over any asset or to demonstrate title to any asset or any interest therein or to produce the relevant instrument as evidence in any civil or criminal proceedings or in a hearing before any Taxation Authority, arbitrator or referee or to produce the relevant instrument to any Taxation Authority as evidence in support of any claim for any Relief;

        (f) the Taxation Liability is a liability to any charges, surcharges, interest, penalties, fines or other similar liabilities which arise in respect of any failure by any Company after Completion:

              (i) to make a payment of any Taxation to the extent that the Covenantor has made a payment under Part B of an amount equal to and in respect of such Taxation within five Business Days of the receipt by the Purchaser of such amount from the Covenantor; or

              (ii) (other than at the written request or with the written approval of the Covenantor) to make a payment of any Taxation to the extent that such Taxation is a Taxation Liability for which the Covenantor is not liable to make a payment to the Purchaser under Part B;

        (g) the Taxation Liability arises in the ordinary course of business of the Company after the 31st March 2001 but a Taxation Liability shall not be regarded as arising in the ordinary course of business of the Company if such Taxation Liability is a primary liability of the Company and arises as a result of any of the following:

              (i) the payment of any interest as is mentioned in paragraph 1.2(a)(iii)of Part B;

              (ii) the disposal of the Excluded Properties or the entry into or completion of the Property Transfer Agreement;

              (iii) the creation, cancellation or reorganisation of any share or loan capital or the repayment, cancellation, assignment or writing off of any debt;

              (iv) any Company becoming or ceasing to be a member of a group of companies for any Taxation purpose;

              (v) the failure of the Company to deduct or account for any Taxation;

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

              (vi) the acquisition, disposal or supply or deemed acquisition, disposal or supply of any asset, service or facility (including the loan of money or the letting, hiring or licensing of tangible or intangible property) for a consideration deemed for Taxation purposes to be different from that (if any) actually received, or any other transaction or series of transactions where the consideration paid or provision made or imposed differs from the consideration that would have been paid or the provision that would have been made as between independent enterprises, in each case to the extent of the difference;

              (vii) any Event giving rise to a liability under sections 126 to 129 or schedule 23 Finance Act 1995; and

              (viii) any Event giving rise to a liability under Part XVII of the ICTA or a transaction or arrangement the sole or main purpose of which was the reduction, avoidance or deferral of a liability to Taxation.

2.2 In the absence of fraud or dishonesty or wilful non-disclosure on the part of the Covenantor, any member of the Vendor's Group, their agents or advisers, the Covenantor shall not be liable for any claim arising under Part B of this schedule unless the Covenantor shall have received notice from the Purchaser of such claim specifying in reasonable detail the nature of the claim and, if possible and practicable based on the information then available to the Purchaser, the amount claimed, within seven years after Completion provided that the failure to specify in reasonable detail the nature of the claim and/or the amount claimed shall not result in a claim being barred by reason of such failure only.

2.3 The provisions of paragraphs 1.1, 4.1 and 13.1 of schedule 9 shall apply to any claim under Part B.

2.4 The Warrantor shall not be liable under Part B in respect of any Taxation Liability to the extent (but only to the extent that) any Relief (other than an Accounts Relief or a Post-Completion Relief or a Loss Relief) is available to the Company to reduce or eliminate the Taxation Liability in question and the Purchaser is made aware of the availability of such Relief by the Warrantor in writing in sufficient time (being at least 20 Business Days prior to the expiry of any applicable time limit) and detail to enable the Relief to be utilised.

3    Rebates
     -------

3.1 The Purchaser shall at the written request of the Covenantor made within seven years after Completion (but provided that no more than one such request may be made in any period of twelve months) require the auditors for the time being of the Company ("Auditors") to determine (as experts and not as arbitrators and at the expense of the Covenantor) whether any Taxation Liability which has resulted in any sum having been paid or becoming payable by the Covenantor under paragraph 5 or Part B has given rise to any Relief (not being an Accounts Relief or a Loss Relief or a Post-Completion Relief (not being a Post-Completion Relief which arises solely as a result of the Taxation Liability in question)) which would not otherwise have arisen, and a liability of the Company to make an actual payment or increased payment of Taxation (not

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

        being a Taxation Liability falling within paragraph 5 or Part B or which would fall within paragraph 5 or Part B but for the utilisation or availability of the Relief) has been satisfied or avoided by the use of that Relief and, if the Auditors so determine, the lesser of the amount by which that liability has been satisfied or avoided and the amount paid by the Covenantor under paragraph 5 or (as the case may be) Part B in respect of such Taxation Liability shall be dealt with in accordance with paragraph 3.2.

        For the purposes of this paragraph 3.1, where:

        (a) any expenditure of the Company has been treated as deductible or allowable for Taxation purposes in preparing the Completion
              Accounts: and

        (b) a claim arises under Part B in respect of a Taxation Liability because the expenditure in question is not deductible or allowable in respect of the accounting period (not being the period commencing on the 1st October 2000) in which it was treated as deductible or allowable in preparing the Completion Accounts; and

        (c) that expenditure is deductible or allowable in an accounting period commencing after Completion and ending not later than 30 September 2002;

        then to the extent that the relevant expenditure is deductible or allowable as mentioned in sub-paragraph (c) above (the amount of such expenditure being treated as so deductible or allowable being referred to in this paragraph 3.1 as a "Timing Relief"), the provisions of this paragraph 3.1 shall apply as if the Timing Relief were a Relief which arose as a result of the relevant Taxation Liability referred to in sub-paragraph (b) above.

        The Purchaser shall at the written request of the Covenantor and at the expense of the Covenantor use its reasonable endeavours to claim any Relief to which this paragraph 3.1 applies but nothing in this paragraph 3 shall oblige the Purchaser or any Group Company to claim or utilise any Relief to which this paragraph 3.1 applies in priority to any other Relief which may be available to any Group Company or the Purchaser or any member of the Purchaser's Group.

3.2 Where it is provided under paragraph 3.1 that any amount is to be dealt with in accordance with this paragraph 3.2:

        (a) the amount shall first be set off against any payment then due from the Covenantor under paragraph 5 or Part B;

        (b) to the extent there is an excess, a refund shall be made to the Covenantor of any previous payment made by the Covenantor under paragraph 5 or Part B and not previously refunded under this paragraph or under any other provision of this Agreement up to the amount of such excess; and

        (c) to the extent that the excess referred to in paragraph 3.2(b) is not exhausted thereunder, the remainder of that excess shall be carried forward and set off against any future payment which becomes due from the Covenantor under paragraph 5 Part B.

3.3     Where such determination by the Auditors as is mentioned in paragraph
        3.1 or 3.7 has been made, the Covenantor or the Purchaser may request the Auditors to

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

        review such determination (at the expense of the person making the request) in the light of all relevant circumstances, including any facts which have become known only since such determination, and to determine whether such determination remains correct or whether, in the light of those circumstances, the amount that was the subject of such determination should be amended.

3.4 If the Auditors determine under paragraph 3.3 that an amount previously determined should be amended, that amended amount shall be substituted for the purposes of paragraph 3.1 or as the case may paragraph 3.7 in place of the amount originally determined and such adjusting payment (if any) as may be required by virtue of such substitution shall forthwith be made by the Covenantor to the Purchaser or, as the case may be, by the Purchaser to the Covenantor.

3.5 If, after the Covenantor has paid or become liable to pay to the Purchaser any amount under paragraph 5 or Part B of this schedule in respect of any Taxation Liability, the Purchaser or the Company is or becomes entitled to receive and receives (from any person other than the Company or any of its current or former officers or employees, the Purchaser, any member of the Purchaser's Group, the Covenantor, any member of the Vendor's Group or any of them) a payment which would not have been made but for such Taxation Liability (other than as a result of the utilisation of any Accounts Relief, Loss Relief or Post Completion Relief), then an amount equal to the amount actually received by the Company or the Purchaser (as the case may be) less an amount equal to any costs, fees and expenses incurred in obtaining it and any Taxation Liability incurred in respect of it shall as soon as reasonably practicable after such receipt shall be dealt with as follows:

        (a) the amount shall first be set off against any payment then due from the Covenantor under paragraph 5 or Part B in respect of the Taxation Liability giving rise to such receipt; and

        (b) to the extent there is an excess, a refund shall be made by the Purchaser to the Covenantor as soon as reasonably practical following the relevant receipt by the Company or the Purchaser (as the case may be) of an amount equal the lesser of:

              (i)   the amount of such excess;

              (ii) the amount of any previous payment made by the Covenantor under paragraph 5 or Part B in respect of the Taxation Liability giving rise to such receipt and not previously refunded under this paragraph 3.5 or under any other provision of this Agreement.

3.6 If the Purchaser or the Company becomes aware after Completion that the Purchaser or the Company has become entitled to receive such a payment as is referred to in paragraph 3.5 it shall inform the Covenantor in writing of that entitlement as soon as reasonably practicable, and, subject to the Purchaser and the Company first being indemnified to the Purchaser's reasonable satisfaction by the Covenantor against all losses (including any additional Taxation Liability), interest, costs, damages and expenses which may thereby be incurred, shall take all such steps as the Covenantor shall reasonably request to procure that the Purchaser or the Company receives such payment provided that neither

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

                  the Purchaser nor the Company shall be required to take any action which either considers to will or is likely to cause or increase a future Taxation Liability of the Company or any member of the Purchaser's Group (including the use of any Accounts Relief or any Loss Relief or any Post-Completion Relief and the making of any claim to roll-over or hold-over all or any part of any chargeable gain).

           3.7 The Purchaser shall at the written request of the Covenantor made within seven years after Completion (but provided that no more than one such request may be made in any period of twelve months) require the auditors of the Company ("the Auditors") to determine (as experts and not as arbitrators and at the expense of the Covenantor) whether any provision for Taxation (not being a provision for deferred tax) in the Completion Accounts has proved to be an over-provision other than, in any such case, in consequence of an Event occurring after Completion or the utilisation of any Accounts Relief or any Loss Relief or any Post-Completion Relief. If the Auditors determine that there has proved to be such an over-provision the amount of such over-provision shall be dealt with in accordance with paragraph 3.8.

           3.8 Where it is provided under paragraph 3.7 that any mount is to be dealt with in accordance with this paragraph 3.8:

                  (a) the amount shall first be set off against any payment then due from the Covenantor under paragraph 5 or Part B;

                  (b) to the extent there is an excess, a refund shall be made to the Covenantor of any previous payment made by the Covenantor under paragraph 5 or Part B and not previously refunded under this paragraph or under any other provision of this Agreement up to the amount of such excess; and

                  (c) to the extent that the excess referred to in paragraph
                      3.8 (b) is not exhausted thereunder, the remainder of that excess shall be carried forward and set off against any future payment which becomes due from the Covenantor under paragraph 5 or Part B.

           4      Conduct of claims
                  -----------------

           4.1 If the Purchaser or, after the Completion, the Company shall become aware of any Claim which will or is likely to give rise to a liability of the Covenantor under this schedule the Purchaser shall, but not as a condition precedent to the liability of the Covenantor hereunder, give notice thereof or procure that notice thereof is given as soon as reasonably practicable to the Covenantor and if there is a time limit for appealing any such Claim within 10 Business Days of becoming aware of such Claim and otherwise within 30 Business Days of becoming aware of such Claim.

           4.2 The Purchaser shall take or shall procure that the Company shall take such action which it shall be reasonable for the Purchaser or the Company to take and which the Covenantor may by written notice given to the Purchaser reasonably request to dispute, resist, appeal against, compromise or defend a Claim within paragraph 4.1, provided always that:

                  (a) in each case the Purchaser and the Company shall be first indemnified to the Purchaser's satisfaction by the Covenantor against all losses (including any additional Taxation Liability), interest, costs, damages

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

                        and expenses which may be incurred by the Purchaser or the Company in so doing;

                  (b) any request made by the Covenantor pursuant to this paragraph 4.2 shall be made within a reasonable time of any notice given by the Purchaser to the Covenantor in accordance with paragraph 4.1 and if:

                        (i)  within the period:

                             (A) commencing on the date of the notice given in accordance with paragraph 4.l in the case of a Claim in respect of which there is a time limit for lodging an appeal and ending at 10 Business Days before the expiry of such time limit; and

                             (B) in the case of any other Claim, commencing on the date a written notice is served by the Purchaser on the Covenantor pursuant to this sub-paragraph (B) and ending 15 Business Days thereafter, the Covenantor shall not have given to the Purchaser written notice of the Covenantor's intentions in respect of the Claim or shall not have provided satisfactory indemnities in accordance with paragraph 4.2(a), or

                        (ii) at any time after the Covenantor has given written
                             notice under this clause 4.2 to the Purchaser indicating its intention to dispute, resist, appeal against, compromise or defend the Claim, the Covenantor has failed within 10 Business Days following the service by the Purchaser of a notice under this sub-paragraph (ii) to request in writing any action to that effect in relation to that Claim under this paragraph 4.2, the Purchaser and the Company shall be entitled to deal with the Claim on such terms as they shall in their absolute discretion think fit without prejudice to their rights and remedies under this schedule but the Purchaser shall keep the Covenantor fully informed of all matters relating to such Claim and shall deliver to the Covenantor (at the Covenantor's expense) a copy of all relevant correspondence relating to the Claim;

                  (c) the Purchaser and the Company shall not be obliged to comply with any request of the Covenantor which involves contesting any Claim or any assessment to or demand for an amount of Taxation before any tribunal, court or any other appellate body other than the General Commissioners, the Special Commissioners or the VAT Tribunal (or any equivalent authority or tribunal in any jurisdiction outside the United Kingdom) or contesting any determination in respect of any such Claim, assessment or demand by any subordinate tribunal (including the General Commissioners, the Special Commissioners and the VAT Tribunal), court or other appellate body unless in any such case leading tax counsel

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

                        instructed by agreement between the Purchaser and the Covenantor at the expense of the Covenantor has recommended that course of action in writing;

                  (d) neither the Purchaser nor the Company shall be obliged to take any action which will or is likely to cause or increase a future Taxation Liability of the Company, any member of the Purchaser's Group (including the use of any Accounts Relief or any Loss Relief or any Post-Completion Relief and the making of any claim to roll-over or hold-over all or any part of any chargeable gain); and

                  (e) the Purchaser shall not be obliged to take any action under this paragraph 4.2 in the case of a Claim where any Taxation Authority alleges fraudulent or negligent conduct, fraud or wilful default, conduct involving dishonesty or that any criminal offence has been committed by any member of the Vendor's Group or the Company on or before Completion in relation to such Claim or in relation to any of the Taxation affairs of the Company.

             5    Gross-up
                  --------

             5.1 All sums payable by the Covenantor under this schedule shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law.

             5.2 If any amount paid or due to the Purchaser under this schedule other than a payment of interest under paragraph 2.3 of Part B results in an Actual Taxation Liability of the Purchaser (ignoring the availability of any Relief) the Covenantor covenants with the Purchaser to pay the Purchaser such further sum as will ensure that the net amount received and retained by the Purchaser after such Actual Taxation Liability is taken into account shall equal the full amount which would have been received and retained by the Purchaser in the absence of such Actual Taxation Liability save that if the benefit of this
                  Schedule is assigned then the Covenantor shall not be required to make any payment under this paragraph to the extent that such payment would not have been required had there been no such assignment.

             5.3 If the Covenantor is required to make any deduction or withholding from any payment made in respect of any amount due from the Covenantor hereunder (other than a payment of interest, under paragraph 2.3 of Part B) the amount so due shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Purchaser receives, on the due date for such payment, a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

             6    Tax Computations
                  ----------------

             6.1 Subject to complying with the provisions of paragraph 6.2 below, the Covenantor or its duly authorised agents shall, at its cost and expense, prepare the corporation tax returns of the Company for all the accounting periods ending on or prior to Completion to the extent that the same shall not have been prepared before Completion and (subject as aforesaid) the Covenantor's duly authorised agents shall, at the Covenantor's cost and expense, prepare all documentation and deal with all matters (including correspondence) relating to

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

                  the corporation tax returns of the Company for all such accounting periods. Notwithstanding any other provision of this Agreement, the provisions of paragraph 4 shall take precedence to the provisions of this paragraph 6 so that the provisions of paragraph 4 shall apply to any Claim, notwithstanding the provisions of this paragraph 4.

             6.2  The Covenantor covenants with the Purchaser:

                  (a) to keep the Purchaser and its duly authorised agents fully and promptly informed of all matters relating to the submission, negotiation and agreement of corporation tax returns and computations of the Company for all the accounting periods ending on or prior to Completion;

                  (b) that no such computations or returns nor any correspondence or communication pertaining to such computations or returns or any negotiations or agreement relating to such computations or returns or any part thereof shall be transmitted to any Taxation Authority without first being submitted in writing to the Purchaser at least 15 Business Days prior to submission to the relevant Taxation Authority for the written approval of the Purchaser and shall only finally be submitted or transmitted on the receipt of the written approval of the Purchaser (such approval not, subject to the other provisions of this paragraph 6, to be unreasonably withheld or unreasonably delayed);

                  (c) to deal with all such matters diligently and promptly and within any applicable time limit.

             6.3 The Purchaser shall not be obliged to procure that the Company makes or gives any returns, claims, elections, surrenders and consents in relation to Taxation save to the extent it was assumed they would be made or given in computing any provision which appears in the Completion Accounts (or in eliminating any provision which would have so appeared) and any withholding by the Purchaser of any approval required pursuant to paragraph 6.2 shall be deemed to be reasonable if such approval is withheld on the basis that the computations or returns assume, or have be prepared on the basis, that the Company will make or give any other returns, claims, elections, surrenders or consents.

             6.4 The Purchaser shall procure that the Company keeps the Covenantor informed of its Taxation affairs in respect of the accounting period of the Company current at Completion to the extent that such Taxation affairs relate to any Event occurring on or before Completion and shall promptly provide the Covenantor with copies of all relevant correspondence with any Taxation Authority in relation thereto.

             6.5 The Purchaser shall provide and shall procure that the Company provides, the Covenantor at the expense of the Covenantor with such documents and information (including, without limitation, access to books, accounts and records) as the Covenantor may reasonably require in connection with its rights pursuant to paragraph 6.1 or which is necessary to enable the Covenantor to comply with the provisions of paragraph 6.2(c) subject to the Covenantor first providing a binding undertaking to the Purchaser and the Company that it will:

                  (a) keep confidential all such documents and information other than from any Tax Authority or the Covenantor's legal or taxation advisers;

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

                  (b) return all such documents and information upon its rights under this paragraph being satisfied; and

                  (c) thereafter will destroy any copies, extracts or records (whether written or otherwise) of any such documents and information.

             7    Purchaser's Covenant
                  --------------------

             7.1 The Purchaser covenants with the Covenantor to pay to the Covenantor an amount equal to:

                  (a) any Actual Taxation Liability under section 767A or 767AA ICTA of the Covenantor or of any company which is under the control (as defined in section 767B ICTA) of the Covenantor where such Actual Taxation Liability arises as a result of the failure by the Company to discharge after Completion an Actual Taxation Liability for which the Company is primarily liable and in respect of which the Purchaser is not able to make a claim under paragraph 1 of Part B and would not be able to make such a claim if the provisions of paragraph 2 did not apply to limit the liability of the Covenantor in respect of such Actual Taxation Liability of the Company; and

                  (b) any reasonable costs and expenses incurred by the Covenantor or the relevant company under its control in relation to such Actual Taxation Liability of the Covenantor or relevant company under its control as is referred to in paragraph 7.1(a).

             7.2 If the Purchaser becomes liable to make a payment under paragraph 7.1, the Purchaser shall pay such amount in cleared immediately available funds on or before the later of the date 2 Business Days before that Actual Taxation Liability is finally due and payable and the date 5 Business Days after the date of written demand on the Purchaser by the Covenantor.

             7.3 The Purchaser shall not be required to make any payment pursuant to paragraph 7.1 unless the Covenantor and each company (other than the Company) referred to in paragraph 7.1 shall enter into a binding irrevocable undertaking not to seek to recover any amount from the Company in respect of the Actual Taxation Liability in question pursuant to section
                  767B ICTA.

             8    VAT
                  ---

             8.1 The Covenantor and the Purchaser shall make all reasonable efforts to ensure that the Company ceases as soon as reasonably practicable after Completion, to be treated by HM Customs & Excise as a member of a group with a member of the Vendor's Group for the purposes of section 43 of the Value Added Tax Act 1994.

             8.2 The Purchaser agrees with the Covenantor to pay to the Covenantor an amount equal to any value added tax liability of any member of the Vendor's Group (including, without limitation, interest and penalties) which may arise solely because the Company was in a group with a member of the Vendor's Group for the purposes of section 43 of the Value Added Tax Act 1994 at any time after Completion but excluding any amount for which the Covenantor is liable to make any payment under Part B.

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

             8.3 Subject to paragraph 8.4, all payments made by the Purchaser under paragraph 7 or 8.2 shall be made gross, free of a right of counterclaim or set-off and without a deduction or withholding of any kind.

             8.4 The Purchaser shall make a deduction or withholding set off or counterclaim required by law from a payment under paragraph 7 or 8.2. If the Purchaser shall be required to make any such withholding or deduction in respect of Taxation the Purchaser shall increase the payment to the extent necessary to ensure that after the making of a deduction or withholding, the Covenantor receives a sum equal to the sum it would have received had no deduction or withholding of Taxation been required.

             8.5 If a payment under paragraph 7 or 8.2 will be or has been subject to Taxation in the hands of the Covenantor, the Covenantor may demand in writing from the Purchaser the amount (after taking into account Taxation payable in respect of the amount) that will ensure that the Covenantor receives and retains a net sum equal to the sum it would have received had the payment not been subject to Taxation.

             8.6  The provisions of paragraph 3 and 4 of Part A and paragraph
                  2.3 of Part B this schedule shall apply to the covenant contained in paragraph 7 and 8.2 as it applies to any claim under Part B.

             9    Payments
                  --------

             9.1 Any payment made by the Covenantor to the Purchaser pursuant to Part B shall to the extent possible be treated as a reduction in the consideration received by the Covenantor for the Sale Shares but nothing in this paragraph 9.1 shall operate to limit the liability of the Covenantor under this Agreement.

             9.2 Any payment by the Purchaser under paragraphs 7 or 8 shall be treated as an increase in the consideration given by the Purchaser for the Sale Shares.

             10   Surrender of Losses
                  -------------------

             10.1 The Purchaser shall ensure that the Company shall at the written request of the Covenantor to the Purchaser, accept (without any payment being made by the Purchaser or any Group Company) from the Covenantor, or any member of the Vendor's Group or a Group Company as the Covenantor may specify in writing, the surrender of Group Relief and/or the surrender of Tax Refund as the Covenantor shall specify in its notice and which is permitted by law in respect of an accounting period of the Company ending on or before Completion where such surrender is made to mitigate a Taxation Liability which but for such surrender would otherwise arise and in respect of which the Covenantor would be liable under Part B and the liability of the Covenantor in respect of the Taxation Liability in question shall be reduced to the extent (but only to the extent that) any such Group Relief or Tax Refund is available to and does reduce or eliminate the Taxation Liability in question.

             10.2 Subject to the Purchaser and the Company being indemnified against all losses (including any Taxation other than any liability to Taxation in respect of which the Covenantor would not otherwise be liable under Part B and which arises solely as a result of the making of the claim or surrender) which may thereby be incurred, the Purchaser shall and shall procure that the Company shall use all reasonable endeavours to procure that full effect is given to the surrenders to be

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

          made under paragraphs 10.l(a) and the Purchaser shall procure that the Company shall sign and submit to the Inland Revenue all such notices of consent to surrender to any such surrender.

     10.3 The Covenantor hereby covenants and undertakes with the Purchaser that no Group Company has made or will make on or before Completion without the prior written consent of the Purchaser (which may be given or withheld at the absolute discretion of the Purchaser and any such consent may be given subject to conditions including conditions that the relevant losses shall be paid for) any surrender of any losses by way of Group Relief to any other Company in respect of any accounting period of a Group Company beginning on or after 1 March 1994. The Covenantor further undertakes that it shall not be entitled to exercise any of the rights conferred on it by this Agreement after Completion so as to procure any such surrender of losses by any Group Company to any company other than another Group Company or to request that any surrender be made by any Group Company other than to any other Group Company.

                           Part B - Taxation Covenant
                           --------------------------

1    Covenants by the Covenantor
     ---------------------------

1.1 Subject only to the provisions of paragraph 2 of Part A, the Covenantor hereby covenants with the Purchaser to pay to the Purchaser an amount equal to:

     (a) any Actual Taxation Liability of the Company arising as a result of, in respect of, in connection with, or by reference to:

          (i) an Event occurring or deemed for the purposes of any Taxation to occur or have occurred on or before Completion; or

          (ii) any income, profits or gains earned, accrued or received or deemed for the purposes of any Taxation to have been earned, accrued or received on or before or in respect of any period ended on or before the date of Completion;

     (b)  any Deemed Taxation Liability;

     (c) any liability of the Company (whether or not discharged on or before Completion unless such discharge is in the Completion Accounts) to pay or repay any amount under any agreement or arrangement relating to the claim or surrender of Group Relief, advance corporation tax or a Tax Refund entered into before Completion, or to make a payment or increased payment in respect of Taxation under any indemnity, covenant, guarantee, charge, agreement or arrangement entered into on or before Completion; and

     (d) any costs, fees and expenses reasonably incurred by the Purchaser or the Company in connection with any such liability or amount as is referred to in any of paragraphs 1.1(a), (b) or (c) inclusive or with any Claim in respect thereof or in successfully taking or defending any action under this schedule.

1.2 Subject only to the provisions of paragraph 2.1 of Part A, the Covenantor hereby covenants with the Purchaser to pay to the Purchaser an amount equal to:

     (a) any Actual Taxation Liability of the Company arising as a result of, in respect of, in connection with, or by reference to:

          (i) the failure of any person (other than the Company or the Purchaser or a member of the Purchaser's Group) at any time to pay any amount of Taxation where such Actual Taxation Liability of the Company arises (whether such liability is joint and several or as a secondary liability) as a result of the Company being treated at any time on or before Completion as the member of the same group for any Taxation purpose as any other company or as a result of the Company at any time on or before Completion being associated or connected with or controlled by or having control of or related to any other company or person for any Taxation purpose; or

          (ii) the disposal of the Excluded Properties or the entry into or completion of the Property Transfer Agreement; or

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

           (iii) any Claim arising as a result of or by reference to the failure by the Company to account for any advance corporation tax in respect of any dividend or other distribution (as defined in ICTA) paid or made on or before Completion or the failure by the Company to deduct and/or account for Taxation on the payment by the Company, on or before Completion, of any interest to any other company which was at the time of such payment a member of the same group (group for this purpose meaning the Company, any holding company of the Company and any subsidiary of the Company or any such holding company, "holding company" and "subsidiary" having the meaning ascribed thereto in section 736 of the Companies Act 1985 and any interest, fines or penalties in relation to any such advance corporation tax or, as the case may be, Taxation; or

           (iv) any Group Company ceasing to be a member of any group as defined for any Taxation purpose on or before Completion; and

     (b) any costs, fees and expenses reasonably incurred by the Purchaser or the Company in connection with any such liability or amount as is referred to in any of paragraphs 1.2(a) or with any Claim in respect thereof or in successfully taking or defending any action under this schedule.

2    Payment
     -------

2.1 If the Covenantor is or becomes liable to make a payment under this Part B in respect of an Actual Taxation Liability or a Deemed Taxation Liability falling within paragraph (a) of that definition, the Covenantor shall pay such amount in cleared, immediately available funds on or before the date 5 Business Days after the date of written notice from the Purchaser of the amount which the Covenantor are required to pay or, if later, the date 2 Business Days before the date on which the Actual Taxation Liability in question is, or as the case may be would have been, due for payment.

2.2 If the Covenantor is or becomes liable to make a payment under this Part B in respect of any other amount not being an Actual Taxation Liability or a Deemed Taxation Liability falling within paragraph (a) of that definition, the Purchaser will notify the Covenantor in writing of the amount which the Covenantor is required to pay and the Covenantor shall pay such amount in cleared, immediately available funds on or before the date:

     (a)   in the case of a Deemed Taxation Liability falling within paragraph
           (b) of that definition where the Accounts Relief unavailable is a right to a repayment of Taxation, the later of the date upon which such repayment would have been payable and 5 Business Days after the date of such notice;

     (b)   in the case of a Deemed Taxation Liability falling within paragraph
           (b) of that definition where the Accounts Relief unavailable is not a right to repayment of Taxation, the later of the date 2 Business Days before the date upon which my Taxation (which would have been saved but for such unavailability) is due for payment and 5 Business Days after the date of such notice;

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

       (c)  in any other case, 2 Business Days after the date of such notice.

2.3 Sums not paid by the Covenantor on the dates specified in paragraphs 2.1 and 2.2 shall bear interest (which shall accrue from day to day after, as well as before, judgment at the Default Rate from the date following the specified date up to and including the day of actual payment of such sums (or the next Business Day if such day of actual payment is not a Business
       Day) compounded annually.

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

                          Part C - Taxation Warranties
                          ----------------------------

1      Provision in the Accounts
       -------------------------

1.1 All liabilities, of the Company for Taxation in respect of, by reference to or in consequence of any income, profits or gains (whether actual or deemed) earned, accrued or received on or before the Accounts Date or any Event which occurred on or before the Accounts Date and whether incurred as principal, agent or trustee or otherwise are provided for in full in the Accounts.

2      Post Accounts Date
       ------------------

2.1    Since the Accounts Date and before Completion:

       (a) no income, profits or gains, whether actual or deemed, have been earned by, have accrued to or have been received by the Company nor has any Event occurred in either case in respect of, by reference to or in consequence of which the Company has incurred or may incur a liability, whether as principal, agent or trustee or otherwise, for Taxation (or would incur such a liability but for the availability of any Relief) other than Taxation on actual income earned by the Company in the ordinary and usual course of its trade;

       (b) no accounting period (as defined in section 12 ICTA) of the Company has ended as referred to in section 12(3) ICTA;

       (c) the Company has not paid any Taxation after its due date for payment and is not liable for any Taxation the due date for payment of which has passed or will arise in the 3 months immediately after the date of Completion;

       (d) nothing has occurred as a result of which the Company could be required to bring a disposal value into account for the purpose of capital allowances under section 4, 24, CAA or a withdrawal of first year allowances or a recovery of excess relief under section 46 or 47 CAA or which would or could result in a chargeable gain accruing to the Company;

       (e) no Event has occurred which gives rise or may give rise to a Taxation Liability under Part XVII ICTA or Part VII Taxes Management Act 1970;

       (f) the Company has not declared or paid any dividend or made any other distribution for the purposes of any Taxation.

       (g) no payment of a revenue nature for Taxation purposes has been made and no liability of a revenue nature for Taxation purposes has been incurred by the Company in excess of (Pounds)50,000 in aggregate which will not be deductible for corporation tax purposes, either in computing its income profits (or trading losses) or in computing the corporation tax payable by it as a charge on income or non-trading debit.

3      Compliance
       ----------

3.1 The Company has made all returns and payments, given all notices, submitted all accounts and computations, obtained all registrations, maintained all records,

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

       complied with all reporting requirements and supplied all other information in relation to Taxation which it is or has been required to make, give, submit, maintain, obtain or supply and all such returns, notices, accounts, computations, registrations, records, reports and information are and were complete and accurate and made, given, submitted, obtained or supplied punctually and on a proper basis.

3.2 There is no dispute and there has not at any time in the last 3 years been any dispute between the Company and any Taxation Authority, the Company is not and has not at any time been notified that it is the subject of an investigation, audit or review by any Taxation Authority and as far as the Warrantor is aware there are no facts which are likely to give rise to any such dispute, investigation, audit or review.

3.3 The Company is not and has not at any time within the 3 years prior to the date hereof been liable to pay any penalty, fine, surcharge, interest or similar amount in relation to Taxation and there are no facts which are likely to cause it to become liable to pay any such penalty, fine, surchange, interest or similar amount.

3.4 The Company has duly and punctually complied with all its obligations to deduct Taxation from payments made by it and to account for such Taxation to any Taxation Authority.

3.5 No Taxation Authority has agreed formally or informally to any concession or arrangement in relation to the Company not based on a strict application of the relevant legislation.

4      Liability for Taxation, claims and Reliefs
       ------------------------------------------

4.1 The Company has maintained sufficient records to enable it to calculate any present or, so far as possible, future liability for Taxation of it and its entitlement to any Relief including (without limitation) in respect of the disposal of any asset acquired before Completion or the termination of any loan relationship.

4.2 The Company has properly made all claims, elections, surrenders and disclaimers and given all notices and consents and exercised all other rights in relation to Taxation which it was assumed for the purpose of the Accounts had been or would be made or exercised.

4.3 The Company is not, and will not become, liable to pay, or make reimbursement or indemnity in respect of, any Taxation payable by or chargeable on or attributable to any other person (or my amount in respect of or corresponding to any such Taxation).

4.4 The Company is not and since March 1994 has never been an investment company as defined by section 130 ICTA.

5      Corporation tax payments
       ------------------------

5.1 Since March 1994 and in relation to accounting periods ending on Completion, Magnet Limited has not been liable to pay any corporation tax due to the availability of trading losses brought forward and group relief. Each other Company has duly and punctually made all payments of corporation tax on or before the due date for payment thereof.

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

6     Close companies
      ---------------

6.1 The Company is not and since March 1994 has never been a close company within the terms of section 414 ICTA.

7     Distributions and payments
      --------------------------

7.1 No distribution (within the meaning of sections 209 and 210 ICTA) has been made by the Company during the 6 years ended on the Accounts Date (except as provided in the Accounts).

7.2 The Company has not made or received any exempt distribution within the meaning of section 213 ICTA, and has at no time been a relevant company in relation to an exempt distribution for the purposes of that section or concerned in an exempt distribution for the purposes of section 214 ICTA.

7.3   The Company has not at any time received a capital distribution to which section 189 TCGA could apply.

7.4   The Company has not on or after 6th April 1965:

      (a) repaid, redeemed or purchased or agreed to repay, redeem or purchase any of its share capital; or

      (b) capitalised or agreed to capitalise in the form of shares or debentures, any profits or reserves of any class or description, or otherwise issued or agreed to issue share capital otherwise than for new consideration (as defined in section 254 ICTA).

8     Employee benefits
      -----------------

8.1 The Disclosure Letter contains full details of all dispensations granted to the Company by the Inland Revenue under section 166 ICTA or otherwise relating to payments and benefits made or provided, or treated as made or provided, to its employees or officers or former employees or officers or any persons required to be treated as such, and the reporting requirements in relation to such payments and benefits.

8.2 The Disclosure Letter contains full details of all long-term incentive plans, share option schemes and profit sharing schemes established by the Company whether or not approved by the Inland Revenue under the provisions of schedule 9 ICTA and of all bonus or profit related pay schemes established by the Company.

8.3 The Company has not established a qualifying employee share ownership trust within the meaning of section 74 and schedule 5 FA 1989.

9     Capital allowances
      ------------------

9.1 All capital expenditure (other than expenditure on land not being expenditure on buildings or structures or fixtures) in excess of (pounds)500,000 in aggregate incurred by the Company since the Accounts Date and all capital expenditure which may be incurred by the Company under any existing agreement or arrangement has qualified or will qualify for capital allowances under Chapter I (and no other chapter) Part II CAA.

9.2 There are set out in the Disclosure Letter details of all capital allowances claimed in respect of the accounting period of the Company ended on the Accounts Date in respect of each asset or pool of assets in respect of which

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

      separate computations for capital allowances are required to be made or, as a result of any election, are made.

9.3 No balancing charge in respect of any capital allowances claimed or given will arise if any assets of the Company or any pool of assets taken as a whole were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts, except to the extent that such charge is provided for in the Accounts.

10    Capital gains
      -------------

10.1 Disregarding any relief or allowance (including indexation relief) available to the Company (other than amounts allowable under section 38
      TCGA) no chargeable gain or profit would arise if any asset of the Company (other than trading stock) were to be realised for a consideration equal to the book value thereof as shown or included in the Accounts or, in the case of an asset acquired since the Accounts Date, for a consideration equal to the consideration given on its acquisition provided that the Purchaser shall have no claim against the Warrantor for breach of this Warranty to the extent that any chargeable gain realised on the disposal of the relevant asset may be sheltered by any allowable capital loss carried forward as at 30 September 2000.

10.2  The Company has not since 1st October 1994:

      (a) made a claim under sections 152 to 158 (inclusive) or 175 or 247 TCGA which affects the amount of the chargeable gain or allowable loss which would, but for such claim, have arisen upon a disposal of any asset or acquired any asset or any interest in any asset in circumstances in which another company has made a claim under section 175 TCGA which affects for the purposes of the TCGA the amount or value of the consideration given for such asset or interest;

      (b) transferred a trade carried on by it outside the United Kingdom through a branch or agency in circumstances such that a chargeable gain could be deemed to arise at a date after such transfer under section 140 TCGA;

      (c)  made any claim or election under section 161(3) TCGA;

      (d) made any claim under section 253 or 254 TCGA and no chargeable gain has arisen or is likely to arise under section 253 or 254 TCGA.

11    Capital
      -------

11.1 The Company does not hold or have in issue any shares or securities (as defined in section 132(3)(b) TCGA) other than the Sale Shares or shares in another Company.

11.2 The Company is not a party to any loan relationship other than wholly for the purposes of its trade.

11.3 The Company is not a party to any loan relationship to which any of the following provisions apply or could apply:

      (a)  section 84 and any paragraph of schedule 9 FA 1996; or

      (b)  any of sections 89, sections 91 to 97 (inclusive) or any paragraph of schedule 13 FA 1996.

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

11.4 The Company has duly and properly accounted for all credits and debits in respect of its loan relationships in accordance with an authorised accounting method and there are set out in the Disclosure Letter full details of each authorised accounting method applied for the purposes of the Accounts in respect of each of the Company's loan relationships subsisting at the Accounts Date.

11.5 The Company is not and never has been a party to any interest rate contract or option, or currency contract or option which is or may become a qualifying contract as described in Chapter II Part IV FA 1994.

11.6 The Company has no assets or liabilities to which Chapter II Part IIFA 1993 could apply.

12    Miscellaneous
      -------------

12.1  During the 3 years before the date hereof:

      (a) there has been no major change in the nature or conduct of a trade or business carried on by the Company; and

      (b) the scale of activities of any trade or business carried on by the Company has not been small or negligible, within the meaning in each case of sections 245,245A, 768,768A or 768B ICTA respectively.

12.2 The Company has not been assessed and there are no circumstances in which it could be assessed for any Taxation under section 767A ICTA, section 767AA for ICTA or otherwise.

13    Group transactions
      ------------------

13.1 The Company is not now and has never been a member of a group for any Taxation purpose.

13.2 Full details of all claims and surrenders and agreements and arrangements, relating to the claim or surrender by the Company of Group Relief and for the surrender of advance corporation tax under section 240 ICTA relating to the six years ended on the Accounts Date are attached to the Disclosure Letter. The Company is not liable to make any payment for any Group Relief or advance corporation tax surrendered or to be surrendered to it and there are no amounts due or which may become due to the Company in respect of the surrender of any Group Relief or advance corporation tax. The Company is not liable to surrender any Group Relief or advance corporation tax under those provisions. There are no arrangements where the Company may become liable to repay any sums paid to it for the surrender of any Group Relief or advance corporation tax.

13.3  The Company has not at any time within the last 6 years:

      (a) acquired any asset from any company which at the time of the acquisition was a member of the same group of companies as defined in section 170 TCGA;

      (b) joined in the making of any election pursuant to section 247 ICTA or paid any dividend without paying ACT or made any payment without deduction or income tax in circumstances such that ACT ought to have been paid or income tax ought to have been deducted as mentioned in section 247(6) ICTA;

      (c) been the subject of or otherwise involved in any agreements as are referred to in section 240(11) or 410 ICTA;

      (d) acquired an asset as trading stock from a member of the same group where the asset did not form part of the trading stock of any trade carried on by the other member, as mentioned in section 173(1) TCGA, or disposed or an asset which formed part of the trading stock of any trade carried on by the Company to another member of the same group which acquired the asset otherwise than as trading stock of a trade carried on by the other member, as mentioned in section 173(2) TCGA;

      (e) since the Accounts Date ceased to be a member of a group of companies in such circumstances that a profit or gain was deemed to accrue to the Company by virtue of section 179 TCGA and neither the execution of this Agreement, this Agreement becoming unconditional or Completion will result in any profit or gain being deemed to accrue to the Company for any Taxation purpose whether pursuant to section 179 TCGA or otherwise.

14    Residence and offshore interests
      --------------------------------

14.1 The Company is and has at all times been resident in the United Kingdom for Tax purposes and is not and has not been treated as resident or as having a branch or permanent establishment in any other jurisdiction for any Taxation purpose (including under any double taxation treaty or agreement).

14.2 The Company is not liable for any Taxation as the agent or Tax representative of any other person or business and does not constitute a permanent establishment of any other person, business or enterprise for any Taxation purposes.

14.3 The Company does not and has at no time since the Accounts Date owned a beneficial interest in the capital of a company which is resident outside the United Kingdom and which would be a close company if it were resident in the United Kingdom, in circumstances such that a chargeable gain accruing to that other company could be appointed to the Company under section 13 TCGA.

15    VAT
      ---

15.1 The Company is duly registered for the purposes of VATA. Such registration is not subject to any conditions imposed by or agreed with the Commissioners of Customs and Excise. The Company has complied in all respects with VATA and, so far as the Company is aware, all orders, provisions, directions or other conditions made or imposed thereunder or under any other law relating to VAT.

15.2 The Company is not and has never been a member of a group for the purpose of section 43 VATA.

15.3 No direction has been issued to the Company or the representative member of any group of which it was a member under schedule 9A VATA and so far as the Warrantor is aware and there we no circumstances in which such a direction could be issued.

15.4 The Company has not within the two years ending on the date of this Agreement been served with any penalty liability notice under section 64 VATA or any surcharge liability notice under section 59 VATA or been issued with any written warning under section 76(2) VATA.

15.5 The Data Room contains full details of any claim for bad debt relief made by the Company under section 11 FA 1990 or section 36 VATA and regulations made thereunder.

15.6 The Company has not, since the Accounts Date, made any exempt supplies for VAT purposes where the value of all such supplies exceeds (Pounds) 50,000 in aggregate and the Company has not and will not be denied credit for any input tax in respect of any goods or services supplied to, imported or acquired by the Company save to the extent such input tax is directly attributable to an exempt supply.

15.7 Full details of all elections made by the Company or a relevant associate of it (within the meaning of paragraph 3, schedule 10 VATA) pursuant to paragraph 2, schedule 10 VATA are set out in the Disclosure Letter and there are no circumstances in which a supply relating to the grant of an interest in right over a licence to occupy any land or building or any part of any land or building comprised within such an election could be other than a taxable supply by virtue of paragraph 2(3AA), schedule 10 VATA or otherwise provided that if details of any such election are not set out in the Disclosure Letter but are disclosed in writing to the Purchaser prior to Completion then the Purchaser shall not have any claim for breach of this Warranty in relation to the property to which such election relates.

15.8 There are set out in the Disclosure details of each of the assets of the Company which is a capital item the input tax on which may be subject to adjustment in accordance with the provisions of Part XV of the Value Added Tax Regulations 1995 provided that if details of any such capital item are not set out in the Disclosure Letter but are disclosed in writing to the Purchaser prior to Completion then the Purchaser shall not have a claim for breach of this Warranty in relation to that capital item.

15.9 The Company is not liable, nor has it since the Accounts Date taken any action likely to make it liable, to a self-supply charge under paragraph 6, schedule 10 VATA.

15.10 Magnet Limited and those Companies which are its subsidiaries (but none of the other Companies) are required to make payments on account of VAT for which it may become liable in a prescribed accounting period (pursuant to Part VI of the Value Added Tax Regulations 1995).

15.11 The Company has not been required by Customs to give security under paragraph 5, schedule 11 VATA.

15.12 The Company does not own the fee simple in any building or work such as is referred to in Item l(a) Group 1 schedule 9 VATA.

15.13 The Company has cot registered, and is not required to register, for VAT purposes (or for the purposes of any similar tax on added value or turnover) in any country other than the United Kingdom.

16    Stamp duty and stamp duty reserve tax
      -------------------------------------

16.1 All documents in the enforcement of which the Company may be interested or which confer any right or title upon the Company to any asset have been duly stamped there are no such documents retained outside the United Kingdom which if brought into the United Kingdom would attract stamp duty.

16.2 The Company has not since the Account Date been party to any transaction whereby the Company is or could become liable to or to account for stamp duty reserve tax.

      Part D - Payments in respect of non-availability of Tax Trading Losses
      ----------------------------------------------------------------------

1    Purpose of Part D
     -----------------

1.1 In calculating the consideration to be given for the Sale Shares under this Agreement, the Purchaser assumed that there would be Trading Losses available for carry forward in Magnet Limited as at 30th September 2000 for set off against the profits of that Company for its year ended 30th September 2001 and thereafter in subsequent years ("Carry Forward Trading Losses") of an amount at least equal to the aggregate of:

     (a) the amount which would have been the taxable profits of Magnet Limited for the period commencing on the 1st October 2000 and ending on 31 March 2001, calculated on the assumption that the 31st March 2001 was the end of an accounting period and otherwise on the basis set out in paragraph 4.1 ("the Pre-Completion Amount"); and

     (b)  (Pounds)15,000,000 ("the Post-Completion Amount")

     and the Purchaser valued the Post-Completion Tax Losses at (Pounds)4,500,000. The Covenantor has agreed with the Purchaser to pay to the Purchaser an amount equal to 30% of the amount by which the Post-Completion Tax Losses may prove to be less than (Pounds)15,000,000 plus interest thereon in accordance with the provisions of this Part D.

2    Definitions
     -----------

2.1 In this Part D the following words and expressions shall have the following meanings:

     "Agreed 31 March 2001 Computations" means the draft 31 March 2001 computations as prepared by the Covenantor's Accountants pursuant to paragraph 4.1 or, as the case may be, determined pursuant to paragraph 7.6;

     "Trading Losses" means the tax losses incurred by Magnet Limited in the conduct of its trade for the purposes of Case I of Schedule D of the ICTA;

     "Pre-Completion Tax Losses" the amount of the Pre-Completion Tax Losses as show in the Agreed 31 March 2001 Computations;

     "Post-Completion Tax Losses" the amount of the Carry Forward Trading Losses after deducting the Pre-Completion Tax Losses.

3    Preparation of Tax Returns and Computations
     -------------------------------------------

3.1 If Completion has not occurred by 30 June 2001, the Covenantor will submit to the Inland Revenue on or before 30th June 2001 the corporation tax returns and computations for each Group Company for the period ended 30 September 2000 ("30 September 2000 Computations") and, to the extent not previously submitted, the corporation tax returns and computations for each Group Company for any period ended before 30 September 2000 ("Prior Year Computations") and the Covenantor shall deliver a copy of the 30 September 2000 Computations and any Prior Year Computations to the Purchaser on Completion. If Completion has occurred by 30 June 2001 then the Covenantor will provide the Purchaser (in accordance with paragraph 6 of Part A) on or before 30 June 2001 with the 30 September 2000 Computations and the Prior

     Year Computations. The 30 September 2000 Computations for Magnet Limited will show the amount of the Carry Forward Trading Losses. The Covenantor shall not be liable for any breach of its obligations to prepare and submit to the Inland Revenue the 30 September 2000 Computations or any Prior Year Computations to the extent that the failure in question arises as a result of a failure by Magnet Limited after Completion to provide to the Covenantor on a timely basis such accounting information as the Covenantor reasonably requests and which is in the possession of any Group Company immediately after Completion.

4    Estimate of Pre-Completion Tax Losses and Post-Completion Tax Losses
     --------------------------------------------------------------------

4.1 On or before 30 June 2001, the Covenantor will prepare, and provide to the Purchaser, draft tax computations for the Magnet Limited for the period beginning on 1 October 2000 and ending on 31 March 2001 ("31 March 2001 Computations"):

     (a)  based on the Completion Accounts of Magnet Limited as at 31 March
          2001;

     (b) calculating the taxable profits of Magnet Limited and, to the extent legally permissible and not inconsistent with other provisions of this Agreement, making adjustments to the accounting profits on the same basis as in prior years; and

     (c) prepared on the assumption that an accounting period ends on 31 March 2001 based on the assumption that no further claims are made by Magnet Limited to surrender any of its carry forward tax trading losses. Such draft tax computations shall contain a statement of the Carry Forward Trading Losses and the Pre-Completion Tax Losses.

4.2 Without prejudice to its obligations under paragraph clause 6 of part A of this schedule or any other provision of this Agreement, within 15 Business Days of receipt, the Covenantor will provide the Purchaser with a copy of any letter or other communication received by the Covenantor, its representative or any member of the Vendor's Group from the Inland Revenue on or after the date of this Agreement and relating to the any period of Magnet Limited ending on or before 30 September 2000 and confirming that the amount of the Carry Forward Trading Losses is at least equal to or is not less than the aggregate of the Pre-Completion Amount plus (Pounds) 15,000,000 or disputing the amount of the Carry Forward Trading Losses. The Covenantor warrants to the Purchaser that none of Magnet Limited, the Covenantor or any member of the Vendor's Group has received such a letter or communication prior to the date of this Agreement and not disclosed such letter or other communication in the Data Room prior to the date of this Agreement.

5    Payment for Unavailable Trading Losses
     --------------------------------------

5.1 At any time on one or more occasion following the receipt by the Purchaser of:

     (a) the 30 September 2000 Computations and the draft 31 March 2001 Computations; or

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

     (b) a copy of a letter or other communication as is referred to in paragraph 4.2,

     the Purchaser may request the auditors of Magnet Limited for the time being to prepare and deliver to the Purchaser a calculation ("Auditors Calculation") calculating the Purchaser's estimate of the Post-Completion Tax Losses as follows:

          (i)   taking the Carry Forward Trading Losses as a positive figure;
                and

          (ii)  subtracting the amount of the Pre-Completion Tax Losses.

     The Purchaser will as soon as practicable following receipt of such Auditor's Calculation notify the Covenantor of the amount of Post Completion Tax Losses as so calculated and, with such notice, will provide the Covenantor with a copy of the Auditor's Calculation thereof. The date on which the Purchaser serves such notice is referred to in this Part D as the "Notification Date".

5.2 If the Post-Completion Tax Losses as calculated in accordance with paragraph 5.1 above are less than (Pounds)15,000,000 then, on the date ("Due Date") which is no later than 15 Business Days after the Notification Date, the Covenantor will pay to the Purchaser by way of reduction in Consideration an amount equal to (subject to paragraph 5.3) the aggregate of:

     (a) 30 per cent of the amount by which the Post-Completion Tax Losses as shown in the relevant Auditors Calculation are less than (Pounds)15,000,000 to the extent that it has not previously made a payment under this clause 5.2 in respect of such reduction which has not subsequently been repaid under paragraph 6.3 ("Repayment Amount"); and

     (b)  an amount equal to interest at the Agreed Rate on the Repayment
          Amount from the date on which Completion occurs until the date the Purchaser receives the full amount of the Repayment Amount, compounded quarterly.

5.3 If Magnet Limited or the Purchaser incurs a penalty under the Regulations then the Covenantor will pay to the Purchaser an amount equal to such penalty to the extent that it arises as a result of failure to pay Taxation which would not have been due had the Post-Completion Tax Losses been at least (Pounds)15,000,000 save to the extent that the penalty arises or is increased as a result of the failure by Magnet Limited or the Purchaser to pay to the Inland Revenue as soon as practicable an amount equal to any Repayment Amount received from the Covenantor under the foregoing provisions of this paragraph 5.

6.   Adjustment of Post-Completion Tax Losses
     ----------------------------------------

6.1 If within 7 years of Completion a written communication is received by Magnet Limited or the Purchaser indicating that an Inland Revenue query taken into account under paragraph 4.1 above has been resolved the Purchaser will notify the Covenantor of such communication within 15 Business Days of the receipt by the Purchaser or Magnet of such communication.

6.2 Following the receipt of a notice under paragraph 6.1, the Covenantor may request that the Purchaser request that the auditors for the time being of Magnet Limited recalculate (at the cost of the Covenantor but reporting to the Purchaser) the Post-Completion Tax Losses in accordance with paragraph 5.1 and to issue to the Purchaser notification of the result of such calculation (an "Amended Auditors Calculation"). The Purchaser shall provide a copy of such Amended Auditors Calculation to the Covenantor as soon as practicable following the receipt thereof by the Purchaser and in any event within five Business Days of such receipt. In preparing the Amended Auditors Calculation the auditors shall be requested to take into account the resolution of any query which had been previously been taken into account under paragraph 5.1 and which has since been resolved. If the Post-Completion Tax Losses as recalculated and shown in the relevant Amended Auditors Certificate exceed (pounds)15,000,000 then, for the purposes of paragraph 6.3, they shall be treated as being equal to (pounds)l5,000,000.

6.3 To the extent that the Post-Completion Tax Losses as last calculated under paragraph 6.2 above exceed the Post-Completion Tax Losses as last calculated under paragraph 5.1, then the Purchaser shall pay to the Covenantor an amount (the "Refund Amount") equal to the lower of:

     (a) any Repayment Amount previously paid by the Covenantor under paragraph 5 and not previously repaid by the Purchaser under this paragraph 6; and

     (b)  30% of the amount of such excess

     on the date 15 Business Days after the date on which the Purchaser receives the relevant Amended Auditors Calculation or, if later:

          (i)   as to 18% of the Refund Amount on 14 April 2001;

          (ii)  as to 18% of the Refund Amount on 14 July 2001;

          (iii) as to 18% of the Refund Amount on 14 October 2001;

          (iv)  as to 18% of the Refund Amount on 14 January 2001; and

          (v)   as to 28% of the Refund Amount on 1 July 2002

          together with interest at the Agreed Rate from the date on which Completion occurs until the due date for payment.

7.   General
     -------

7.1 The obligations of the Covenantor under this Part D shall not be limited or restricted by any other provision of this Agreement and in particular by any of the provisions of schedule 9 or Part A of this Schedule and any claim by the Purchaser for any amount payable to the Purchaser pursuant to paragraph 4 of this Part D shall not be treated as a Claim (as defined in clause 1.1 of the Agreement) for the purposes of this Agreement.

7.2 If section 768 ICTA applies to restrict the carry forward of any Carry Forward Trading Losses to a period falling after the change of ownership of Magnet Limited pursuant to this Agreement as a result of a major change occurring before Completion in the nature or conduct of any trade carried on by Magnet Limited then for the purposes of the calculations in this Part D such Carry Forward Trading Losses will be assumed not to be Post-Completion Tax Losses.

7.3 If section 768 ICTA applies to restrict the carry forward of any Carry Forward Trading Losses to a period falling after the change of ownership of Magnet Limited pursuant to this Agreement solely as a result of a major change occurring wholly after Completion in the nature or conduct of any trade carried on by Magnet Limited then for the purposes of the calculations in this Part D such Carry Forward Trading Losses will be assumed to be Post-Completion Tax Losses.

7.4 If and to the extent that the Post Completion Trading Losses prove to be less than (pound)15,000,000 solely as a result of any voluntary act or omission by any member of the Purchaser's Group after Completion which:

     (a) is not an Event referred to in any of sub-paragraphs (a) to (e) of the definition of Event;

     (b) is not required by any legislation or other statutory requirement, whether coming into force before, on or after Completion;

     (c) is not pursuant to a legally binding obligation of the Company entered into on or before Completion or any agreement (whether conditional or not) entered into or any option granted by the Company on or before Completion;

     (d) is not the subject of a prior written request, or otherwise done with the prior written approval, of the Covenantor or any representative of the Covenantor;

     (e) is not an Event occurring in the ordinary course of business of the Company; and

     (f) the Purchaser knew or ought reasonably to have known would give rise to a reduction in the Post Completion Tax Losses having regard to the information provided in the Data Room, the Disclosure Letter or any documents in the possession of the Company immediately after Completion;

     then the mount of such shortfall shall be deemed to be Post Completion Tax Losses.

7.5 At the request and cost of the Covenantor, the auditors of the Covenantor for the time being ("Covenantor's Auditors") may review any Auditors Calculation or Amended Auditors Calculation if the Covenantor's Auditors consider that the amount of the Post Completion Tax Losses stated therein is incorrect ("Disputed Calculation") then the Covenantor may provide the Purchaser with the calculation made by the Covenantor's Auditors. If the Purchaser agrees with such calculation then it will be substituted for the Disputed Calculation for the purposes of paragraph 5.2 or, as the case may be, paragraph 6.3. If the Purchaser is not able to agree the calculation made by the Covenantor's Auditors then the Purchaser shall notify the Covenantor in writing of that fact. If the Purchaser and the Covenantor fail to reach agreement as to the calculation within 15 Business Days of the Covenantor providing the Purchaser with the Calculation made by the Covenantor's Auditors then the Purchaser or the Covenantor may refer the matter for determination by an internationally recognised firm of chartered accountants ("the Expert"). The Expert shall be appointed either by agreement between the Purchaser and the Covenantor or (if they do not agree within 5 Business Days of the party wishing to make the reference notifying the other of the proposed reference) on the application of the Purchaser or the Covenantor to the President for the time being of the Institute of Chartered Accountants in England and Wales. The Expert shall decide the matter in question as an expert (and not as an arbitrator) and a calculation made by the Expert will be substituted for the Disputed Calculation for the purposes of paragraph 5.2 or, as the case may be, paragraph 6.3, except in the case of manifest error. Both the Covenantor and the Purchaser shall make all relevant information available to the Expert. The costs of the Expert shall be borne by the parties in such proportions as the Expert considers to be fair and reasonable in all the circumstances.

7.6 If, at the request and cost of the Purchaser, the auditors of Magnet Limited ("Magnet's Auditors") review the draft 31 March 2001 Computations prepared and consider that the amount of the Carry Forward Trading Losses or the amount of the Pre-Completion Tax Losses stated therein is incorrect then the Purchaser may provide the Covenantor with the calculation made by Magnet's Auditors of such amounts. If the Covenantor agrees with such calculation then the draft 31 March 2001 Computations shall be amended by substituting the agreed amounts for the amounts in the draft and such amended computations shall be the Agreed 3l March 2001 Computations. If the Covenantor is not able to agree the calculation made by Magnet's Auditors of such amounts then the Covenantor shall notify the Purchaser in writing of that fact. If the Purchaser and the Covenantor fail to reach agreement as to the calculation of such amounts within 15 Business Days of the Purchaser providing the Covenantor with the calculation made by the Magnet's Auditors then the Purchaser or the Covenantor may refer the matter for determination by an internationally recognised firm of chartered accountants ("the Expert"). The Expert shall be appointed either by agreement between the Purchaser and the Covenantor or (if they do not agree within 5 Business Days of the party wishing to make the reference notifying the other of the proposed reference) on the application of the Purchaser or the Covenantor to the President for the time being of the Institute of Chartered Accountants in England and Wales. The Expert shall decide the matter in question as an expert (and not as an arbitrator). The draft 31 March 2001 Computations shall be amended by substituting the amount of the Carry Forward Trading Losses and/or the Pre-Completion Tax Losses as calculated by the Expert for the amounts in the draft 31 March 2001 Computations and the such amended computations shall be the Agreed 31 March 2001 Computations. Both the Covenantor and the Purchaser shall make all relevant information available to the Expert. The costs of the Expert shall be borne by the parties in such proportions as the Expert considers to be fair and reasonable in all the circumstances.

7.7 The provisions of paragraph 6 of Part A of this schedule shall apply to any negotiation with the Inland Revenue as to the amount of the Carry Forward Trading Losses and any appeal in respect thereof save for any appeal involving the tax affairs of any Group Company for any period or part of a period falling after 31 March 2001.

                                   Schedule 4
                                   ----------

                        Matters represented and warranted
                        ---------------------------------

1    General
     -------

     Contents of this schedule 4
     ---------------------------

1.1  This schedule 4 is set out in the following paragraphs:

     1    General.
     2    Constitution of the Group Company.
     3    Powers and obligations of the Vendors.
     4    Information.
     5    Accounts and financial matters.
     6    The Business and trading (including customers and suppliers).
     7    Employees and pensions.
     8    Ownership and condition of assets.
     9    Property matters and interests in land.
     10   Intellectual Property Rights.
     11   Information technology (including computer hardware and software).
     12   Litigation and investigations.
     13   Insurance.
     14   Insolvency.
     15   Miscellaneous.

     Group Companies' Subsidiaries
     -----------------------------

1.2 Except where expressly stated in this schedule 4 or the context otherwise requires, each of the Warranties shall be deemed repeated by the Warrantor in respect of each Group Company and any reference in schedule 4 to the Group or the Group Company shall be deemed to be a reference to each such Group Company.

2    Constitution of the Group Company
     ---------------------------------

     Details concerning the Group Company
     ------------------------------------

2.1 Each Group Company is a private company limited by shares incorporated in England and Wales.

2.2 The Sale Shares constitute the entire issued share capital of each Sale Company.

     Interests of the Group Company in other entities
     ------------------------------------------------

2.3 Save for its interests in any subsidiary of any Group Company each Group Company has no:

     (a) interest in the share capital of, or other investment in, any body corporate;

     (b) interest in any partnership, joint venture, consortium or other unincorporated association or arrangement for sharing profit or losses: or

     (c) branch, agency, place of business or permanent establishment outside the United Kingdom ("Overseas Branch") or substantial assets outside the United Kingdom,

     and has no outstanding obligation to acquire any such interest or Overseas Branch or in respect of any such interest or Overseas Branch formerly owned by it or agreed to be acquired by it.

     Memorandum and Articles of Association
     --------------------------------------

2.4 A copy of the memorandum and articles of association of each Group Company and copies of all such resolutions as are by law required to be attached thereto) are set out in the Data Room Documentation.

     Shadow directors
     ----------------

2.5  There is no shadow director of any Group Company.

     Security Interests, options and other rights
     --------------------------------------------

2.6 There is no Security Interest, option or right to acquire on, over or affecting any shares in any Group Company (whether issued, authorised or otherwise), there is no agreement or commitment (conditional or otherwise) to give or create any of the foregoing and no person has made any claim to be entitled to any of the foregoing.

     The Vendors' entitlement to sell the Sale Shares
     ------------------------------------------------

2.7 Each Vendor is entitled to sell and transfer or procure the sale and transfer of the full legal and beneficial ownership in the Sale Shares being sold by such Vendor to the Purchaser on the terms set out in this Agreement.

     No shares or loan capital of the Group Company under option
     -----------------------------------------------------------

2.8 No share or loan capital of any Group Company is now under option or is agreed or resolved conditionally or unconditionally to be created or issued or put under option.

     Repurchase of share capital and financial assistance
     ----------------------------------------------------

2.9  The Group Company has not at any time:

     (a) purchased, redeemed or repaid or agreed to purchase, redeem or repay any share capital; or

     (b) given or agreed to give any financial assistance in connection with any such acquisition of share capital as would fall within sections 151 to 158 (inclusive) CA 1985.

     Distributions by the Group Companies
     ------------------------------------

2.10 No Group Company has in the 12 months preceding the date of this Agreement made or paid and is not proposing to make or pay a distribution except out of profits available for the purpose or otherwise as permitted by the CA 1985 and none of the reserves appearing in the Accounts are undistributable reserves.

3    Powers and obligations of the Vendors
     -------------------------------------

3.1 The execution and delivery of, and the performance by each Vendor of its obligations under, and compliance with the provisions of, this Agreement and the other Transaction Documents will not:

     (a) result in a violation of any provision of its memorandum or articles of association;

     (b) result in a breach of, or constitute a default under, any instrument to which any of the Vendors is a party or by which any of the Vendors is bound; or

     (c) result in a violation of any law in the United Kingdom or so far as the Vendors are aware any other jurisdiction or of any order, judgment or decree of any court or governmental agency in the United Kingdom, or so far as the Vendors are aware, any other jurisdiction or agreement to which any of the Vendors is a party or by which any of the Vendors is bound, the consequences of which would be materially adverse to the Group and/or the Transaction.

3.2 No consent, authorisation, licence or approval of any of the Vendors' shareholders or of any governmental, administrative, judicial or regulatory body, authority or organisation is required to authorise the execution or the performance by each Vendor of its obligations under this Agreement or any of the other Transaction Documents.

4    Information
     -----------

4.1  The information in schedule 1 is Accurate.

4.2 So far as the Warrantor is aware (such awareness for the purposes of this Warranty 4.2 is to be limited solely to the actual knowledge of Peter Brooks, Andrew Allner, David Hooper, Gary Favell and/or Paul Gratton, there is no matter, event or circumstance relating to the conduct of the Business prior to the date hereof which has had, will have or is reasonably likely to have an adverse impact on the financial or trading position of the Group or the Business, and as a result of which there has been, will be or is reasonably likely to be a reduction in the value of any asset or an increase in any liability or a reduction in the profits of the Group by, in each case, (Pounds)5,000,000 or more.

5    Accounting and financial matters
     --------------------------------

     Accounts
     --------

5.1 The Accounts together with the audited accounts of each Group Company for each of the three preceding financial years:

     (a)  comply with the requirements of CA 1985;

     (b) comply with all the then current statements of standard accounting practice and financial reporting standards applicable to a company incorporated in the United Kingdom and have been prepared in accordance with the historical cost convention, on a recognised and consistent basis and on the same basis and in accordance with the same accounting policies as the audited accounts for such 3 preceding financial years;

     (c)  give a true and fair view of


          (i) the state of affairs of the Group Company as at the Accounts Date or the relevant accounts date;

          (ii) the assets and liabilities of the Group Company as at the Accounts Date or the relevant accounts date;

          (iii) the profit or losses of the Group Company for the financial year ended on that date; and

          (iv) have not been affected by any unusual, extraordinary, exceptional or non recurring items which are not specifically noted in such accounts;

     (d) make proper provision (or contain a note) in accordance with good accounting practice and generally accepted accounting principles applicable in the United Kingdom respecting all deferred or contingent liabilities (whether liquidated or unliquidated) at the Accounts Date or the relevant accounts date, including (if appropriate) for the cessation or diminution of any part of the Business, closure costs and deferred taxation.

5.2 Stock and work-in-progress have been valued in the Accounts at the lower of cost and net realisable value.

     Accounting records of the Group Company
     ---------------------------------------

5.3 The accounting records of the Group Company have been properly written up on a consistent basis and present and reflect, in accordance with generally accepted accounting principles and standards applicable in the United Kingdom, all the transactions to which the Group Company has been a party and contain Accurate details of the business activities of the Group Company and of all matters required by CA 1985 to be entered in them.

           Management Accounts
           -------------------

     5.4 The management accounts of the Group Company for the period from 1st October 2000 to 31 January 2001 copies of which are set out in the Data Room Documentation together with the Management Accounts ("the Management Accounts") for the period from 1st March 2001 to 31 March 2001 are contained in the Disclosure Bundle:

           (a) have been prepared in the ordinary, proper and usual course of the Business with due care and attention and in accordance with good business practice and with policies and principles consistently applied throughout the period to which such accounts relate;

           (b) have been prepared adopting the same policies and principles as those adopted in preparation of the Accounts;

           (c)  accord with the books and accounts of each Group Company; and

           (d) reflect the financial operations of the Business for the period to which they respectively relate.

           Factoring or discounting of debts
           ---------------------------------

     5.5 The Group Company has not factored or discounted any of its debts or engaged in financing of a type which would not require to be shown or reflected in the Accounts.

           Debts due to the Group Company
           ------------------------------

     5.6 No customer who contributed 2 per cent or more of the annual sales of the Group Company during the 12 months preceding the date of this Agreement has been in arrears with any payment for goods or services supplied by more than 30 days at any time during the 12 months immediately preceding the date of this Agreement.

           Creditors of the Group Company
           ------------------------------

     5.7 There are no creditors of the Group Company to whom the Group Company is indebted by more than (pounds)50,000 for a period of more than 30 days since the due date.

           Transactions since the Accounts Date
           ------------------------------------

     5.8   Since the Accounts Date:

           (a) the Group Company has entered into transactions and incurred liabilities in the ordinary course of day-to-day trading operations and not otherwise;

           (b) the Business has been carried on in the ordinary course and in the same manner (including nature and scale) as immediately before the Accounts Date;

     (c) the Group Company has paid its creditors within the time limits agreed with such creditors or if longer the Group Company's ordinary and normal period for such payments;

     (d) other than in the ordinary and normal course of business, the Group Company has not offered price reductions or discounts or allowances on sales of trading stock or services or provided them at less than cost to an extent that may materially affect its profitability;

     (e)  the Group Company has not factored, sold or agreed to sell a debt;

     (f) the Group Company has not made, nor has it agreed to make capital expenditure exceeding in total (Pounds) 5,000,000 (or its equivalent at the time) or incurred, or agreed to incur, a commitment or commitments involving capital expenditure exceeding in total (Pounds) 2,000,000 (or its equivalent at the time); and

     (g) the Group Company has not declared, paid or made any dividend or other distribution (other than as contemplated by clause 4.3 of this Agreement.)

          Details of bank accounts and balances

5.9 Full details of all bank accounts maintained or used by the Group Company (including, in each case, the name and address of the bank with whom the account is kept and the number and nature of the account) are set out in the Data Room Documentation and statements showing the balance on each account as at the close of business on a date not being more than one Business Day prior to the date of this Agreement are attached to the Disclosure Letter with specific reference to this paragraph 5.9.

5.10 Save for any intra-group debts owing between members of the Vendors' Group and members of the Group or between members of the Group themselves, the Group Company:

     (a)  does not have outstanding any loan capital;

     (b) has not incurred or agreed to incur any borrowings which it has not repaid or satisfied or granted any Security in respect of any such borrowing which have not been released or discharged;

     (c) has not lent or agreed to lend any money which has not been repaid to it;

     (d) does not own the benefit of any debt, present or future (other than debts due to it in respect of the sale of trading stock in the normal course of trading); and

     (e)  is not a party to, or has any obligation under:

     (i) any loan agreement, debenture, acceptance credit facility, bill of exchange, promissory note, finance lease, debt or inventory financing, discounting or factoring arrangement or sale and lease back arrangement; or

                    (ii) any other arrangement the purpose of which is to raise money or provide finance or credit.

            5.11 So far as the Warrantor is aware, no event has occurred or been alleged which is or, with the passage of time and/or the giving of any notice, certificate, declaration or demand, would become an event of default under, or a breach of any of, the terms of any loan capital, borrowing, debenture or financial facility of or relating to the Group Company or would entitle any third party to call for repayment prior to normal maturity.

                  Liabilities of the Group Company in respect of third parties
                  ------------------------------------------------------------

            5.12 The Group Company is neither a party to, nor has any liability (including any prospective or contingent liability) under, any Guarantee, indemnity or other agreement to secure or support an obligation of a third party (other than another member of the Group).

                  Validity of security given in favour of the Group Company
                  ---------------------------------------------------------

            5.13 The Group Company does not hold any security (including any Guarantee) which is not valid and enforceable by the Group Company against the grantor thereof in accordance with its terms.

                  Security Interests
                  ------------------

            5.14  No Security Interest has been granted by any Group Company.

                  Grants, subsidies or other financial assistance in favour of
                  ------------------------------------------------------------
                  the Group Company
                  -----------------

            5.15 The Disclosure Letter contains, with specific reference to this paragraph 5.15, all material details of each grant or subsidy or other financial assistance received or receivable by the Group Company from any governmental or quasi-governmental or other body or authority and the Group Company has not done, or omitted to do, any act which will result in all or part of any such assistance becoming repayable early or being forfeited or withheld and so far as the Warrantor is aware Completion of this Agreement will not give rise thereto.

                  No finder's fees or brokerage payable by the Group Company
                  ----------------------------------------------------------

            5.16 No-one is entitled to receive from the Group Company or from any of the Vendors or anyone else any finder's fee, brokerage, bonuses or commission or other benefit in connection with the sale of the Sale Shares.

                  The Consumer Credit Act 1974
                  ----------------------------

            5.17 No loan has been made by the Group Company in breach of the Consumer Credit Act 1974 and the Group Company does not require a licence under the Consumer Credit Act 1974 in relation to its Business.

                  No material breach by the Group Company
                  ---------------------------------------

            5.18 So far as the Warrantor is aware, the Group Company has not committed any material breach of any material agreement or arrangement to which it is a party which would have a material adverse effect on its financial or trading position.

            5.19 In the period from 31 March 2001 to the date of this Agreement there have been no movements in the intra-group debt accounts between the Vendors' Group and the Group Companies other than those movements which relate to day to day trading in the ordinary and normal course of business.

            6     The Business and trading (including customers and suppliers)
                  -----------------------------------------------------------

                  Standard terms on which the Group Company trades
                  ------------------------------------------------

             6.1 The Group Company has not entered into any agreement or arrangement with any customer for an aggregate order value of more than (Pounds)1,000,000 per annum on terms materially different from its standard terms of business copies of which are set out in the Data Room Documentation.

                  Liability of the Group Company for goods or services supplied
                  -------------------------------------------------------------
                  by it
                  -----

            6.2 Save for any warranty implied by law or contained in its standard terms of business, and so far as the Warrantor is aware, the Group Company has not given any warranty or guarantee, or made any representation, in respect of goods or services supplied or agreed to be supplied by it in respect of any contracts of an aggregate order value of more than (Pounds) 1,000,000 per annum

            6.3 Other than as required by law or in the relevant standard terms of business copies of which are set out in the Data Room Documentation the Group Company is not under any liability:

                  (a) to replace or remedy defects in any goods, or to make good any errors or omissions in services, supplied or agreed to be supplied under any contract; or

                  (b) to service, repair, maintain, take back or otherwise do or not do anything in respect of goods which would apply after such goods have been delivered,

                  in respect of customers with an aggregate order value of more than (Pounds) 1,000,000 per annum.

            6.4 So far as the Warrantor is aware, no liability in respect of any claim against the Group Company arising out of any defect in design, material or workmanship of any goods supplied by the Group Company before the date of this Agreement or out of any error or omission on the part of the Group Company in the supply of any service before the date of this Agreement will exceed in amount the limit of insurance cover in force for the benefit of the Group Company against such a claim.

                  Customers and suppliers
                  -----------------------

            6.5 No part of any Group Company's business has been materially and adversely affected during the 3 years ended on the Accounts Date by the loss of any important customer or source of supply, (being a customer or supplier which over a period of 3 months or more during those 3 years has accounted for 5 per cent or more in value of the goods or services supplied by or to the Group Company during that period) and so far as the Warrantor is aware, no such customer or supplier has given notice to the Group Company that it is to cease or reduce trading with or supplies to the Group Company.

            6.6 Included in the Data Room Documentation is a list showing the ten largest customers and the ten largest suppliers of the Group Company together with the amounts paid by and paid to (respectively) those persons for the period preceding the date of this Agreement.

                  Restrictions on the Group Company
                  ---------------------------------

             6.7 There is no agreement or arrangement which restricts the fields in which the Group Company may carry on its business.

                  No bribes or inducements paid
                  -----------------------------

            6.8 So far as the Warrantor is aware, the Group Company has not paid to any person any sum in the nature of a bribe or inducement.

                  Consents required and restrictive agreements
                  --------------------------------------------

            6.9 No substantial part of the Business is carried on under the agreement or consent of a third party.

                  Rights of third parties in relation to any disposal by the
                  ----------------------------------------------------------
                  Group Company of its assets or business
                  ---------------------------------------

            6.10 There are not now outstanding any agreements or arrangements (whether by way of Guarantee, warranty, representation or otherwise) under which the Group Company is under a prospective or contingent liability in respect of any disposal by the Group Company of substantial part thereof.

                  Contracts - no grounds for premature determination or
                  -----------------------------------------------------
                  invalidation
                  ------------

            6.11 There is no material contract, agreement or arrangement of more than (pounds)1,000,000 in value to which the Group Company is a party or in which the Group Company is concerned or interested which, in accordance with its terms or by virtue of applicable law or regulation, will or could be varied (except with the consent (to be given in its absolute discretion) of the Group Company), avoided, cancelled, repudiated, rescinded, prematurely determined, declared to be invalid or not renewed in any such case by virtue of or by reference to or in connection with a change of control of the Group Company or which, in accordance with its term or by virtue of applicable law or regulation, will impose any liability or any new or additional obligation on the Group Company by reference to any such change of control.

                  Agreements capable of discharge by performance within 3 months
                  --------------------------------------------------------------
                  of the date of this Agreement
                  -----------------------------

            6.12 No Group Company is a party to agreements for the supply by or to the Group Company (whether as principal or as agent) of any goods or services to or from any one person of more than (Pounds) 1,000,000 in aggregate value per annum including distributorship, agency, manufacturing, licensing, supply or management agreements excluding agreements which in the ordinary course of its business and in accordance with their terms are likely to be discharged by performance within 3 months of the date of this Agreement.

                  Terms of contracts to which the Group Company is a party
                  --------------------------------------------------------

            6.13 The Group Company is not a party to any contract, obligation or arrangement which:

                  (a) contains any unusually onerous terms to be observed by the Group Company or other than in the ordinary course of Business has had, or is expected to have, material consequences in terms of expenditure or revenue;

                  (b) has been entered into otherwise than on arm's length terms or outside the ordinary and normal course of trading;

                  (c) imposes any commitment on the Group Company to obtain or supply goods or services exclusively from or to any person;

                  (d) contains any commitment for the supply or purchase of goods or services where the supply, purchase or delivery may take place more than 12 months after the time of fixing of the price;

                  (e) is unlikely to have been fully performed in accordance with its terms within 6 months after the date on which it was entered into or undertaken

                  (f) gives any party an option to acquire or dispose of any asset or requires another person to do so;

                  (g) is likely to result in a loss of (Pounds) 100,000 or more to the Group Company on completion or performance;

                  (h) involves payments by or to the Group Company specifically by reference to fluctuations in any index of retail prices, any other index, the rate of exchange for any currency or the cost or value of any raw material or commodity;

       (i) (or in relation to which) any relevant requirements of section 319 CA 1985 or of Chapter 9 of the Listing Rules have not been complied with;

       (j) involves or is likely to involve outstanding expenditure by the Group Company of more than (Pounds)1,000,000;

       (k) involves or is likely to involve the supply of goods or services the aggregate sales value of which will represent in excess of 5 per cent of the turnover of the Group Company for the preceding financial year: or

       (1) is a contract for hire or rent, hire-purchase or purchase by way of credit or instalment payment or for maintenance of the Group Company's assets the annual payment for which exceeds
           (Pounds)1,000,000; or

       (m) creates any agency or distributorship arrangement,


       and the Group Company has no offer, bid, tender or proposal outstanding which by the acceptance or other act of some other person would give rise to any such transaction.

6.1.4 The Group Company has no liability for industrial training levy or for any other statutory or governmental levy or charge

       Outstanding powers of attorney or other authorities
       ---------------------------------------------------

6.15 There are no powers of attorney or other authorities (express or implied) which are still outstanding or effective to or in favour of any person to enter into any contract or commitment or to do anything on behalf of the Group Company (other than on such authority of directors or of employees as either is ostensible or is implied to enter into routine contracts in the normal course of their duties).

7      Employees and pensions
       ----------------------

       Details of Employees
       --------------------

7.1 The following details in relation to each employee of the Group Company is included in the Data Room Documentation:

       (a) name of employee;


       (b) job description including location of employment;

       (c) emoluments (excluding any bonus or commission arrangements and any non-cash benefits); and

       (d) date of last increase in salary,
       and such information is Accurate.

       Copies of contracts of employment and consultancy agreements
       ------------------------------------------------------------

7.2 Accurate copies of all the contracts of employment between the Group Company and its Senior Employees are set out in the Data Room Documentation together with copies of any consultancy agreements currently in force to which the Group Company is a party and all material terms and conditions of employment of Senior Employees including all material remuneration and benefits have been disclosed.

       Changes since the Accounts Date
       -------------------------------

7.3 Since the Accounts Date, other than in the ordinary course of business, no material change has been made by the Group Company to the terms of employment of any of its employees entitled to remuneration at a rate in excess of (Pounds)20,000 per annum and no such change, and no negotiation or request for such a change, is due or expected within 6 months from the date of this Agreement.

7.4 Since the Accounts Date, no employee earning in excess of (Pounds)50,000 per annum has given notice terminating his contract of employment or is under notice of dismissal and no amount due to or in respect of any employee or former employee is in arrear and unpaid other than his salary for the month current at the date of this Agreement and in respect of the reimbursement of expenses.

7.5 Each Group Company has maintained Accurate records regarding the service of each of its employees (including details of terms of employment, payments of statutory or other sick pay, statutory or other maternity pay, the Working Time Regulations, disciplinary and health and safety matters, income tax and social security contributions and termination of employment).

7.6 There is no existing, or so far as the Warrantor is aware, pending or threatened trade dispute which might result in industrial action between the Group Company and any material number or category of its employees (being 20 or more) or any trade union and there are no circumstances of which the Warrantor is aware (including Completion) which are likely to give rise to any such dispute.

       Effect of Completion on directors, officers and Senior Employees
       ----------------------------------------------------------------

 7.7 (a) So far as the Warrantor is aware, neither this Agreement nor Completion will or is likely to cause any director, officer or Senior Employee to terminate his engagement or employment with the Group Company (other than as contemplated by Schedule 2 of this Agreement).

       (b) Completion of this Agreement Will not result in any Group Company becoming obliged to make any payment to any Employee.

       Redundancies and TUPE transfers in the year preceding the date of this
       ----------------------------------------------------------------------
       Agreement
       ---------

 7.8   Within the period of one year preceding the date of this Agreement:

       (a) the Group Company has not given notice of any redundancies to the Secretary of State for Employment or started consultations with any independent trade union or unions under Part XI ERA and the Group Company has not failed to comply with any obligation under such Part XI; and

       (b) the Group Company has not been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended) and the Group Company has not failed to comply with any duty to inform and consult any independent trade union.

       Payments in connection with the termination of employment
       ---------------------------------------------------------

7.9 No gratuitous payment has in the period of one year preceding the date of this Agreement been made or promised by the Group Company in connection with the actual or proposed termination, suspension or variation of any employment or engagement of any present or former director, officer or employee of or consultant to the Group Company.

       Outstanding payments or liabilities in relation to employees
       ------------------------------------------------------------

7.10 With the exception of PAYE and national insurance contributions in respect of the payment period current at Completion, the Group Company does not have outstanding any undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contribution, taxation or other levy for the avoidance of doubt in each case arising in connection with the employment or engagement of personnel by the Group Company.

       Pension arrangements
       --------------------

7.11   For the purposes of the warranties in paragraphs 7.11 to 7.31:

       "1995 Act" means the Pensions Act 1995;

       "Approved" means approved by the Commissioners of Inland Revenue for the purposes of Chapter I or Chapter IV of Part XIV of the Income and Corporation Taxes Act 1988, and the term "Approval" shall have the corresponding meaning;

       "Disability Plan" means the disability benefits plan provided by UNUM for senior employees of the Group;

       "Disclosed Schemes" means the Final Salary Scheme, the Money Purchase Scheme and the Life Assurance Scheme;

       "Employee" means an employee or former employee or director or former director of the Group;

       "Final Salary Scheme" means the Magnet Group Pension Scheme established by an interim trust deed dated 29th January 1951 and currently governed by a trust deed and rules dated 20th October 1993;

       "Life Assurance Scheme" means the Magnet Home Improvements Limited Supplementary Life Assurance Scheme established by a resolution dated 14th August 1989;

         "member" means an active, deferred or pensioner member;

         "Money Purchase Scheme" means the Enodis UK Pension Plan established and currently governed by a trust deed and rules dated 1st November 1999; and

         "Pension Schemes" means the Final Salary Scheme and the Money Purchase Scheme.

7.12 Save for the Disclosed Schemes, there is not in operation and no proposal has been announced or is being considered to enter into or establish any agreement, arrangement, custom or practice (whether enforceable or not and whether or not on an unfunded basis) for the payment of any pensions, allowances, lump sums or other like benefits on or in anticipation of or after retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement for the benefit of any Employee or for the benefit of the dependants of any Employee and the Group has not contributed to and is not and will not prior to Completion become under any obligation to contribute to any such agreement, arrangement, custom or practice and the Group is not making nor has made or granted any such benefits to or in respect of any Employee on a voluntary basis.

7.13 Details relating to the Disclosed Schemes (as appropriate) have been supplied to the Purchaser in the form of


         (a)      true and accurate copies of:

                  (i) the deeds and rules and any other documents constituting and currently governing the Disclosed Schemes and all supplementary deeds including deeds relating to changes to the participating employers of the Disclosed Schemes and the trustees of the Disclosed Schemes;

                  (ii) all current explanatory literature and announcements and other communications issued to any Employee who is a member or who is entitled to be a member of the Disclosed Schemes;

                  (iii) a list of the Employees who are members of the Disclosed Schemes with sufficient information to ascertain their benefit entitlements and contribution category under the Disclosed Schemes;

                  (iv) the letters from the Inland Revenue confirming that the Pension Schemes are Approved;

                  (v) the latest available trustees report and accounts or auditor's statement for the Pension Schemes;

                  (vi) the internal dispute resolution procedure for the purposes of section 50 1995 Act relating to the Pension Schemes;

                  (vii) all current letters or instruments of appointment for the purposes of section 47 1995 Act relating to the Pension Schemes, any notices of resignation made by professional advisers pursuant to regulation 5 of the Occupational Pension Schemes (Scheme Administration) Regulations 1996 and statements or declarations made by actuaries or auditors following their removal pursuant to that regulation;

         (viii) any letters or other documents relating to benefit arrangements or augmentations for individual Employees or groups of Employees;


         (ix) the current schedules of contributions and payment schedules for the purposes of section 58 and section 87 1995 Act for the Pension Schemes;

         (x) the latest actuarial valuations or funding reviews relating to the Final Salary Scheme and any subsequent actuarial certification for the purpose of sections 57 and/or 75 1995 Act; and

         (xi)   any statements of investment principles for the purposes of section 35 of the 1995 Act;


     (b) details of the rate or rates at which the Group and the Employees contribute to the Pension Schemes and make payments in respect of the expenses of administration and investment management of the Disclosed Schemes and the basis on which the Group and the Employees have contributed and made payments since the last actuarial valuation of the Final Salary Scheme;

     (c) details of all the employers participating in the Disclosed Schemes;

     (d) details of the steps taken by the Group and the trustees of the Pension Schemes to comply with sections 16 to 2 1 1995 Act as they apply to the Pension Schemes; and

     (e) any contracting out certificates relating to the Final Salary Scheme and all changes to the trustees, participating employers and scheme names of the Disclosed Schemes have been properly made and there are no such changes which have not been properly made and documented in accordance with the rules of the Disclosed Schemes and the requirements of the Inland Revenue.

7.14 There is not at the date of this Agreement any contribution, premium or other amount payable to the Disclosed Schemes which has fallen due but is unpaid and no amounts are paid to the Disclosed Schemes in arrears.

7.15 No discretion or power has been exercised in relation to the Pension Schemes in the two years prior to the date of this Agreement to:

     (a) augment any benefits; or

     (b) admit to membership thereof any person who would not otherwise have been eligible for admission to membership or exclude from membership any Employee who would otherwise have been eligible for admission to membership; or

     (c) provide any benefit or guarantee of benefit which would not otherwise have been provided; or

     (d) pay any contribution or premium which would not otherwise have been paid.

     7.16 So far as the Warrantor is aware no claim (including complaints under the internal disputes resolution procedure or to OPAS or the Pensions Ombudsman) has been made or threatened by or in respect of an Employee or a beneficiary or potential beneficiary under the Pension Schemes against the Group or against the trustees or administrator (as defined in section 611 of the Income and Corporation Taxes Act 1988) of the Pension Schemes (other than a routine claim for benefits in accordance with the governing provisions of the Pension Schemes) and no complaint or report has been made or threatened to be made to the Occupational Pensions Regulatory Authority in respect of any act, event, omission or other matter arising out of or in connection with the Pension Schemes and there are no circumstances which may give rise to any such claim, complaint or report being made.

     7.17 All data and information which has been supplied to the Purchaser (or the Purchaser's advisers) in relation to the Employees' pension and benefit arrangements including membership of and their contributions to and benefits under the Disclosed Schemes is Accurate.

     7.18 No proposal, undertaking or assurance (whether oral or written or enforceable or not) has been announced or given to any Employee or beneficiary under the Disclosed Schemes by or on behalf of the Group regarding the introduction or continuance of any pension, allowance, lump sum or other like benefits on or in anticipation of or after retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement (whether or not in connection with the Disclosed Schemes).

     7.19 So far as the Warrantor is aware the Disclosed Schemes are and have at all times been administered in accordance with their governing provisions from time to time and with all applicable UK and European legal and regulatory requirements and the Group has not been required to pay any civil penalty imposed by the Occupational Pensions Regulatory Authority nor has it been convicted of any criminal offence pursuant to the 1995 Act nor are there any circumstances which would or might enable the Occupational Pensions Regulatory Authority to impose any civil penalties on or prosecute the Group under the said Act.

     7.20 The Disclosed Schemes are Approved and have been since their commencement date and so far as the Warrantor is aware there is no reason why Approval may be withdrawn or cease to apply and all information required to be provided to the Inland Revenue in relation to the Disclosed Schemes under the Retirement Benefit Schemes (Information Powers) Regulations 1995 has been provided to the Inland Revenue in accordance with the aforesaid regulations.

     7.21 Those Employees who are eligible to join the Disclosed Schemes but have not done so have been offered membership of the Disclosed Schemes and have rejected that offer.

     7.22 Contributions to the Pension Schemes have not been discontinued and no act or omission has occurred which will or may lead to or has triggered the winding-up of the Pension Schemes (in whole or in part) and the Money Purchase Scheme has not been closed to new entrants.

7.23 No Employee is or has been at any time excluded from membership of the Disclosed Schemes on the grounds of their sex or their hours of work.

7.24 Lump sum death benefits payable under the Disclosed Schemes on the death of an Employee or a member or during periods of sickness or disability and benefits payable under the Disability Plan (as appropriate) are fully insured under a policy or policies effected with an insurance company of good repute at its normal rates and on its normal terms and all premiums due under that policy or policies have been paid and there are no grounds on which the insurance company could avoid liability under that policy or policies.

7.25 The Pension Schemes do not hold any employer-related investments as defined in section 40 1995 Act.

7.26 No payment has been or is proposed to or due to be made from the Final Salary Scheme to the Group.

7.27 So far as the Warrantor is aware all fees, charges and expenses relating to the Pension Schemes that have fallen due for payment will have been paid as of the Completion Date.

7.28 As at Completion all levies payable in respect of the Pension Schemes under the Occupational and Personal Pensions Schemes (Levy) Regulations 1997 have been paid and all information which is required to be supplied to the Registrar of Occupational and Personal Pension Schemes under the Register of Occupational and Personal Pension Schemes Regulations 1997 has been supplied in accordance with the aforesaid regulations.

7.29 All benefits payable under the Money Purchase Scheme (other than lump sum benefits on death in service) are money purchase benefits (as defined in section 181 of the Pension Schemes Act 1993) and no promise or assurance (whether oral or written or whether or not enforceable) has been given to any Employee that any benefits under the Money Purchase Scheme (other than lump sum benefits on death in service) will be calculated by reference to any person's remuneration or length of service or will be approximately or exactly any amount.

7.30    (a)    The only employer participating in the Final Salary Scheme is
               Magnet Limited.

        (b) The only Group Companies participating in the Money Purchase Scheme are Magnet Limited and C P Hart & Sons Limited.

7.31 There are no employers participating in the Disclosed Schemes on a temporary basis and there are no arrangements outstanding in relation to the making of any bulk transfer payments from the Pension Schemes.

8       Ownership and condition of assets
        ---------------------------------

        Asset Register
        --------------

8.1 The Group Company keeps a materially up to date plant register of the fixed assets used by it in the Business ("the Fixed Assets") and such register, (a copy of which is in the Data Room Documentation) is Accurate.

        Ownership of assets free from third party rights
        ------------------------------------------------

8.2 The Group Company owns or has the right to use the Fixed Assets and all other fixed and loose plant, machinery, furniture, fixtures, fittings, equipment, vehicles and all other assets used in relation to the Business and such assets are, and have at all material times been, in the possession of, or under the control of, a Group Company.

8.3 There has been no exercise or purported exercise of any Security Interest over any of the Fixed Assets or other assets of the Group Company and, so far as the Warrantor is aware, there is no dispute directly or indirectly relating to any such assets.

        Condition of Fixed Assets, plant, machinery, vehicles and equipment
        -------------------------------------------------------------------

8.4 All the Fixed Assets, plant, machinery, vehicles and equipment owned or used by the Group Company are in working order, have been properly serviced and maintained on a regular basis by competent personnel.

        Plant and machinery which is not owned by the Group Company
        -----------------------------------------------------------

8.5 In respect of all plant and machinery held by the Group Company under any hire-purchase, conditional sale, leasing or rental agreement:

        (a) Accurate particulars of all such hire-purchase and conditional sale agreements, leases and rental agreements are in the Data Room Documentation;

        (b) so far as the Warrantor is aware at the date of this Agreement no circumstance exists by virtue of which the lessor or the owner is entitled to require an upward adjustment to the rental or to payments at a future date under the relevant agreement at above the last rental specified in the relevant agreements in the Data Room Documentation;

        (c) so far as the Warrantor is aware, no circumstances have occurred which would entitle the lessor or the owner to terminate any such hire-purchase, conditional sale, leasing or rental agreement in respect of any of the items referred to in Warranty 8.5(a) above.

        Right to use all assets needed to carry on the Business
        -------------------------------------------------------

8.6 The Group Company owns or has the right to use all assets and rights that it needs to carry on the Business as carried on prior to the date of this Agreement.

        Condition of trading stock
        --------------------------

8.7 The trading stock (including raw materials) held by the Group Company is marketable stock and is capable of being sold in the ordinary course of business.

9       Property matters and interests in land
        --------------------------------------

        Definitions
        -----------

9.1     In this paragraph 9 unless the context otherwise requires:

        "the Flint Properties" means the properties known as Plots 9 and 22 Castle Park Industrial Estate Flint;

        "the Missing Properties" means the Flint Properties and the properties at Unit 11 Argyle Way Stevenage (P210), Unit 3A Redhill Distribution Centre Salfords Redhill (P530) and Unit 1, Gallows Corner, Colchester Road, Romford (P083).

        The Property
        ------------

9.2     (a)    The Property comprises the only properties owned, occupied or otherwise used by the Group Companies or its Subsidiaries and the information set out in parts A, B, C and D of Schedule 5 is Accurate.

        (b) Except in relation to the Property the Group Companies have no liability (whether actual or contingent or prospective) or obligation in respect of any property whether freehold, leasehold, licensed or occupied under an informal or undocumented arrangement in any part of the world including, without limitation, any liability or obligation to:

               (i) perform covenants (restrictive or positive) or agreements affecting or relating to land;

               (ii) pay rent or rents, service charges, insurance premiums or other monies or observe or perform covenants, obligations or conditions contained in any agreement for lease, licence, deed, agreement or other document ancillary or supplemental to a lease whether or not expressed to be so;

               (iii) make payments under or otherwise observe or perform any guarantee or surety (whether as primary or secondary obligor) or indemnity or otherwise assume any liabilities of any third party by accepting a leasehold or in any other manner;

               (iv) make payments under or otherwise observe or perform any agreement for sale option or right of pre-emption.

        Title
        -----

9.3     (a)    Save in respect of the Missing Properties either copies or the original of all and any documents relating in any way to the title of the Property have been made available for inspection to the Purchaser's Solicitors.

        (b) A Group Company has a good and marketable title free from encumbrances to each of the Missing Properties.

        (c) None of the Missing Properties is subject to any covenant, restriction, easement, exception, reservation or other matter which would or might prevent the continued use of each of the Missing Properties for its actual use as at the date hereof or materially affect its value.

        (d) The documents of title to each of the Missing Properties have been duly stamped.

        (e) A Group Company is in physical possession and actual occupation of the whole of each of Missing Properties on an exclusive basis.

        Possession
        ----------

9.4     (a)    No person has or claims to have any entitlement to any right of possession, occupation or use of the Property.

        (b) No person is in the course of acquiring any right adversely affecting the Property.

        (c) There are no circumstances which would entitle or require any landlord or any other person to exercise any powers of entry or right to forfeiture or right to take possession or which would otherwise restrict or terminate the continued sole and exclusive possession, occupation, enjoyment or use of the Property by the Group Companies.

        Encumbrances
        ------------

9.5 The Property and the title deeds relating to the Property are free from encumbrance and in particular (but without prejudice to the generality of the foregoing) free from:

        (b) any mortgage, charge, debenture, lien or other third party right in the nature of security (whether legal or equitable, fixed or floating);

        (b) the equivalent of any of the matters set out in paragraph 9.5(a) in any other jurisdiction in which Property is situate outside England and Wales.

        Local Land Charges
        ------------------

9.6 In respect of the Missing Properties there is no matter, event or thing which would be revealed by a Local Land Charges Search on form LLC1 or enquiries of a local authority on form CON29(1994) Parts I and 11 which;-

        (a) adversely affects the use and enjoyment of the Missing Properties for their actual use and enjoyment as at the date hereof; and

        (b) constitutes a breach or, if enforced by any competent authority, would constitute a breach of any other Warranty.

        Disputes and notices
        --------------------

9.7     (a)    No Group Company has received notice of and the Vendors and the
               Group Companies are not aware of and do not expect any litigation, action, claim, demand, complaint or dispute relating to the Property or to any land over which a Group Company has any rights.

        (b) Neither the Vendors nor the Group Companies have had any occasion to make any claim or complaint in relation to any neighbouring property or its use or occupation.

        Replies to enquiries
        --------------------

9.8 The written replies given by the Vendors to written enquiries raised by the Purchaser's Solicitors in respect of the Property are Accurate.

10      Intellectual property
        ---------------------

10.1 The only warranties to be given in relation to Intellectual Property in relation to the Transaction are those set out in this paragraph 10 of schedule 4.

        Definitions
        -----------

10.2    In this Agreement, unless the context otherwise requires:

        "Group Company IPR" means all Intellectual Property owned by the Group Companies and used exclusively in connection with the Business including without limitation the Registered Group Company IPR.

        "Intellectual Property" means patents, registered designs, trade marks (whether registered or not and including applications for any of the foregoing), copyright, design right, trading names, rights in and to the Know-how, rights in and to databases and Confidential Information and all other intellectual property rights and similar property rights of whatever nature subsisting in any part of the world but excluding, for the purposes of the Warranties in this paragraph 10, any Intellectual Property in Standard Software (as defined in Warranty 11.3 of this
        Schedule 4); and

        "Registered Group Company IPR" means the Group Company IPR that is registered or which is the subject of an application for registration.

        Disclosure of Intellectual Property Rights
        ------------------------------------------

10.3 Short accurate particulars of the Registered Group Company IPR are set out in the Data Room Documentation.

        Group Company IPR in fill force and effect
        ------------------------------------------

10.4    So far as the Warrantor is aware:

        (a) the Registered Group Company IPR is in full force and effect and not subject to any application for cancellation, amendment, licence of right or compulsory licence; and

        (b) the Group Company IPR is legally and beneficially owned solely by a Group Company;

10.5    So far as the Warrantor is aware:

        (a) the Registered Group Company IPR is not the subject of a claim or opposition from any person as to title, validity, enforceability or entitlement;

        (b) there has occurred no act, omission or event which would entitle any authority or person to cancel forfeit or modify any Registered Group Company IPR;

        (c) there is no litigation or other proceedings (whether legal or administrative) pending or threatened involving any of the Group Company IPR or any circumstances that the Warrantor should reasonably have known would be likely to give rise to any such proceedings in relation to any of the Group Company IPR which is used in the Business; and

        (d) no person has made any claim adverse to the continuing enjoyment by the Group Company of the Group Company IPR which is used in the Business.

10.6 All application and renewal fees due and owing on or before the date of this Agreement relating to the administration of the Registered Group Company IPR or for the protection or enforcement of the Registered Group Company IPR have been duly paid, and all reasonably necessary steps have been taken for the maintenance of the Registered Group Company IPR.

        No disposals of Intellectual Property since the Accounts Date
        -------------------------------------------------------------

10.7 Since the Accounts Date no Group Company has sold or otherwise disposed of any material Group Company IPR.

        No infringement of Intellectual Property of third parties
        ---------------------------------------------------------

10.8 So far as the Warrantor is aware, no Group Company has infringed in the conduct of the Business the Intellectual Property of any other person and no claims alleging that a Group Company has infringed the Intellectual Property of any other person have been received within the three year period ending on the date of this Agreement.

        No infringement of Group Company IPR
        ------------------------------------

10.9 So far as the Warrantor is aware, there is, and within the past three years there has been, no actual infringement by any third party of any material Group Company IPR.

        Licences out to third parties
        -----------------------------

10.10 No Group Company has granted or is obliged to grant any licences of any Group Company IPR.

10.11 So far as the Warrantor is aware, no disclosure has been made to any person other than the Purchaser of any Confidential Information except in the ordinary course of business and on terms that such disclosure is to be treated as being of a confidential nature.

        Licences in from third parties
        ------------------------------

10.12 No Group Company has been granted any licence or right under or in respect of any Intellectual Property.

10.13 The Enodis Names and the logos set out in Annex A are not used in the Business.

11      Information technology (including computer hardware and software)
        -----------------------------------------------------------------

        "the Computer Systems" means the computer equipment, software, ancillary equipment, microprocessors, firmware, operating software, routers, hubs, servers, and all significant items of plant and machinery incorporating microprocessors, in each case used by any Group Company.

        Data Protection
        ---------------

11.1 No Group Company has received a notice or allegation in writing from either the Information Commissioner or a data subject alleging non-compliance with the data protection principles or any other provisions of the Data Protection Acts 1984 and 1998, including without limitation, those prohibiting the transfer of data to a place outside the United Kingdom.

        Computer hardware and systems used by the Group Company
        -------------------------------------------------------

11.2 Details of any material computer hardware and systems used by any of the Group Companies (and any related third party support or maintenance agreement or arrangements) which do not comprise a network of linked workstations or personal computers of a type generally available to the public are set out in the Disclosure Letter with specific reference to this paragraph l1.2.

        Computer software used by the Group Company
        -------------------------------------------

11.3 The Group Company does not use any material computer software other than standard off the shelf packages generally available to the public or to business generally ("Standard Software") and no Standard Software used by the Group Company has been materially modified.

11.4 The Group Companies possess all necessary licences with respect to this use of Standard Software and no material licence terms have been breached by a Group Company.

        The Computer Systems
        --------------------

11.5 The computer hardware, software and systems used by the Group Companies are currently capable of meeting the core requirements of the Business of the Group Companies without interruptions in service which materially and adversely affect the operation of such Business.

        Data Storage, Back-up and System Breakdowns
        -------------------------------------------

11.6 All material records and systems and all material data and information of each Group Company are recorded, stored, maintained or operated or otherwise held exclusively by such Group Company, they have not been illegally or improperly disclosed to any third party and are not dependent on any facilities which are not under the exclusive ownership or control of such Group Company.

11.7 In the year immediately preceding the date of this Agreement no Group Company has suffered any failures or breakdowns of any of the Computer Systems which have resulted in significant or repeated disruption or loss and all back-up systems are utilised so that in the event of any fault in any Computer System used by a Group Company, no more than one day's data might be lost.

11.8 The Computer Systems are not shared with any other person (other than a member of the Group) and there are in existence no agreements or arrangements (binding or otherwise) for any other person (other than a member of the Group) to share or to have access to or use of the Computer Systems and the Computer Systems are not wholly or partly dependent upon any facilities not under the exclusive ownership or control of the Group Companies.

        Support and Maintenance
        -----------------------

11.9 Each Group Company has in force support contracts or internal technical support which cover all material items of hardware and software included in the Computer Systems.

11.10 The employees of each Group Company include a sufficient number who have the requisite knowledge and experience to operate the Computer Systems for the purpose of such Group Company's Business.

11.l1 Each Group Company either has in its possession or is entitled to have reasonably prompt access to (in the event of the insolvency or breach of contract of the supplier or maintainer thereof), the source codes to all material items of bespoke computer software forming part of the Computer Systems, such source codes being, so far as the Warrantor is aware, sufficient to enable a reasonably skilled programmer to amend, enhance and maintain the software in question.

        Third Party Intellectual Property Rights
        ----------------------------------------

11.12 In respect of any third party Intellectual Property rights which are used or required to be used by Group Companies in their use of the Computer Systems, each Group Company has in force valid licences for such use and the Group Companies have not breached the material terms of such licences.

        Data Security
        -------------

11.13 Each Group Company has taken prudent precautions to preserve the availability, confidentiality, security and integrity of data held or transmitted by the Computer Systems (including without limitation) the use of virus checking software, password protection procedures and the taking and storing of back-up copies of data both on and off site at least once every 24 hours.

12      Litigation and investigations
        -----------------------------

12.1 The Group Company is not engaged in any capacity in any litigation, arbitration, prosecution or other legal proceedings or in any proceedings or hearings before any statutory or Governmental body, department, board or agency the value of which is (Pounds)10,000 or more; and so far as the Warrantor is aware no such matters are pending or threatened; and the Warrantor is not aware of any circumstances which are likely to give rise to any such matter.

12.2 There is no outstanding judgment, order, decree, arbitral award or decision of any court, tribunal, arbitrator or governmental agency against the Group Company the value of which is (Pounds)10,000 or more.

12.3 The Group Company is not a party to any subsisting undertaking given to any court or third party arising out of any proceedings of the kind described in paragraph 12.1 and paragraph 12.2.

12.4 The Group Company has not received notification that any investigation or enquiry is being or has been conducted by any governmental or other body in respect of its affairs and the Warrantor is not aware of any circumstances which are likely to give rise to any such investigation or enquiry.

13      Insurance
        ---------

        Insurances required by law
        --------------------------

13.1 The Group Company has effected all insurances required by law to be effected by it.

        Details of insurance cover
        --------------------------

13.2 Particulars of all insurance policies maintained by the Group Company or in respect of which it is an insured and currently in force
        ("the Policies") are contained in the Data Room Documentation and are Accurate.

        Other matters in relation to insurance cover and Policies
        ---------------------------------------------------------

13.3    In respect of the Policies:

        (a)    all premiums have been paid;

        (b)    all conditions of the Policies have been performed and observed;

        (c) none of the Policies has or, so far as the Warrantor is aware, may become void or voidable;

        (d) so far as the Warrantor is aware, each of the Policies is capable of renewal at the end of its term on equivalent terms to those currently prevailing.

        Outstanding claims
        ------------------

13.4 No claim or claims exceeding (Pounds)100,000 in any single case or in aggregate (Pounds)1,000,000 is outstanding either by the insurer or the insured under any of the Policies.

        Claims made
        -----------

13.5 Details of any current claims made by the Group Company under any insurance policy are set out in the Data Room Documentation.

        Refusal of insurance cover
        --------------------------

13.6 The Group Company has not been refused insurance cover in the last 3 years in respect of its business.

        Keyman insurance
        ----------------

13.7 The Group Company has no keyman insurance or equivalent insurance with respect to any of its directors or employees.

        Self Insurance
        --------------

13.8 There are no Group captive insurance or similar arrangements used or owed by any Group Company, or in relation to which the Group Company has any interest.

14      Insolvency
        ----------

14.1 No order has been made and no resolution has been passed for the winding up of the Group Company or for a provisional liquidator to be appointed in respect of the Group Company and no petition has been presented and no meeting has been convened for the purpose of winding up the Group Company.

14.2 No administration order has been made in respect of the Group Company and no petition for such an order has been presented.

14.3 No receiver (which expression shall include an administrative receiver) has been appointed in respect of the Group Company or in respect of all or any material part of its assets.

14.4 No voluntary arrangement has been proposed under section 1 Insolvency Act 1986 in respect of the Group Company.

14.5 The Group Company is not insolvent or unable to pay its debts within the meaning of section 123 Insolvency Act 1986.

14.6 No distress, execution or other process has been levied or threatened in respect of any asset of the Group Company.

14.7 No composition in satisfaction of the debts of the Group Company or scheme of arrangement of its affairs or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members has been proposed, sanctioned or approved.

14.8 So far as the Warrantor is aware, no circumstances have arisen which are likely to result in:

        (a) a transaction to which the Group Company is a party being set aside; or

        (b) a third party claim involving any asset owned or used by the Group Company being made under section 238 or 339 (Transactions at undervalue) or section 239 or 340 (Preferences) Insolvency Act 1986.

15      Miscellaneous
        -------------

        Documents and records
        ---------------------

15.1    The Group Company has control of and access to:

        (a)    all documents of title relating to assets owned by it;

        (b) all subsisting written agreements to which it is a party and in respect of which any obligations remain unperformed in whole or in part; and

        (c) all records, systems, data and information held by it or on its behalf which are recorded, maintained, stored or otherwise wholly or partly dependent on any system (including any electronic, mechanical or photographic process whether computerised or not) whether operated by the Group Company or not.

        Effect of this Agreement and/or Completion
        ------------------------------------------

15.2 So far as the Warrantor is aware, neither this Agreement nor Completion is likely to cause any Group Company to lose the benefit of any right or privilege which it presently enjoys.

        EU/competition matters
        ----------------------

15.3    (a)    The Group Company conducts, and has conducted the Business fully in accordance with the requirements of the Competition Laws of the UK and the EC applicable to its business activities and has not, so far as the Warrantor is aware, infringed such requirements to any appreciable extent nor been investigated for any alleged non-compliance or infringement nor given any undertakings in connection with any such matters.

        (b) For the purposes of paragraph 15.3(a) the term "Competition Laws" includes any applicable rules dealing with state aid.

        (c) The Group Company is not subject to any prohibition, order, condition, undertaking, assurance or similar measure or obligation imposed by or under any of the laws referred to in paragraph 15.3(a).

15.4 So far as the Warrantor is aware, no Group Company has reason to believe that any such action as is mentioned in paragraph 15.3 will be taken against it in relation to any of its current activities.

        Compliance with legal requirements
        ----------------------------------

15.5 Compliance has been made with all legal and procedural requirements and other formalities in relation to the Group Company during the relevant Vendor's period of ownership of such Group Company concerning:

        (a) the memorandum and articles of association (including all resolutions passed or purported to have been passed);

        (b) the filing of all documents required by the CA 1985 to be filed at Companies House;

        (c)    issues of shares, debentures or other securities;

        (d) payments of interest and dividends and the making of other distributions; and

        (e)    Directors (including any shadow directors) and other officers.

15.6 Copies of all documents referred to in paragraph 15.5(b) appear on the Group Company's file at Companies House.

        Licences required to carry on the Business
        ------------------------------------------

15.7 So far as the Warrantor is aware, the Group Company has obtained all licences, permissions, consents and other approvals (whether of a regulatory or of a private nature) required for or in connection with the carrying on of the Business in all material respects as the Business is now carried on; such licences, permissions, consents and approvals are in full force and effect and have been complied with in all material respects, and so far as the Warrantor is aware, there are no circumstances which indicate that any of such licences, permissions, consents, or approvals will be revoked or not renewed.

        Registers and minute books up to date
        -------------------------------------

15.8 All registers and minute books required by law to be kept by the Group Company have been properly written up and contain an Accurate record of the matters which should be dealt with therein and the Group Company has not received any application or request for rectification of its statutory registers or any notice or allegation that any of them is incorrect.

        Compliance with laws and regulations
        ------------------------------------

15.9 So far as the Warrantor is aware, the Group Company is conducting and has at all times conducted its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom.

                                   Schedule 5
                                   ----------

                                  The Property
                                  ------------

               Part A - Freehold Property/Long Leasehold Properties
               ----------------------------------------------------

----------------------------------------------------------------------------------------------------------
 Number     Description                            Proprietor           Title No. or    Occupier(s)
                                                                        root of title
----------------------------------------------------------------------------------------------------------
 P020       Cater Road, Bishopsworth               Magnet Joinery       AV129692        Magnet Joinery
            Bristol                                Limited                              Limited
----------------------------------------------------------------------------------------------------------
 P246       New Chester Road,                      Magnet Limited       MS259869        Magnet Limited
            Bromborough
----------------------------------------------------------------------------------------------------------
 P030       Canning Street, Burnley                Enodis Investments   LA677897        Sublet to Magnet
                                                   Limited                              Limited
----------------------------------------------------------------------------------------------------------
 P035       Mercers Row, Cambridge,                Magnet Limited       CB35814         Magnet Limited
            Cambridgeshire
----------------------------------------------------------------------------------------------------------
 P040       42, Hanbury Road, Chelmsford,          Magnet Limited       EX236608        Magnet Limited
            Essex
----------------------------------------------------------------------------------------------------------
 P043       Storforth Lane, Chesterfield           Magnet Limited                       Magnet Limited
----------------------------------------------------------------------------------------------------------
 P046       287 Main Street, Coatbridge            Magnet Limited       LAN66076        Magnet Limited
----------------------------------------------------------------------------------------------------------
 P015       Ashford Mills, Keighley Road,          Magnet Limited       WYK540690       Magnet Limited
            Cross Flatts, Keighley, Bradford
----------------------------------------------------------------------------------------------------------
 P055       Land and buildings to the east of      Magnet Limited       DU103541        Magnet Limited
            High Northgate, Darlington
----------------------------------------------------------------------------------------------------------
 P467       Land at west side of Henson Road,      Magnet Limited       DU41060         Magnet Limited
            Darlington with land on north                               DU43746
            side of Allington Way, Darlington                           DU132101
----------------------------------------------------------------------------------------------------------
 P057       Land on the north side of John         Magnet Limited       DU158979        Magnet Limited
            Street Darlington and to the East
            of High Northgate Darlington
----------------------------------------------------------------------------------------------------------
 P272       Unit 2, The Meteor Center, Derby       Magnet Limited       DY172877        Magnet Joinery &
                                                                                        Timber Limited.
                                                                                        Part sublet to
                                                                                        Mostyn Group
                                                                                        Limited
----------------------------------------------------------------------------------------------------------
 P071       Unit 6, Ten Acre Lane, Egham           Magnet Limited                       Magnet Limited
----------------------------------------------------------------------------------------------------------
 P600/P601  Unit 2 and 9, Castle Park              Flint Properties     WA528740        Magnet Limited
            Industrial Estate, Flint, North        Limited
            Wales
----------------------------------------------------------------------------------------------------------
 P086       Gillingham Road Business Park,         Magnet Limited                       Magnet Limited
            Ambley Road, Gillingham ME8 OPP
----------------------------------------------------------------------------------------------------------
 P283       249-257 Sauchiehall Street,            Magnet Limited       GLA39158        Magnet Limited
            Glasgow
----------------------------------------------------------------------------------------------------------
 P103       Plot C, Castleham Employment           Magnet Limited       ESX63993        Magnet Limited
            Area, Hastings, East Sussex
----------------------------------------------------------------------------------------------------------
 P111       Land and buildings on the north        Magnet Limited       YWE8448         Magnet Limited
            west side of Albert Street,
            Huddersfiled
----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
 Number     Description                            Proprietor           Title No. or    Occupier(s)
                                                                        root of title
-----------------------------------------------------------------------------------------------------------
 P111       Land and buildings on the south        Magnet Limited       WYK2201         Magnet Limited
            east side of Lockwood Road,
            Lockwood, Huddersfield
-----------------------------------------------------------------------------------------------------------
 P111       Land at the junction off Albert        Magnet Limited       YWE8588         Magnet Limited
            Street and Four Street, Lockwood,
            Huddersfield
-----------------------------------------------------------------------------------------------------------
 P122 and   Land and buildings (offices and        Magnet Limited       WYK374452       Magnet Limited
 P123       factory) on the north and south
            side of Royd Ings Avenue,
            Keighley
-----------------------------------------------------------------------------------------------------------
 P138       489 Aylestone road, Leicester and      Magnet Limited       LT9878          Magnet Limited
            adjoining land
-----------------------------------------------------------------------------------------------------------
 P144       Plot 1A, Morley Street Industrial      Magnet Limited       LT146807        Magnet Limited
            Estate, Nottingham Road,
            Loughborough, Leicestershire,
            LE11 1EW
-----------------------------------------------------------------------------------------------------------
 P147       2.32 (Even numbers) Beechwood          Magnet Limited       BD136614        Magnet Joinery
            Road, Luton                                                                 and Timber
                                                                                        Limited and
                                                                                        Magnet PLC
-----------------------------------------------------------------------------------------------------------
 P150       Lowe Boxley Road, Maidstone,           Magnet Limited       K647181         Magnet Joinery
            ME14 2UY                                                                    and Timber
                                                                                        Limited and
                                                                                        Magnet PLC
-----------------------------------------------------------------------------------------------------------
 P166       Land and buildings on the south        Magnet Limited       NN24755         Magnet Limited
            side of Ransome Road,
            Northampton
-----------------------------------------------------------------------------------------------------------
 P168       Ilkeston Road, Radford,                Magnet Limited       NT202199        Magnet Limited
            Nottingham, NG7 3EQ                                                         (See lease and
                                                                                        sublease reports
                                                                                        below)
-----------------------------------------------------------------------------------------------------------
 P177       Land and buildings at Penrith          Magnet Limited       CU6191          Magnet Limited
            Industrial Estate, Castletown,
            Penrith
-----------------------------------------------------------------------------------------------------------
 P178       Land on south west side of             Magnet Limited       NGL350488       Magnet Limited
            Horsenden Lane, North Perivale
-----------------------------------------------------------------------------------------------------------
 P178       Land on south west side of             Magnet Limited       NGL429508       Magnet Limited
            Horsenden Lane, North Perivale
-----------------------------------------------------------------------------------------------------------
 P261       Site B, Fitzherbert Road,              Magnet Limited       HP308497        Magnet Limited,
            Farlington, Portsmouth                                                      sublet part to
                                                                                        Elcotknoll Limited
-----------------------------------------------------------------------------------------------------------
 P184       Unit A, Fitzherbert Road,              Magnet Limited                       Magnet Limited
            Farlington, Portsmouth
-----------------------------------------------------------------------------------------------------------
 P206       Petersfield Avenue, Slough,            Magnet Limited       BM31575         Magnet Limited
            Berkshire
-----------------------------------------------------------------------------------------------------------
 P208       Land and buildings lying to the        Magnet Limited       EX338371        Magnet Limited
            west of Stock Road, Southend on
            Sea
-----------------------------------------------------------------------------------------------------------
 P222       Site 6b(i), Lion Way, Swansea          Magnet Limited       WA452986        Magnet Limited
            Enterprise Park, Swansea, West
            Glamorgan
-----------------------------------------------------------------------------------------------------------
 P231       Land and buildings on the east         Magnet Limited       CH142933        Magnet Limited
            side of Holmesfield Road,
            Warrington
-----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
 Number     Description                            Proprietor           Title No. or    Occupier(s)
                                                                        root of title
--------------------------------------------------------------------------------------------------------------
 P701       Premises at and partly within          CP Hart & Sons       TGL146597       CP Hart & Sons
            Arches no's: 208B,                     Limited                              Limited, underlet
            209, 211, 212, 213, 213A, 213B, 213C                                        in part to S. Dalton
            and 217b at Centaur Street and
            Carlise Lane, Lambeth, Waterloo
--------------------------------------------------------------------------------------------------------------
 P232       Land lying to the West of Caxton       Magnet Limited       HD72341         Magnet Limited
            Way, Watford, WD1 8RL
--------------------------------------------------------------------------------------------------------------
 P245       Land at the back of Avenue             Magnet Limited       NYK37536
            Terrace, Clifton, York
--------------------------------------------------------------------------------------------------------------

                          Part B - Leasehold Property
                          ---------------------------

--------------------------------------------------------------------------------------------------------------
Number          Description             Proprietor      Date of         Term and                Occupier(s)
                                                        lease           current rent
--------------------------------------------------------------------------------------------------------------
P001            16 St Macher Road,      Magnet          29.9.89         25 years                Magnet
                Aberdeen, AB2           Limited                         from 29.9.89            Limited
                3YU                                                     at (Pounds)29,250
                                                                        per annum
--------------------------------------------------------------------------------------------------------------
P002            Lianbardarn             Magnet                          25 years                Magnet
                Trading Estate,         Limited                         from 29.9.89            Limited
                Aberystwyth,                                            at (Pounds)28,500
                SY23 3RJ                                                per annum
--------------------------------------------------------------------------------------------------------------
P005            Land and buildings      Magnet          29.9.89         25 years                Magnet
                on the east side of     Limited                         from 29.9.89            Limited. Sublet
                Cheston Road,                                           at (Pounds)65,000       part to Accrol
                Ashton,                                                 per annum               Midlands
                Birmingham                                                                      Paper
                                                                                                Converters
--------------------------------------------------------------------------------------------------------------
P006            9/10 Cambridge          Magnet                          25 years                Magnet
                Close, Aylesbury        Limited                         from 25.3.79            Limited. Sublet
--------------------------------------------------------------------------------------------------------------
P007            0.77 Acres to south     Magnet                          25 years                Magnet
                west of Heathfield      Limited                         from 29.9.89            Limited
                Road, Ayr                                               at (Pounds)44,500
                                                                        per annum
--------------------------------------------------------------------------------------------------------------
P008            254 Cavendish           Magnet                          25 years                Magnet
                Banbury                 Limited                         from 24.6.89            Limited
                Road Balham                                             at (Pounds)59,500
                                                                        per annum
--------------------------------------------------------------------------------------------------------------
P503            Tamway Road,            Magnet                          25 years                Magnet
                Banbury                 Limited                         from 25.12.89           Limited
                                                                        at (Pounds)61,020
                                                                        per annum
--------------------------------------------------------------------------------------------------------------
P504            Old Mill Lane           Magnet                          25 years                Magnet
                Barnsley                Limited                         from 12.12.89           Limited
                                                                        at (Pounds)59,625
                                                                        per annum
--------------------------------------------------------------------------------------------------------------
P009            Upcott Avenue,          Magnet                          25 years                Magnet
                Pottington,             Limited                         from 29.9.89            Limited
                Barnstaple                                              at (Pounds)36,960
                                                                        per annum
--------------------------------------------------------------------------------------------------------------
P596            Unit 1, The Town        Magnet          16.2.01         25 years                Magnet
                gate Centre,            Limited                         at (pounds)90,000       Limited
                Basildon                                                per annum
--------------------------------------------------------------------------------------------------------------
P011            Unit 6 & 7, Pines       Magnet                          25 years                Magnet
                Way Trading             Limited                         from 24.6.84            Limited
                Estate, Bath                                            at (Pounds)52,500
                                                                        per annum
--------------------------------------------------------------------------------------------------------------
P012            Unit 2, Tannery         Magnet                          25 years                Magnet
                Close, Elmere End,      Limited                         from 16.5.83            Limited
                Beckenham                                               at (Pounds)48,425
                                                                        per annum
--------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Number            Description            Proprietor        Date of     Term and               Occupier(s)
                                                           lease       current rent
---------------------------------------------------------------------------------------------------------------
P013              16 Kingsway, St        Magnet                        25 years               Magnet
                  John Street,           Limited                       from 24.6.89           Limited
                  Bedford                                              at (Pounds)63,000
                                                                       per annum
---------------------------------------------------------------------------------------------------------------
cross refer to    Units 3 & 4 Kents      CP Hart &         1999        2 years at             CP Hart &
P704 and          Road, Belvedere,       Sons Limited                  (Pounds)32,520 per     Sons Limited
P705)             Kent                                                 annum
---------------------------------------------------------------------------------------------------------------
P705              Units 5 & 6 Kents      CP Hart &         24.4.98     3 years at             CP Hart &
                  Road, Crabtree         Sons Limited                  (Pounds)28,687.50      Sons Limited
                  Manorway, South                                      per annum
                  Belvedere, Kent
---------------------------------------------------------------------------------------------------------------
P704              Units 7 & 8 Keats      Magnet            24.5.82     20 years               Magnet
                  Road, Belvedere,       Limited                       from                   Limited
                  Kent                                                 25.12.81 at
                                                                       (Pounds)78,750 per
                                                                       annum
---------------------------------------------------------------------------------------------------------------
P018              103 and 123            Magnet                        25 years               Magnet
                  Auchinaim Road,        Limited                       from 29.9.89           Limited
                  Bishopbriggs,                                        at (Pounds)31,680
                  Glasgow                                              per annum
---------------------------------------------------------------------------------------------------------------
P019              Unit 1, Stort Valley   Magnet                        25 years               Magnet
                  Industrial Park        Limited                       from 25.3.81           Limited
                  Estate, Bishops                                      at (Pounds)48,000
                  Stortford                                            per annum
---------------------------------------------------------------------------------------------------------------
P510              Mowbray Drive,         Magnet                        15 years               Magnet
                  Blackpool              Limited                       from 25.3.97           Limited
                                                                       at (Pounds)80,000
                                                                       per annum
---------------------------------------------------------------------------------------------------------------
P511              Spa Road, Bolton       Magnet                        25 years               Magnet
                                         Limited                       from                   Limited
                                                                       25.12.89 at
                                                                       (Pounds)95,000 per
                                                                       annum
---------------------------------------------------------------------------------------------------------------
P023              Nelson Industrial      Magnet                        25 years               Magnet
                  Estate, Hamilton       Limited                       from 29.9.89           Limited
                  Way, Boston                                          at (Pounds)22,250
                                                                       per annum.
---------------------------------------------------------------------------------------------------------------
P124              Cemetery Road,         Magnet            29.9.89     25 years               Magnet
                  Bradford               Limited                       from 29.9.89           Limited
                                                                       at (Pounds)82,000
                                                                       per annum
---------------------------------------------------------------------------------------------------------------
P025              Unit 1, Kew Bridge     Magnet                        25 years               Magnet
                  Distribution Centre,   Limited                       from                   Limited
                  Lionel Road,                                         25.12.82 at
                  Brentford                                            (Pounds)103,720
---------------------------------------------------------------------------------------------------------------
P027              9-16 Eldrington        Magnet                        17 years               Magnet
                  Basin, Kingsway,       Limited                       from 25.3.99           Limited
                  Hove, Brighton                                       at (Pounds)49,000
                                                                       per annum
---------------------------------------------------------------------------------------------------------------
P028              Units 1-5,             Magnet Joinery    26.7.83     25 years               Magnet
                  Wedmore Farm,          Limited                       from 25.3.83           Joinery
                  Highwood Lane,                                       at (Pounds)150,000     Limited
                  Cribbs Causeway,                                     per annum
                  Bristol
---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Number          Description             Proprietor        Date of       Term and                Occupier(s)
                                                          lease         current rent
--------------------------------------------------------------------------------------------------------------
P608            52 High Street,         Magnet            18.9.00       10 years                Magnet
                Bromley, BRI            Limited                         at (Pounds)85,000       Limited
                IEG                                                     per annum
--------------------------------------------------------------------------------------------------------------
P032            Dettingen Way,          Magnet                          25 years                Magnet
                Blenheim Industrial     Limited                         from 29.9.89            Limited
                Estate, Bury St                                         at (Pounds)52,000
                Edmunds                                                 per annum
--------------------------------------------------------------------------------------------------------------
P034            Station Yard,           Magnet                          25 years                Magnet
                Trevin Road,            Limited                         from 29.9.89            Limited
                Camborne                                                at (Pounds)30,000
                                                                        per annum
--------------------------------------------------------------------------------------------------------------
P297            Unit 15, Phoenix        Magnet joinery    1.2.89        25 years                Magnet
                Retail Park,            Limited                         from 1.12.88            Limited
                Watling Street,                                         at (Pounds)112,000
                Bridgetown                                              per annum
                Cannock, WS11 3BN
--------------------------------------------------------------------------------------------------------------
P036            Broadoak Road,          Magnet                          Term expiring           Magnet
                Canterbury              Limited                         24.3.16 at              Limited
                                                                        (Pounds)49,000
                                                                        per annum
--------------------------------------------------------------------------------------------------------------
P037            390 Newport Road,       Magnet                          30 years                Magnet
                Cardiff                 Limited                         from 25.3.88            Limited
                                                                        Rent does
                                                                        not tally.
                                                                        Last know at
                                                                        (Pounds)162,633
                                                                        per annum
--------------------------------------------------------------------------------------------------------------
P039            Lancaster Street,       Magnet                          25 years                Magnet
                Carlisle                Limited                         from 29.9.89            Limited
                                                                        at (Pounds)58,750
                                                                        per annum
--------------------------------------------------------------------------------------------------------------
P491            Unit 2, Meridian        Magnet                          25 years                Magnet
                Trading Estate,         Limited                         from 26.3.93            Limited
                Lombard Wall,
                Charlton
--------------------------------------------------------------------------------------------------------------
P041            Basement and            Magnet joinery    12.1.87       20 years                Magnet
                ground floor of         & Timbers                       from 12.1.87            Joinery &
                Royal House, 12         Limited                         at (Pounds)17,750       Timbers
                Upper Northgate                                         per annum               Limited
                Street, Chester
--------------------------------------------------------------------------------------------------------------
P042            143/147 Front           Magnet                          25 years                Magnet
                Street, Chester le      Limited                         from 29.9.89            Limited
                Street                                                  at (Pounds)57,500
                                                                        per annum
--------------------------------------------------------------------------------------------------------------
P357            58 East Street,         Magnet                          25 years                Magnet
                Chichester              Limited                         from 25.3.89            Limited
                                                                        at (Pounds)85,000
                                                                        per annum
--------------------------------------------------------------------------------------------------------------
P044            Unit 4, Bognor          Magnet                          20 years                Magnet
                Road Industrial         Limited                         from 26.3.83            Limited
                Estate, Bognor                                          at (Pounds)42,000
                Road, Chichester                                        per annum
--------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 Number      Description             Proprietor     Date of      Term and            Occupier(s)
                                                    lease        current rent
----------------------------------------------------------------------------------------------------
 P045        Unit 1, Phase II,       Williams and   30.9.85      25 years            Magnet
             Stony Lane,             Company                     from 29.9.85        Joinery &
             Christchurch,           Limited                     at (Pounds)150,000  Timber
             Dorset                                              per annum           Limited
----------------------------------------------------------------------------------------------------
 P045        Unit 2, Phase II,       Williams and   30.9.85      25 years            Magnet
             Stony Lane,             Company                     from 29.9.85        Joinery &
             Christchurch,           Limited                     at (Pounds)150,000  Timber
             Dorset                                              per annum           Limited
----------------------------------------------------------------------------------------------------
 P045        Unit 3, Phase II,       Williams and   30.9.85      25 years            Magnet
             Stony Lane,             Company                     from 29.9.85        Joinery &
             Christchurch,           Limited                     at (Pounds)150,000  Timber
             Dorset                                              per annum           Limited. Sublet
                                                                                     to F & R
                                                                                     Dunlop
                                                                                     Services
                                                                                     Limited
----------------------------------------------------------------------------------------------------
 P047        253 Old Heath           Magnet                      25 years            Magnet
             Road, Colchester        Limited                     from 29.9.89        Limited
                                                                 at (Pounds)58,000
                                                                 per annum
----------------------------------------------------------------------------------------------------
 P048        256 Conway Road,        Magnet                      25 years            Magnet
             Mochdre, Colwyn         Limited                     from 29.9.89        Limited
             Bay                                                 at (Pounds)23,500
                                                                 per annum
----------------------------------------------------------------------------------------------------
 P563        164/170 St John's       Magnet         14.10.97     25 years            Magnet
             Road,                   Limited        and          from 29.8.97        Limited
             Corstorphine,                          25.3.98      at (Pounds)90,000
             Edinburgh                                           per annum
----------------------------------------------------------------------------------------------------
 P050        Foleshill Road,         Magnet                      25 years            Magnet
             Coventry                Limited                     from                Limited
                                                                 25.12.89 at
                                                                 (Pounds)170,000 per
                                                                 annum
----------------------------------------------------------------------------------------------------
 P052        Telford Place,          Magnet                      25 years            Magnet
             Crawley                 Limited                     from                Limited
                                                                 25.12.89 at
                                                                 (Pounds)134,000 per
                                                                 annum
----------------------------------------------------------------------------------------------------
 P581        Part Unit 1, Purley     Magnet         20.8.98      15 years            Magnet
             Way, Waddon,            Limited                     from 24.6.98        Limited
             Croydon                                             at (Pounds)120,000
                                                                 per annum
----------------------------------------------------------------------------------------------------
             Factory premises at     Magnet         1 and        20 years            Magnet
             6 South Wardpark        Limited        6.11.94      from 1.8.84         Limited
             Place, Wardpark                                     at (Pounds)57,500
             South Industrial                                    per annum
             Area,
             Cumbernauld
----------------------------------------------------------------------------------------------------
 P057        Land at north side      Magnet         29.3.90      25 years            Magnet
             of John Street,         Limited                     from                Limited and
             Darlington and to                                   25.12.89 at         Magnet House
             the east of High                                    (Pounds)175,000     Improvements
             Northgate,                                          annum               Limited
             Darlington
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Number      Description                             Proprietor      Date of         Term and            Occupier(s)
                                                                    sublease        current
                                                                                    rent
----------------------------------------------------------------------------------------------------------------------
P709        Unit 40, Charles                        CP Hart &       22.12.00        15 years            C.P.Hart &
            Park, Claire                            Sons Limited                    from                Sons Limited
            Causeway,                                                               22.12.00 at
            Dartford, Kent                                                          (Pounds)293,647
                                                                                    per annum
----------------------------------------------------------------------------------------------------------------------
P060        Premises at                             Magnet                          25 years            Magnet
            Dunstall Park Road                      Limited                         from                Limited
            and Ascot Drive,                                                        29.9.84 at
            Derby                                                                   (Pounds)49,266
                                                                                    per annum
----------------------------------------------------------------------------------------------------------------------
P062        Don Industrial                          Magnet                          25 years            Magnet
            Estate, Telford                         Limited                         from                Limited
            Road, Doncaster                                                         29.9.89 at
                                                                                    (Pounds)98,000
                                                                                    per annum
----------------------------------------------------------------------------------------------------------------------
TO BE       Unit 4, Liffey                          Magnet(Retail)  Not             (Pounds)IR 140,000  Magnet
ALLOCATED   Valley Retail Park                      Limited         reported        per annum           (Retail)Limited
            West at Quarryvale,
            Dublin
----------------------------------------------------------------------------------------------------------------------
P064        0.3541 Hectares on                      Magnet                          25 years            Magnet
            south of St Mary's                      Limited                         from                Limited
            Industrial Estate,                                                      29.9.89 at
            Dumfries                                                                (Pounds)50,000
                                                                                    per annum
----------------------------------------------------------------------------------------------------------------------
P065        0.463 Acres at                          Magnet                          25 years            Magnet
            Dryburgh Industrial                     Limited                         from                Limited
            Estate, Dundee                                                          29.9.89 at
                                                                                    (Pounds)41,000
                                                                                    per annum
----------------------------------------------------------------------------------------------------------------------
P524        60 Grieve Street,                       Magnet          29.3.90         25 years            Magnet
            Dunfermline, Ky3 0SW                    Limited                         from                Limited
                                                                                    29.3.89 at
                                                                                    (Pounds)50,000
                                                                                    per annum
----------------------------------------------------------------------------------------------------------------------
P286        Unit 1,                                 Magnet                          25 years            Magnet
            Eastbourne, BN23 6QU                    Limited                         from                Limited
                                                                                    13.12.88 at
                                                                                    (Pounds)96,000
                                                                                    per annum
----------------------------------------------------------------------------------------------------------------------
P067        66, Twyford Road,                       Magnet                          25 years            Magnet
            Eastleigh                               Limited                         from                Limited
                                                                                    29.9.89 at
                                                                                    (Pounds)57,500
                                                                                    per annum
----------------------------------------------------------------------------------------------------------------------
P253        10b Brunswick                           Magnet          5.5.2000        15 years            Magnet
            Place, Leith Walk,                      Limited                         from                Limited
            Edinburgh                                                               1.3.2000 at
                                                                                    (Pounds)60,000
                                                                                    per annum
----------------------------------------------------------------------------------------------------------------------
P072        Part of Springfield                     Magnet          1.5.90          25 years            Magnet
            Industrial Estate,                      Limited                         from                Limited
            New Elgin, Elgin                                                        29.3.89 at
                                                                                    (Pounds)75,500
                                                                                    per annum
----------------------------------------------------------------------------------------------------------------------
P073        232 Great                               Magnet                          25 years            Magnet
            Cambridge Road,                         Limited                         from                Limited
            Enfield                                                                 1.3.89 at
                                                                                    (Pounds)155,000
                                                                                    per annum
----------------------------------------------------------------------------------------------------------------------
P348        40-44 High Street                       Magnet                          25 years            Magnet
            Esher                                   Limited                         less 4 days         Limited
                                                                                    from 25.3.83 at
                                                                                    (Pounds)54,000
                                                                                    per annum
----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Number  Description            Proprietor        Date of     Term and              Occupier(s)
                                                 lease       current rent
-----------------------------------------------------------------------------------------------
P509    69, Trusham Road,      Magnet                        25 years              Magnet
        Marsh Barton           Limited                       from 1.8.77           Limited. N.B-
        Trading Estate,                                      at (pounds) 62,500    an
        Alphington, Exeter                                   per annum             Occupational
                                                                                   Lease dated
                                                                                   23.6.95 will
                                                                                   begin on 2.8.02
                                                                                   for a term of 8
                                                                                   years
-----------------------------------------------------------------------------------------------
PO76    Unit C & D, 244        Magnet Joinery    8.3.85      25 years              Magnet
        Gosport Road,          Limited                       from 29.9.81          Limited
        Fareham                                              at (Pounds)38,000
                                                             per annum
-----------------------------------------------------------------------------------------------
PO77    Unit 17, invincible    Magnet Joinery                25 years              Magnet
        Road Industrial        & Timber                      From 19.6.85          Joinery &
        Estate,                Limited                       at (Pounds)132,000    Timber
        Farnborough,                                         per annum             Limited
        GU14 7QU
-----------------------------------------------------------------------------------------------
PO78    6, Spaceway, North
        Feltham Trading
        Estate, Feltham,
        TW 14 OTH
-----------------------------------------------------------------------------------------------
PO80    North Close,           Magnet                        25 years              Magnet
        Shomciiffe             Limited                       from 29.9.89          Limited
        Industrial Estate,                                   at (Pounds)40,500
        Folkestone                                           per annum
-----------------------------------------------------------------------------------------------
PO81    153, Hurlingham        Magnet                        15 years              Magnet
        Road, Fulham           Limited                       from 25.3.96          Limited
                                                             at (Pounds)145,OOO
                                                             per annum
-----------------------------------------------------------------------------------------------
PO82    Unit at Tweedbank      Magnet                        25 years              Magnet
        Industrial Estate,     Limited                       from 29.9.89          Limited
        Galashields                                          at (Pounds)34,OOO
                                                             per annum
-----------------------------------------------------------------------------------------------
PO83    Unit 1, Gallows        Magnet                        25 years              Magnet
        Corner Retail          Limited                       from ? at n/a         Limited
        Park, Colchester
        Road, Romford
-----------------------------------------------------------------------------------------------
PO89    Units 1,2,3,and 45     Magnet            4.10.99     15 years              Magnet
        Haggs Road,            Limited                       from 13.9.99          Limited
        Glasgow                                              at (Pounds)190,000
                                                             per annum
-----------------------------------------------------------------------------------------------
PO90    Unit 2, Eastern        Magnet                        15 years              Magnet
        Avenue,                Limited                       from 10.9.99          Limited
        Gloucester                                           at (Pounds)104,000
                                                             per annum
-----------------------------------------------------------------------------------------------
P583    Unit A, Chancel        Magnet                        15 years
        Close, Eastern         Limited                       from 29.9.87
        Avenue,                                              at (Pounds)42,OOO
        Gloucester                                           per annum
-----------------------------------------------------------------------------------------------
PO93    Harfreys Industrial    Magnet                        25 years              Magnet
        Estate, Brimell        Limited                       from                  Limited
        Way, Great                                           25.12.89 at
        Yarmouth                                             (Pounds)35,OOO per
                                                             annum
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Number  Description            Proprietor     Date of     Term and              Occupier(s)
                                              lease       current rent
--------------------------------------------------------------------------------------------
P095    Unit 1/la, La Hure     Magnet                     Lease                 Magnet
        Mare Industrial        Limited                    expired.              Limited
        Estate, Guernsey                                  There is a
                                                          copy
                                                          agreement
                                                          in the
                                                          Hammond's
                                                          data room
                                                          which
                                                          purports to
                                                          extend the
                                                          term
--------------------------------------------------------------------------------------------
P255    Woodbridge Road,       Magnet         29.3.90     25 years              Magnet
        Guilford, GU1          Limited                    from                  Limited
        3DP                                               25.12.89 at
                                                          (Pounds)426,000
                                                          per annum
--------------------------------------------------------------------------------------------
P708    Willway House,         CP Hart &      27.7.00     15 years              C.P.Hart &
        Woodbridge Road,       Sons Limited               from 27.7.00          Sons Limited
        Guildford, Surrey                                 at (Pounds)15,000
                                                          per annum
--------------------------------------------------------------------------------------------
P098    Bradford Road,         Magnet                     25 years              Magnet
        Guiseley               Limited                    from 29.9.89          Limited
                                                          at (Pounds)70,000
                                                          per annum
--------------------------------------------------------------------------------------------
P099    Leagrave Works,        Magnet                     25 years              Magnet
        Leagrave Street,       Limited                    from 24.6.89          Limited
        Hackney                                           at (Pounds)61,000
                                                          per annum
--------------------------------------------------------------------------------------------
P100    24 London Road,        Magnet                     25 years              Magnet
        Hadleigh Essex         Limited                    from 29.9.89          Limited
                                                          at (Pounds)58,330
                                                          per annum
--------------------------------------------------------------------------------------------
P533    Blackwood Mills,       Magnet                     25 years              Magnet
        Queensway off          Limited                    from                  Limited
        Battison Road,                                    2512.89 at
        Halifax, HXI 4SS                                  (Pounds)37,750
                                                          per annum
--------------------------------------------------------------------------------------------
P102    Unit 9, Arena          Magnet                     25 years              Magnet
        Estate, Green Lane,    Limited                    from 6.7.82           Limited
        Haringey                                          at (Pounds)36,500
                                                          per annum
--------------------------------------------------------------------------------------------
P534    Ripon Road,            Magnet                     15 years              Magnet
        Harrogate              Limited                    from 25.3.97          Limited
                                                          at (Pounds)62,500
                                                          per annum
--------------------------------------------------------------------------------------------
P492    Neptune Road           Magnet                     15 years              Magnet
        Industrial Estate,     Limited                    from 6.11.92          Limited
        Pinner Road,                                      at (Pounds)30,650
        Harrow                                            per annum
--------------------------------------------------------------------------------------------
P128    Stewart House,         Magnet                     25 years              Magnet
        Kenton Road,           Limited                    from                  Limited
        Harrow                                            25.12.90 at
                                                          (Pounds)12,500
                                                          per annum
--------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Number          Description             Proprietor      Date of         Term and                Occupier(s)
                                                        lease           current rent
------------------------------------------------------------------------------------------------------------
P104            Withybush Road,         Magnet                          25 years                Magnet
                Withybush,              Limited                         from 29.9.89            Limited
                Haverfordwest,                                          at (Pounds)27,000
                SA62 4BN                                                per annum
------------------------------------------------------------------------------------------------------------
P105            1362/1366 Road,         Magnet                          16 years                Magnet
                Uxbridge Road,          Limited                         from 29.6.98            Limited
                Hayes End, UB4                                          at (Pounds)86,000
                8JJ                                                     per annum
------------------------------------------------------------------------------------------------------------
P107            Harrow Road off         Magnet                          25 years                Magnet
                Plough Lane,            Limited                         from 29.9.89            Limited
                Hereford                                                at (Pounds)44,000
                                                                        per annum
------------------------------------------------------------------------------------------------------------
P108            101/106 Oxford          Magnet          29.3.90         25 years                Magnet
                Road, High              Limited                         from 25.12.89           Limited
                Wycombe, Bucks                                          at (Pounds)139,000
                                                                        per annum
------------------------------------------------------------------------------------------------------------
P109            Unit 2A, Sands          Magnet                          23 years less one day   Magnet
                Estate, Hillbottom      Limited                         from 25.12.91           Limited
                Road, High                                              at (Pounds)80,000
                Wycombe, HP12                                           per annum
                4JU
------------------------------------------------------------------------------------------------------------
P110            Unit 5, Highams         Magnet                          25 years                Magnet
                Park, Waltham           Limited                         from 25.12.78           Limited
                Forest                                                  at (Pounds)95,783
                                                                        per annum
------------------------------------------------------------------------------------------------------------
P113            Rotterdam Road,         Magnet                          25 years                Magnet
                Suttonfields            Limited                         from 25.12.89           Limited
                Industrial Estate,                                      at 65,000
                Leeds Road, Hull                                        per annum
------------------------------------------------------------------------------------------------------------
P606            Unit 2, Interchange     Magnet                          18 years                Magnet
                Motorway Estate,        Limited                         from 6.1.94             Limited
                Huyton                                                  at (Pounds)13,500
                                                                        per annum
------------------------------------------------------------------------------------------------------------
P499            350-362 High            Magnet          6.2.95          25 years                Magnet
                Road, Ilford            Limited                         from 25.12.94           Limited
                                                                        at (Pounds)58,000
                                                                        per annum
------------------------------------------------------------------------------------------------------------
P117            Seafield Road,          Magnet                          25 years                Magnet
                Longman Industrial      Limited                         from 29.9.89            Limited
                Estate, Inverness                                       at (Pounds)61,000
                                                                        per annum
------------------------------------------------------------------------------------------------------------
P119            Hadleigh Road           Magnet                          25 years                Magnet
                Industrial Estate,      Limited                         from 29,9,89            Limited
                Ipswich                                                 at (Pounds)36,000
                                                                        per annum
------------------------------------------------------------------------------------------------------------
P120            Old Quarry, Fort        Magnet                          25 years                Magnet
                Anne Road,              Limited                         from 29,9,89            Limited
                Douglas, Isle of                                        at (Pounds)75,000
                Man, IMI 5BD                                            per annum
------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 Number      Description             Proprietor     Date of      Term and            Occupier(s)
                                                    lease        current rent
----------------------------------------------------------------------------------------------------
 P121        Unit 1, Riverway        Magnet         29.9.89      25 years at          Magnet
             Industrial Estate,      Limited                     (Pounds)75,000 per   Limited
             Newport, Isle of                                    annum
             Wight, PO 30 5UX
----------------------------------------------------------------------------------------------------
 P257        Unit 2-5, 245/259       Magnet         Z7.11.92     20 years             Magnet
             Kensington High         Limited                     from 27.11.92 at    Limited
             Street, London,                                     (Pounds)210,000 per
             W8 6SA                                              annum on a
                                                                 standard basis
----------------------------------------------------------------------------------------------------
 P127        73/85 Holmes            Magnet         Not          Term                 Magnet
             Road, Kentish           Limited        reported     expiring             Limited
             Town, NW5 4DN                                       24.3.16 at
                                                                 (Pounds)87,500 per
                                                                 annum
----------------------------------------------------------------------------------------------------
 P129        Land and buildings      Magnet         29.9.89      25 years             Magnet
             comprising 1.08         Limited                     from                 Limited
             acres on the south                                  29.9.89 at
             west side of                                        (Pounds)46,170 per
             Worcester Road,                                     annum
             Kidderminster,
             Hereford and
             Worcester
----------------------------------------------------------------------------------------------------
 P541        17 Park Street,         Magnet                      25 years             Magnet
             Kilmarnock              Limited                     from 29.939          Limited
                                                                 at(Pounds)31,020
----------------------------------------------------------------------------------------------------
 P130        Maple Road,             Magnet                      25 years             Magnet
             Saddlebow               Limited                     from                 Limited
             Industrial Estate,                                  25.12.89 at
             Kings Lynn, PE34                                    (Pounds)58,500 per
             3AH                                                 annum
----------------------------------------------------------------------------------------------------
 P131        Unit 6, Fairfield       Magnet                      25 years             Magnet
             Industrial Estate,      Limited                     from                 Limited
             Villiers Road,                                      25.12.89 at
             Kingston upon                                       (Pounds)86,000 per
             Thames, KT1 3                                       annum

----------------------------------------------------------------------------------------------------
 P349        89/91 Clarence          Magnet                      25 years             Magnet
             Street, Kingston-       Limited                     from                 Limited
             upon-Thames,                                        25.12.82. at
             KT1 1QY                                             (Pounds)90,000 per
                                                                 annum
----------------------------------------------------------------------------------------------------
 P133        Land and buildings      Magnet         29.9.89      25 years             Magnet
             comprising land on      Limited                     FROM                 Limited
             the east side of                                    29.9.89 at
             Ashton Road,                                        325,250 per
             Lancaster                                           annum
----------------------------------------------------------------------------------------------------
 P134        Ramsey Road,            Magnet                      25 years             Magnet
             Sydenham                Limited                     from 29.9.89         Limited
             Industrial Estate,                                  at (Pounds)40,375
             Leamington Spa,                                     per annum
             CV31 1PL
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 Number      Description             Proprietor     Date of       Term and             Occupier(s)
                                                    lease         current rent
----------------------------------------------------------------------------------------------------
 Pl35        Unit 1 and part Unit    Magnet                       25 years             Magnet
             2, Leatherhead          Limited                      from 25.3.83         Limited
             Industrial Estate,                                   at (Pounds)61,929
             Station Road,                                        per annum
             Leatherhead,
             KT22 7A
----------------------------------------------------------------------------------------------------
 P137        Meanwood Road,          Magnet                       25 years             Magnet
             Leeds, LS7 8AB          Limited                      from 24.6.89         Limited
                                                                  at (Pounds)130,000
                                                                  per annum
----------------------------------------------------------------------------------------------------
 P139        116/118                 Magnet         26.6.89       25 years             Magnet
             Birmingham Road         Limited                      from 24.6.89         Limited
             and 128A                                             at (Pounds)125,000
             Birmingham Road,                                     per annum
             Lichfield, WS14
             9SW
----------------------------------------------------------------------------------------------------
 P141        Outer Circle Road,      Magnet                       25 years             Magnet
             Lincoln, LN2 2JA        Limited                      from                 Limited
                                                                  29.9.89 at
                                                                  (Pounds)47,5000 per
                                                                  annum
----------------------------------------------------------------------------------------------------
 P143        38 Mason Street,        Magnet                       25 years             Magnet
             Liverpool, L7           Limited                      from 29.9.89         Limited
             3EW                                                  at (Pounds)37,000
                                                                  per annum
----------------------------------------------------------------------------------------------------
 P549        King Edward             Magnet                       25 years             Magnet
             Street,                 Limited                      from 24.6.89         Limited
             Macclesfield                                         at (Pounds)52,000
                                                                  per annum
----------------------------------------------------------------------------------------------------
 P706        Arch 2, Deansgate       CP Hart &      4.10.00       25 years             CP Hart &
             Locks, Whitworth        Sons                         from 29.9.99         Sons Limited
             Street West,                                         at(Pounds)85,000
             Manchester                                           per annum
----------------------------------------------------------------------------------------------------
 P151        Shop unit, London       Magnet                       25 years             Magnet
             Road car park,          Limited        9.6.00        from 9.6.00          Limited
             Piccadilly,                                          at (Pounds)90,000
             Manchester                                           per annum
----------------------------------------------------------------------------------------------------
 P550        Sutton Road,            Magnet                       25 years from        Magnet
             Mansfield, NG18         Limited                      25.12.89 at          Limited
             5HT                                                  (Pounds)97,000
                                                                  per annum
----------------------------------------------------------------------------------------------------
 P551        Jubilee Street,         Magnet                       25 years             Magnet
             Melton Mowbray,         Limited                      from 24.6.89         Limited
             LE13 1ND                                             at (Pounds)43,000
                                                                  per annum
----------------------------------------------------------------------------------------------------
 P152        Merthyr Industrial      Magnet                       25 years             Magnet
             Estate, Dowlais,        Limited                      from 29.9.89         Limited
             Merthyr Tydfil,                                      at (Pounds)29,500
             CF48 2SR                                             per annum
----------------------------------------------------------------------------------------------------
 P552        567 Wellesley           Magnet                       25 years             Magnet
             Road, Methil            Limited                      from 29.9.89         Limited
                                                                  at (Pounds)19,800
                                                                  per annum
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Number  Description            Proprietor     Date of     Term and              Occupier(s)
                                              lease       current rent
--------------------------------------------------------------------------------------------
P556    Unit 1, Mitcham        Magnet                     15 years              Magnet
        Industrial Estate,     Limited                    from 17.6.97          Limited
        Streatham Road,                                   at (Pounds)66,948
        Mitcham, CR4
        2AP
--------------------------------------------------------------------------------------------
P157    Bruntcliffe Lane,      Magnet                     25 years              Magnet
        Morley, LS27 7JU       Limited                    from                  Limited
                                                          25.12.89 at
                                                          (Pounds)55,320
--------------------------------------------------------------------------------------------
P554    Market Street,         Magnet         29.9.89     25 years              Magnet
        Musselburgh in         Limited                    from 29.9.89          Limited
        the Parish of                                     at (Pounds)90,000
        Inveresk                                          per annum
--------------------------------------------------------------------------------------------
P165    Pinkham Way,
        New Southgate,
        N11 2UG
--------------------------------------------------------------------------------------------
P160    Northern Road          Magnet                     25 years              Magnet
        Industrial Estate,     Limited                    from                  Limited
        Brunel Drive                                      25.12.89 at
        Newark                                            (Pounds)93,875 per
                                                          annum
--------------------------------------------------------------------------------------------
P162    Land on the south      Magnet                     25 years              Magnet
        west side of George    Limited                    from 29.9.89          Limited
        Street, Newcastle                                 at (Pounds)48,750
                                                          per annum
--------------------------------------------------------------------------------------------
P164    Lee Way Nash           Magnet                     25 years              Magnet
        Industrial Estate      Limited                    from                  Limited
        Nash, Newport                                     25.12.89 at
                                                          (Pounds)36,000 per
                                                          annum
--------------------------------------------------------------------------------------------
P295    Unit 3, Northwich      Magnet                     25 years              Magnet
        Retail Park,           Limited                    from 24.6.89          Limited
        Manchester Road,                                  at (Pounds)107,700
        Northwich                                         per annum
--------------------------------------------------------------------------------------------
P167    Land on the south      Magnet                     5 years               Magnet
        side of Mile Cross     Limited                    from 24.6.89          Limited
        Lane, Norwich,                                    at (Pounds)76,000
        Norfolk                                           per annum
--------------------------------------------------------------------------------------------
P591    Unit 5, Lady Bay       Magnet                     15 years              Magnet
        Retail Park,           Limited                    from 29.9.99          Limited
        Nottingham                                        at (Pounds)113,579
                                                          per annum
--------------------------------------------------------------------------------------------
P169    Unit 5, Whitacre       Magnet         26.6.89     25 years              Magnet
        Road Industrial        Limited                    from 24.6.89          Limited
        Estate, Nuneaton,                                 at (Pounds)24,000
        Warwickshire                                      per annum
--------------------------------------------------------------------------------------------
P173    Pilgrim House,         Magnet                     25 years less         Magnet
        Cray Avenue, St        Limited                    3 days from           Limited
        Mary Cray,                                        29.9.93 at
        Orpington                                         (Pounds)10,000 per
                                                          annum
--------------------------------------------------------------------------------------------
P172    Unit A1, Nugent        Magnet                     25 years              Magnet
        Industrial Estate,     Limited                    from 25.3.79          Limited
        Cray Avenue, St                                   at (Pounds)54,600
        Mary Cray,                                        per annum
        Orpington
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Number  Description            Proprietor     Date of     Term and              Occupier(s)
                                              lease       current rent
--------------------------------------------------------------------------------------------
P472    Unit 2 Osney Mead      Magnet         16.11.73    28 years              Magnet
        Industrial Estate,     Limited                    from 2.11.73          Limited
        Oxford, OX2 2ES                                   at (Pounds)45,500
                                                          per annum
--------------------------------------------------------------------------------------------
P176    Borough Close,         Magnet                     25 years              Magnet
        Paignton               Limited                    from 29.9.89          Limited
                                                          at (Pounds)52,480
                                                          per annum
--------------------------------------------------------------------------------------------
P269    593-613 Old Kent       Magnet                     25 years              Magnet
        Road, Peckham          Limited                    from                  Limited
                                                          25.12.86 at
                                                          (Pounds)150,000 per
                                                          annum
--------------------------------------------------------------------------------------------
P179    Dunkeld Road,          Magnet                     25 years              Magnet
        Perth                  Limited                    from 29.9.89          Limited
                                                          at (Pounds)60,000
                                                          per annum
--------------------------------------------------------------------------------------------
P181    Fengate,               Magnet                     25 years              Magnet
        Peterborough           Limited                    from 29.9.88          Limited
                                                          at (Pounds)88,000
                                                          per annum
--------------------------------------------------------------------------------------------
P182    Block A, Transit       Magnet         26.6.89     25 years              Magnet
        Way Industrial         Limited                    from 24.6.89          Limited
        Estate, Plymouth                                  at (Pounds)130,800
                                                          per annum
--------------------------------------------------------------------------------------------
P183    12 Nuffield Estate,    Magnet                     25 years              Magnet
        Poole                  Limited                    from 24.6.89          Limited
                                                          at (Pounds)50,000
                                                          per annum
--------------------------------------------------------------------------------------------
P185    45-51 Barnet Road,     Magnet                     25 years              Magnet
        Potters Bar            Limited                    from 29.9.89          Limited
                                                          at (Pounds)52,500
                                                          per annum
--------------------------------------------------------------------------------------------
P186    Watery Lane,                                      15 years              Magnet
        Preston                                           from 20.3.00          Limited
                                                          at (Pounds)85,000
                                                          per annum
--------------------------------------------------------------------------------------------
P702    103 Regents Park       C.P. Hart &     3.11.95    10 years              C.P. Hart &
        Road, London           Sons Limited               from 1.3.95           Sons Limited
        (Primrose Hill)                                   at (Pounds)17,500
--------------------------------------------------------------------------------------------
P703    105 Regents Park       C.P. Hart &     18.8.85    20 years              C.P. Hart &
        Road, London           Sons Limited               from 1.3.85           Sons Limited
        (Primrose Hill)                                   at (Pounds)19,260
                                                          per annum
--------------------------------------------------------------------------------------------
P561    Newington Road,        Magnet                     25 years              Magnet
        Ramsgate               Limited                    from 29.9.89          Limited
                                                          at (Pounds)31,400
                                                          per annum
--------------------------------------------------------------------------------------------
P189    6 King Street Lane,    Magnet                     25 years              Magnet
        Winnersh, Reading      Limited                    from                  Limited
                                                          25.12.89 at
                                                          (Pounds)126,500 per
                                                          annum
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Number  Description            Proprietor     Date of     Term and              Occupier(s)
                                              lease       current rent
--------------------------------------------------------------------------------------------
P590    Unit C1, Rose Kiln                                15 years              Magnet
        Lane, Reading Link                                from 29.9.99          Limited
        Retail Park,                                      at (Pounds)105,330
        Reading, RG2                                      per annum
        OHP
--------------------------------------------------------------------------------------------
P487    Unit 9, Blythswood     Magnet         19.2.92     10 years              Magnet
        Estate, Renfrew        Limited                    from                  Limited
                                                          11.11.91 at
                                                          (Pounds)42,000 per
                                                          annum
--------------------------------------------------------------------------------------------
P307    95, The Moor,          Magnet         23.5.97     11 years. No          Magnet
        Sheffield              Limited                    evidence of           Limited
        (Rockingham                                       1999 review
        House)
--------------------------------------------------------------------------------------------
P192    King George Close,     Magnet         24.6.89     25 years at           Magnet
        Eastern Avenue,        Limited                    (Pounds)90,000        Limited
        Romford
--------------------------------------------------------------------------------------------
P195    Land and buildings     Magnet                      25 years             Magnet
        on the south east      Limited                    from 29.9.89          Limited
        side of Meadow                                    at (Pounds)49,000
        Bank Road,                                        per annum
        Holmes,
        Rotherham
--------------------------------------------------------------------------------------------
P196    Somers Road            Magnet                     25 years              Magnet
        Industrial Estate,     Limited                    from                  Limited
        Rugby                                              25.12.89 at
                                                          (Pounds)52,750
                                                          per annum
--------------------------------------------------------------------------------------------
P198    130 Cross Street,      Magnet                     25 years              Magnet
        Sale                   Limited                    From                  Limited
                                                          24.6.89
                                                          Rent
                                                          unknown
--------------------------------------------------------------------------------------------
P199    Churchfield            Magnet                     25 years              Magnet
        Industrial Estate,     Limited                    from 29.9.89          Limited
        Watts Road,                                       at (Pounds)39,600
        Salisbury                                         per annum
--------------------------------------------------------------------------------------------
P202    Seamer Road,           Magnet                     25 years              Magnet
        Scarborough            Limited                    from                  Limited
                                                          25.12.89 at
                                                          (Pounds)120,000
                                                          per annum
--------------------------------------------------------------------------------------------
P203    Land and buildings     Magnet         29.9.89     25 years              Magnet
        on the north side of   Limited                    from 29.9.89          Limited
        Moorwell Road,                                    at (Pounds)25,000
        Yaddlethorpe,                                     per annum
        Scunthorpe
--------------------------------------------------------------------------------------------
P564    Unit 3, Queen          Magnet                     25 years              Magnet
        Street, Sheffield      Limited                    from 24.6.94          Limited
                                                          at (Pounds)82,665
                                                          per annum
--------------------------------------------------------------------------------------------
P205    264 Monkmoor           Magnet                     25 years              Magnet
        Road, Shrewsbury       Limited                    from 29.9.89          Limited
                                                          at (Pounds)40,000
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Number  Description            Proprietor     Date of     Term and              Occupier(s)
                                              lease       current rent
--------------------------------------------------------------------------------------------
PS67    Midland Saw Mills,     Magnet                     25 years              Magnet
        Broughton Road,        Limited                    from 29.9.89          Limited
        Skipton, BD23                                     at (Pounds)27,750
        1RT                                               per annum
--------------------------------------------------------------------------------------------
P498    Unit 2, The            Magnet                     25 years              Magnet
        Highlands,             Limited                    from 24.6.93          Limited
        Maidwell Drive,                                   at (Pounds)52,705
        Cranmore                                          per annum
        Boulevard,
        Solihull, B91 3TA
--------------------------------------------------------------------------------------------
P479    Unit 4, Marine         DETAILS
        Parade, Melbourne
        Street, Central
        Trading Estate,
        Northam,
        Southampton,
        SO1 1SB
--------------------------------------------------------------------------------------------
P209    Victoria Road,         Magnet                     25 years              Magnet
        Roche, St Austell,     Limited                    from 29.9.89          Limited
        PL26 8L0                                          at (Pounds)27,000
                                                          per annum
--------------------------------------------------------------------------------------------
P521    449,451 and 453        Magnet                     15 years              Magnet
        Prescott Road, St      Limited                    expiring on           Limited
        Helens                                            20.12.10 at
                                                          (Pounds)50,000 per
                                                          annum
--------------------------------------------------------------------------------------------
PS68    Greyfriars Place,      Magnet                     25 years              Magnet
        Foregate Street,       Limited                    from 24.6.89          Limited
        Stafford, ST16                                    at (Pounds)28,000
        2SD                                               per annum
--------------------------------------------------------------------------------------------
P458    Unit 4, Thames         Magnet                     25 years              Magnet
        Street, Staines,       Limited                    from 29.9.87          Limited
        TW18 9SD                                          at (Pounds)38,500
                                                          per annum
--------------------------------------------------------------------------------------------
P210    Unit 11, Argyle
        Way, Stevenage.
        SGl IHN
--------------------------------------------------------------------------------------------
P211    Unit 17/22 Pershore    Magnet         26.6.89     25 years              Magnet
        Road, Stirchley,       Limited                    from 24.6.89          Limited
        West Midlands,                                    at (Pounds)75,000
        B30 3N0                                           per annum
--------------------------------------------------------------------------------------------
P212    Land on the south      Magnet                     25 years              Magnet
        east side of           Limited                    from 29.9.89          Limited
        Whitehouse Road,                                  at (Pounds)50,000
        Stirling                                          per annum
--------------------------------------------------------------------------------------------
P520    Hempshaw Lane,         Magnet                     25 years              Magnet
        Stockport              Limited                    from                  Limited
                                                          20.12.96 at
                                                          (Pounds)78,750
                                                          per annum
--------------------------------------------------------------------------------------------
P213    Land and buildings     Magnet         26.6.89     25 years              Magnet
        on the south east      Limited                    from 24.6.89          Joinery
        side of Portrack                                  at (Pounds)120,000    Limited
        Lane, Stockton on                                 per annum
        Tees
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Number  Description            Proprietor     Date of     Term and              Occupier(s)
                                              lease       current rent
--------------------------------------------------------------------------------------------
P215    Land at Elder Road     Magnet                     25 years              Magnet
        and Douglas Street,    Limited                    from 29.9.89          Limited
        Cobridge Burslem,                                 at (Pounds)50,000
        Stoke on Trent                                    per annum
--------------------------------------------------------------------------------------------
P216    97 to 100 High         Magnet         29.9.89     25 years              Magnet
        Street, Amblecote,     Limited                    from 29.9.89          Limited
        Stourbridge                                       at (Pounds)60,000
                                                          per annum
--------------------------------------------------------------------------------------------
P217    Land and Buildings     Magnet                     25 years              Magnet
        at Avon Industrial     Limited                    from                  Limited
        Estate, Birmingham                                25.12.89 at
        Road, Stratford                                   (Pounds)86,000 per
        upon Avon                                         annum
--------------------------------------------------------------------------------------------
P218    Commercial Road,       Magnet                     25 years              Magnet
        Strood                 Limited                    from 24.6.89          Limited
                                                          at (Pounds)51,000
                                                          per annum
--------------------------------------------------------------------------------------------
P219    Pottery Road, Low      Magnet                     25 years              Magnet
        Southwick,             Limited                    from 29.9.89          Limited
        Sunderland                                        at (Pounds)28.500
--------------------------------------------------------------------------------------------
P220    Phoenix House,                                    17 years              Magnet
        315-323(Odd                                       from 25.3.99          Limited
        numbers) High                                     at (Pounds)115,000
        Street, Sutton,                                   per annum
        SM1 1NH
--------------------------------------------------------------------------------------------
P572    Premises at Athena     Magnet                     25 years              Magnet
        House, Elgin           Limited                    from                  Limited
        Industrial Estate,                                24.6.89 at
        Swindon                                           (Pounds)53,650 per
                                                          annum
--------------------------------------------------------------------------------------------
P223    Unit 9 Kangley         Magnet                     25 years              Magnet
        Bridge Road,           Limited                    from                  Limited
        Sydenham                                          25.12.81 at
                                                          (Pounds)33,900 per
                                                          annum
--------------------------------------------------------------------------------------------
P224    Priorswood             Magnet                                           Magnet
        Industrial Estate,     Limited                                          Limited
        Taunton TA2 8DG
--------------------------------------------------------------------------------------------
P557    Unit C9, Thornton      Magnet         31.10.96    8 years at            Magnet
        Road Industrial        Limited                    (Pounds)77,850 per    Limited
        Estate, Peal Road,                                annum
        Thornton Heath,
        Croydon, CRO
        3EX
--------------------------------------------------------------------------------------------
P225    Polebarn Road,         Magnet                     25 years              Magnet
        Trowbridge, BA4        Limited                    from 29.9.89          Limited
        7EG                                               at (Pounds)34,980
--------------------------------------------------------------------------------------------
P570    Unit 1, Treliske       Magnet                     20 years              Magnet
        Industrial Estate,     Limited                    from 25.3.92          Limited
        Oak Lane, Truro,                                  at (Pounds)30,000
        TR1 3LP                                           per annum
--------------------------------------------------------------------------------------------
P226    Unit 2, Longfield      Magnet                     25 years less         Magnet
        Road, Tunbridge        Limited                    3 days from           Limited
        Wells, TN2 3UR                                    24.5.93 at
                                                          (Pounds)90,000
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Number  Description            Proprietor     Date of     Term and              Occupier(s)
                                              lease       current rent
--------------------------------------------------------------------------------------------
P497    Unit 3, Longfield      Magnet                     15 years              Magnet
        Road, Tunbridge        Limited                    from                  Limited
        Wells, TN2 3UR                                    25.12.95 at
                                                          (Pounds)75,000 per
                                                          annum
--------------------------------------------------------------------------------------------
P229    2 Grove Road,          Magnet                     25 years              Magnet
        Wakefield              Limited                    from                  Limited
                                                          25.12.89 at
                                                          (Pounds)173,000 per
                                                          annum
--------------------------------------------------------------------------------------------
P230    Units 3 & 4 Eleanor    Magnet                                           Magnet
        Estate, Trust Road,    Limited                                          Limited
        Waltham Cross
        (Separate Leases
        for each unit)
--------------------------------------------------------------------------------------------
P235    Winterstoke Road,      Magnet                     25 years              Magnet
        Weston Super           Limited                    from 29.9.88          Limited
        Mare, BS23 3YT                                    at (Pounds)120,000
                                                          per annum
--------------------------------------------------------------------------------------------
P236    Kent Close, Granby     Magnet                                           Magnet
        Industrial Estate,     Limited                                          Limited
        Weymouth
--------------------------------------------------------------------------------------------
P237    Woodhouse Drive,       Magnet                                           Magnet
        Horton Street,         Limited                                          Limited
        Wigan
--------------------------------------------------------------------------------------------
P575    Street 78/80           Magnet                     5 years from          Magnet
        Wigmore Street,        Limited                    25.3.96 at            Limited
        London, W1H                                       (Pounds)70,000 per
        9DW                                               annum
--------------------------------------------------------------------------------------------
P239    Unit 5 Willenhall      Magnet                                           Magnet
        Industrial Estate,     Limited                                          Limited
        Rose Hill,
        Willenhall
--------------------------------------------------------------------------------------------
P240    Unit 4, 2 Salter       Magnet         30.8.96     15 years              Magnet
        Street, Hythe Road,    Limited                    from 25.3.96          Limited
        Willesden,                                        at (Pounds)369,000
        London, NW10                                      per annum
        6UN
--------------------------------------------------------------------------------------------
P359    68 Grove Lane,         Magnet                     25 years              Magnet
        Wilmslow               Limited                    from                  Limited
                                                          25.12.88 at
                                                          (Pounds)68,000 per
                                                          annum
--------------------------------------------------------------------------------------------
P584    Land and buildings     Magnet         21.1.99     17 years              Magnet
        lying to the south     Limited                    from 21.1.99          Limited
        of Green Lane and                                 at (Pounds)160,000
        Arthur Bridge
        Road, Woking                                      per annum
--------------------------------------------------------------------------------------------
P586    Shaw Road,             Magnet                     25 years              Magnet
        Millbuck Trading       Limited                    from 29.9.89          Limited
        Estate,                                           at (Pounds)27,000
        Wolverhampton                                     per annum
--------------------------------------------------------------------------------------------
P439    96 High Street,        Magnet                     25 years              Magnet
        Worcester              Limited                    from 24.6.89          Limited,
                                                          at (Pounds)67,500     Underlet in
                                                          per annum             part
--------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Number       Description            Proprietor      Date of     Terms and            Occupier(s)
                                                    lease       current rent
---------------------------------------------------------------------------------------------------
P241         Blockhouses Close      Magnet                      25 years             Magnet
             off Foundary           Limited                     from 24.6.89         Limited
             Street, Worcester                                  at (Pounds)35,000
                                                                per annum
---------------------------------------------------------------------------------------------------
P587         Ruabon Road,           Magnet                      25 years             Magnet
             Wrexham                Limited                     from 25.12.89        Limited.
                                                                at (Pounds)77,500    Underlet in
                                                                per annum            part to Coleg
                                                                                     Llysfasi
                                                                                     College
---------------------------------------------------------------------------------------------------
P244         15 Lynx Trading        Magnet                      25 years             Magnet
             Estate, Yeovil         Limited                     from 29.9.89         Limited
                                                                at (Pounds)44,000
                                                                per annum
---------------------------------------------------------------------------------------------------
P364         6A/6B Middle           Magnet                      25 years             Magnet
             Street, Yeovil         Limited                     from 1.1.89          Limited
                                                                at (Pounds)70,000
                                                                per annum
---------------------------------------------------------------------------------------------------
Not yet      Park Garage, Julia     Magnet          23.2.01     15 years at          Magnet
allocated    Avenue, Monks          Limited                     (Pounds)95,000 per   Limited
             Cross, York                                        annum
---------------------------------------------------------------------------------------------------

                     Part C - Licensed Property/Properties
                     -------------------------------------

------------------------------------------------------------------------------------------------
C011    Unit 46 Racecourse Retail       Magnet                  Rent at                Magnet
        Part, Ormskirk Road,            Limited                 (Pounds)23,336 per     Limited
        Aintree L9 5AL                                          annum
------------------------------------------------------------------------------------------------
C006    Foster Road Ashford             Magnet                  Rent at                Magnet
        Business Park Ashford           Limited                 (Pounds)26,292 per     Limited
        TN23 2HT                                                annum
------------------------------------------------------------------------------------------------
C002    Unit 1 Eley Road, Off Angel     Magnet                  Rent at                Magnet
        Road, Edmonton N18 3BH          Limited                 (Pounds)21,727 per     Limited
                                                                annum
------------------------------------------------------------------------------------------------
P088    Car park spaces 1-15,           Magnet                  To run until           Magnet
        Gillingham Industrial Estate,   Limited                 determination          Limited
        Gillingham                                              of leases of Units
                                                                4 & 5
------------------------------------------------------------------------------------------------
C005    Elliot Field Retail Park,       Magnet                  Rent at                Magnet
        Leicester Road, Rugby,          Limited                 (Pounds)57,418 per     Limited
        CV21 1SR                                                annum
------------------------------------------------------------------------------------------------
C001    Unit D Solihull Retail Park,    Magnet                  Rent at                Magnet
        Marshall Lake Road, Solihull    Limited                 (Pounds)21,455 per     Limited
        B90 4LD                                                 annum
------------------------------------------------------------------------------------------------

                           Part D - Sublet Properties
                           --------------------------

------------------------------------------------------------------------------------------------------
Number     Description                     Proprietor      Date of     Term and          Occupier(s)
                                                                       sublease          current
                                                                       rent
------------------------------------------------------------------------------------------------------
P336       128 Broadway, Bexleyheath       Magnet                      25 years          Magnet
                                           Limited                     from              Limited
                                                                       20.1.89 at
                                                                       (Pounds)70,000
                                                                       per annum
------------------------------------------------------------------------------------------------------
P477       602 Wimbourne Road,             Magnet                      20 years          Magnet
           Bournemouth                     Limited                     from              Limited
                                                                       25.3.91 at
                                                                       (Pounds)11,500
                                                                       per annum
------------------------------------------------------------------------------------------------------
P344       225/226 Moulsham Street,        Magnet                      20 years          Magnet
           Chelmsford                      Limited                     from              Limited
                                                                       29.9.87
------------------------------------------------------------------------------------------------------
P371       22-24 Burlington Street,                                    25 years          Magnet
           Chesterfield                                                from              Limited
                                                                       13.1.89 at
                                                                       (Pounds)52,500
                                                                       per annum
------------------------------------------------------------------------------------------------------
P338       Unit 1, 376/378 High Road,      Magnet                      25 years          Magnet
           Chiswick                        Limited                     from              Limited
                                                                       24.6.88 at
                                                                       (Pounds)62,000
                                                                       per annum
------------------------------------------------------------------------------------------------------
P070       60, Queen Street, Edinburgh     Magnet          10.11.95    10 years          Hein Gerieke
                                           Limited                     from              (UK) Limited
                                                                       18.5.95 at
                                                                       (Pounds)36,260
                                                                       per annum
------------------------------------------------------------------------------------------------------
P317       193-195 High Street, Eltham     Magnet                      25 years          Magnet
                                           Limited                     from              Limited
                                                                       26.8.88 at
                                                                       (Pounds)35,000
                                                                       per annum
------------------------------------------------------------------------------------------------------
P076       246 (Unit B), Gosport Road,     Magnet          26.11.97    4 years           Focus
           Fareham, Hampshire              Limited                     from              Logistics
                                                                       1.6.97 at
                                                                       (Pounds)40,000
                                                                       per annum
------------------------------------------------------------------------------------------------------
P392       63, Queensmead,                 Magnet                      Term              Magnet
           Farnborough                     Limited                     expiring on       Limited
                                                                       25.3.14 at
                                                                       (Pounds)50,000
                                                                       per annum
------------------------------------------------------------------------------------------------------
P088       Unit 1, Gillingham Industrial   Magnet                      25 years          Magnet
           Estate, Gillingham              Limited                     from              Limited
                                                                       25.3.80 at
                                                                       (Pounds)34,300
                                                                       per annum
------------------------------------------------------------------------------------------------------
P088       Unit 2 & 3, Gillingham          Magnet                      25 years          Magnet
           Industrial Estate, Gillingham   Limited                     from              Limited
                                                                       25.3.80 at
                                                                       (Pounds)65,500
                                                                       per annum
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Number  Description                             Proprietor      Date of         Term and            Occupier(s)
                                                                sublease        current
                                                                                rent
------------------------------------------------------------------------------------------------------------------
P088    Unit 4 & 5, Gillingham                  Magnet                          25 years            Magnet
        Industrial Estate, Gillingham           Limited                         from                Limited
                                                                                25.3.80 at
                                                                                (Pounds)67,550
                                                                                per annum
------------------------------------------------------------------------------------------------------------------
P088    Unit 7, Gillingham Industrial           Magnet                          25 years            Magnet
        Estate, Gillingham                      Limited                         from                Limited
                                                                                24.6.79 at
                                                                                (Pounds)32,450
                                                                                per annum
------------------------------------------------------------------------------------------------------------------
P443    29.31 Golders Green, Golders            Magnet                          27 years            Magnet
        Green, London                           Limited                         from                Limited
                                                                                2.7.79 at
                                                                                (Pounds)85,000
                                                                                per annum
------------------------------------------------------------------------------------------------------------------
P398    178, The Marlowes, Hemel                Magnet                          25 years            Magnet
        Hempstead                               Limited                         from                Limited
                                                                                14.8.87
------------------------------------------------------------------------------------------------------------------
P397    17, High Street, Hitchin                                                25 years            Magnet
                                                                                from                Limited
                                                                                8.7.87
------------------------------------------------------------------------------------------------------------------
P358    58 West Street, Horsham                 Magnet                          25 years            Magnet
                                                Limited                         from                Limited
                                                                                25.1.85
------------------------------------------------------------------------------------------------------------------
P257    Unit 1, Kensington High                 Magnet          20.5.88         25 years            Magnet
        Street West, 239-249 (odd)              Limited                         from                Joinery &
        Kensington High Street,                                                 29.8.87 at          Timber
        Kensington                                                              (Pounds)62,000      Limited and
                                                                                per annum           Magnet PLC
------------------------------------------------------------------------------------------------------------------
P304    45/47 High Street,                      Magnet                          25 years            Magnet
        Leatherhead, KT22 8AG                   Limited                         from                Limited
                                                                                25.3.87 at
                                                                                (Pounds)28,000
                                                                                per annum
------------------------------------------------------------------------------------------------------------------
P366    139, Armada Way, Plymouth               Magnet                          22 years            Magnet
                                                Limited                         from                Limited
                                                                                25.12.88 at
                                                                                (Pounds)55,250
                                                                                per annum
------------------------------------------------------------------------------------------------------------------
P381    133 High Street, Putney,                                                15 years            Magnet
        London, SW15 1SU                                                        from                Limited
                                                                                27.2.89 at
                                                                                (Pounds)52,500
                                                                                per annum
------------------------------------------------------------------------------------------------------------------
P325    Unit 2, 1/5 Winchester Street,          Magnet                          25 years            Sublet to
        Salisbury, SP1 1HB                      Limited                         from                Whitbread
                                                                                24.6.88 at          PLC
                                                                                (Pounds)55,000
                                                                                per annum
------------------------------------------------------------------------------------------------------------------
P445    3-4 Mardol Head,                        Magnet                          Rent at
        Shrewsbury, SY1 1 HD                    Limited                         (Pounds)61,000
                                                                                per annum
------------------------------------------------------------------------------------------------------------------
P479    Unit 4, Marine Parade,                  Magnet                          11 years            Magnet
        Melbourne Street, Central               Limited                         from                Limited
        Trading Estate, Northam,                                                18.4.91 at
        Southampton, SO1 1SB                                                    (Pounds)32,980
                                                                                per annum
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Number  Description                             Proprietor      Date of         Term and            Occupier(s)
                                                                sublease        current
                                                                                rent
------------------------------------------------------------------------------------------------------------------
P488    Units 1-4 Brent Tame Valley             Magnet          6.3.00          5 years at          Profile
        Commerce Centre,                        Limited                         (Pounds)36,000      Installations
        Tamworth, Staffordshire                                                 per annum           Limited
                                                                                on a
                                                                                standard basis
------------------------------------------------------------------------------------------------------------------
P365    11 King Street, Twickenham,             Magnet          12.7.95         19 years            The Spastics
        TW1 1SD                                 Limited                         from                Society
                                                                                12.7.95 at          (Scope)
                                                                                (Pounds)35,000
                                                                                per annum
------------------------------------------------------------------------------------------------------------------
P436    Sub-underlease of 15/17 High            Magnet          18.2.98         3 years at          Thames
        Street, Uxbridge                        Limited                         (Pounds)30,000      Valley
                                                                                per annum           Hospice
------------------------------------------------------------------------------------------------------------------
P300    5, Hambledon Road,                      Magnet                          25 years            Magnet
        Waterlooville, P07 6XE                  Limited                         from                Limited
                                                                                29.9.88 at
                                                                                (Pounds)57,000
                                                                                per annum
------------------------------------------------------------------------------------------------------------------
P425    Ground floor and basement at            Magnet          23.12.92        25 years            Robin Gibson
        88/89 High Street,                      Limited                         less 3 days
        Winchester, Hampshire                                                   from 20.6.89 at
                                                                                (Pounds)55,000
                                                                                per annum
------------------------------------------------------------------------------------------------------------------
P418    101 Powis Street, Woolwich              Magnet          13.4.00         5 years at          Beaumont
                                                Limited                         (Pounds)15,000      Beds Limited
                                                                                per annum to
                                                                                12.4.01 and
                                                                                thereafter at
                                                                                (Pounds)25,000
                                                                                per annum
------------------------------------------------------------------------------------------------------------------

                                   Schedule 6
                                   ----------

                                  The Vendors
                                  -----------

------------------------------------------------------------------------------------------------------------------------------------
  (1)                 (2)               (3)                (4)                   (5)                  (6)                (7)
Company           Shareholder       Registered          Number of           Entitlement to       Entitlement to     Entitlement to
                                      office           Sale Shares          Purchase Price        Vendor Loan          Warrants
------------------------------------------------------------------------------------------------------------------------------------
Magnet            Enodis Plc        1 Farnham          12,408,240         80% of the Balance    80% of the total     80% of the
                                    Road, Guildford,   ordinary           where "the Balance"   amount               amount
                                    Surrey GU2                            means the amount to
                                    4RG                                   be paid pursuant to
                                                                          Clause 4.3(c)(ii) as
                                                                          adjusted pursuant to
                                                                          clause 4.9 less
                                                                          (Pounds)8,500,012
------------------------------------------------------------------------------------------------------------------------------------
Magnet            Manston Limited   Road Town          3,102,060          20% of the Balance    20% of the total     20% of the
                                    Tortola            ordinary                                 amount               amount
                                    British
                                    Virgin Islands
------------------------------------------------------------------------------------------------------------------------------------
Larkflame        Enodis Plc         1 Farnham Road     8,500,000          (Pounds)8,500,000     Nil                  Nil
                                    Guildford          ordinary
                                    Surrey
                                    GU2 4RG
------------------------------------------------------------------------------------------------------------------------------------
Magnet           Berisford          1 Farnham          1 ordinary         (Pounds)1             Nil                  Nil
Manufacturing    Industrial         Road, Guilford,
Limited          Holdings           Surrey GU2
                 Limited            4RG
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     (1)                  (2)               (3)                    (4)                (5)               (6)              (7)
Sale Company          Shareholder       Registered              Number of       Entitlement to    Entitlement to   Entitlement to
                                          office               Sale Shares      Purchase Price      Vendor Loan      Warrants
-----------------------------------------------------------------------------------------------------------------------------------
Magnet Kitchens       Berisford         1 Farnham              1 ordinary          (Pound)1             Nil             Nil
Limited               Industrial        Road, Guildford,
                      Holdings          Surrey GU2
                      Limited           4RG
-----------------------------------------------------------------------------------------------------------------------------------
Magnet Joinery        Berisford         1 Farnham              1 ordinary          (Pound)1             Nil             Nil
Limited               Industrial        Road, Guildford,
                      Holdings          Surrey GU2
                      Limited           4RG
-----------------------------------------------------------------------------------------------------------------------------------
Magnet &              Berisford         1 Farnham              1 ordinary          (Pound)1             Nil             Nil
Southerns             Industrial        Road, Guildford,
Limited               Holdings          Surrey GU2
                      Limited           4RG
-----------------------------------------------------------------------------------------------------------------------------------
Magnet                Berisford         1 Farnham              1 ordinary          (Pound)1             Nil             Nil
Distribution          Industrial        Road, Guildford,
Limited               Holdings          Surrey GU2
                      Limited           4RG
-----------------------------------------------------------------------------------------------------------------------------------
Magnet Retail         Berisford         1 Farnham              1 ordinary          (Pound)l             Nil             Nil
Limited               Industrial        Road, Guildford,
                      Holdings          Surrey GU2
                      Limited           4RG
-----------------------------------------------------------------------------------------------------------------------------------
Magnet                Berisford         1 Farnham              1 ordinary          (Pound)1             Nil             Nil
Furniture             Industrial        Road, Guildford,
Limited               Holdings          Surrey GU2
                      Limited           4RG
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     (1)                  (2)               (3)                    (4)                (5)               (6)              (7)
Sale Company          Shareholder       Registered              Number of       Entitlement to    Entitlement to   Entitlement to
                                          office               Sale Shares      Purchase Price      Vendor Loan      Warrants
-----------------------------------------------------------------------------------------------------------------------------------
Magnet                Berisford         1 Farnham              1 ordinary          (Pound)1             Nil             Nil
Industries            Industrial        Road, Guildford,
Limited               Holdings          Surrey GU2
                      Limited           4RG
-----------------------------------------------------------------------------------------------------------------------------------
Magnet Supplies       Berisford         1 Farnham              1 ordinary          (Pound)1             Nil             Nil
Limited               Industrial        Road, Guildford,
                      Holdings          Surrey GU2
                      Limited           4RG
-----------------------------------------------------------------------------------------------------------------------------------
Eastham Limited       Berisford         1 Farnham              1 ordinary          (Pound)1             Nil             Nil
                      Industrial        Road, Guildford,
                      Holdings          Surrey GU2
                      Limited           4RG
-----------------------------------------------------------------------------------------------------------------------------------
The Penrith           Berisford         1 Farnham              1 ordinary          (Pound)1             Nil             Nil
Joinery               Industrial        Road, Guildford,
Company               Holdings          Surrey GU2
Limited               Limited           4RG
-----------------------------------------------------------------------------------------------------------------------------------
Hyphen Fitted         Berisford         1 Farnham              1 ordinary          (Pound)l             Nil             Nil
Kitchen               Industrial        Road, Guildford,
Furniture             Holdings          Surrey GU2
Limited               Limited           4RG
-----------------------------------------------------------------------------------------------------------------------------------

                                   Schedule 7
                                   ----------

                              Pension Arrangements
                              --------------------

1.1 The Vendors and the Purchaser shall use their best endeavours to procure the continued participation of Magnet and C P Hart & Sons Limited in the Enodis UK Pension Plan as established by a trust deed and rules dated 1 November 1999 ("the Plan") from the Completion Date until 30 October 2001.

1.2 After 30th October 2001 as referred to in paragraph 1.l above, the Purchaser shall procure that the employees of Magnet and C P Hart & Sons Limited who have so elected shall transfer their benefits to a pension arrangement to be designated by the Purchaser.

1.3 From the Completion Date until 30 October 2001, as referred to in paragraph 1.1 above, the Purchaser shall in respect of those employees of Magnet and C P Hart & Sons Limited who are active members of the Plan during the aforesaid period procure that Magnet and C P Hart & Sons Limited pay contributions to the Plan at the following rates:

    ----------------------------------------------------------------------
     Age of employee    Employer contribution      Employee contributions
     ---------------    ---------------------      ----------------------
                        as a % of basic salary     as a % of basic salary
                        ----------------------     ----------------------
                                                   (excluding AVC's)
                                                   -----------------
    ----------------------------------------------------------------------
     Under 30             3%                         2%
    ----------------------------------------------------------------------
     30-39                4%                       2.5%
    ----------------------------------------------------------------------
     40-49              5.5%                       3.5%
    ----------------------------------------------------------------------
     50-59              7.5%                         5%
    ----------------------------------------------------------------------
     60 and over         10%                       6.5%
    ----------------------------------------------------------------------

1.4 Until the Completion Date the Vendors shall use all reasonable endeavours to assist Magnet and C P Hart & Sons Limited in commencing the establishment of a pension arrangement for the employees of (i) Magnet and
     (ii) C P Hart & Sons Limited who are members of the Plan.

1.5 Any reasonable costs, expenses and liabilities incurred by the Vendors directly or indirectly in commencing the establishment of a pension arrangement as described in paragraph 1.4 above shall be met by Magnet.

                                   Schedule 8
                                   ----------

                   Conditions and Pre-Completion Undertakings
                   ------------------------------------------

                              Part A - Conditions
                              -------------------

1    Completion of this Agreement is subject to and conditional upon:


     (a) the passing at an extraordinary general meeting of Enodis of an ordinary resolution to approve the Transaction; and


     (b) to the extent that the Transaction or any matter arising therefrom falls within the scope of Council Regulation (EEC) 4064/89 as amended ("the Merger Regulation"), the European Commission having issued a decision under Article 6(1)(b) of the Merger Regulation (or being deemed to have done so under Article l0(6) of the Merger Regulation) declaring the acquisition of all of the Sale Shares pursuant to this Agreement ("the Acquisition") and any matters arising therefrom compatible with the common market without requiring any amendments, assurances, conditions or undertakings from a member of the Vendors' Group or from a member of the Purchaser's Group (or, if any such amendments, assurances, conditions or undertakings are required, the same constitute only Relevant Assurances (as defined below)) and, in the event that a request under Article 9(2) of the Merger Regulation has been made by a Member State, the European Commission not having decided to refer any aspect of the Acquisition or any matter arising therefrom to a competent authority of a Member State in accordance with Article 9(1) of the Merger Regulation; or

          (i) if the European Commission issues a decision under Article 6.1(c) of the Merger Regulation to initiate proceedings under that Article, the European Commission subsequently having issued a decision under Article 8(2) of the Merger Regulation (or being deemed to have done so under Article l0(6) of the Merger Regulation) declaring the Acquisition and any matters arising therefrom compatible with the common market without requiring any amendments, assurances, conditions or undertakings from a member of the Vendors' Group or from a member of the Purchaser's Group (or, if any such amendments, assurances, conditions or undertakings are required, the same constitute only Relevant Assurances (as defined below)); and

          (ii) if the European Commission makes a reference under Article 9(1) of the Merger Regulation to a competent authority of a Member State (including a deemed decision to make a reference under Article 9(5)), receipt in a form reasonably satisfactory to the Purchaser and the Vendors of confirmation from such competent authority either without or following a reference to the Competition Commission that the Acquisition and any matters arising therefrom may proceed without requiring any amendments, assurances, conditions or undertakings from a member of the Vendors' Group or from a member of the Purchaser's Group (or, if any such amendments, assurances, conditions or undertakings are required, the same constitute only Relevant Assurances (as defined below)).

For the purposes of this Agreement "Relevant Assurances" means any amendments, assurances, conditions or undertakings which, respectively are, in the context of the Vendors' Group or the Purchaser's Group (as the case may be) satisfactory to the Purchaser or the Vendor acting reasonably in determining whether it is so satisfied (as the case may be).

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

                      Part B - Pre-Completion Undertakings
                      ------------------------------------

     Pending Completion or the earlier termination of the obligations of the parties under this Agreement (except with the prior written consent of the Purchaser or as otherwise contemplated by or provided in this Agreement) no Group Company shall:

1 Resolve to change its name or to alter its Memorandum or Articles of Association.

2 Allot or issue or agree to allot or issue any shares or any securities or grant or agree to grant rights which confer on the holder any right to acquire any shares or other such interest.

3    Declare, pay or make any dividend or other distribution.

4    Repay, redeem or purchase any of its share or loan capital.

5    Reduce its share capital.

6    Resolve to be voluntarily wound up.

7 Pass any resolution or obtain any consent from its members or any class of them.

8    Otherwise than in the ordinary course of conduct of the Business:

     (a) incur in a single transaction any liability (whether as principal or surety) for a principal amount which exceeds or could exceed (Pounds)250,000; or

     (b) create any Security Interest over its business, undertaking or any of its assets.

9 Incur or expend any amount (or series of similar amounts) of capital expenditure in excess of (Pounds)200,000.

10 Make any material change (including any change by the incorporation, acquisition or disposal of a subsidiary or a business) in the nature, extent or terms of its business.

11 Fail to make any capital or income expenditure which is required in order to continue its business in the ordinary course or which would be made in accordance with that Group Company's usual practise.

12   Depart from continuing its business in its ordinary course.

13 Other than in the ordinary course of conduct of the Business, make any material change in the terms or conditions of employment or engagement of its employees or officers.

14 Enter into any material transaction with or for the benefit of any Vendor or any person who is a member of the Vendors' Group, any of its or their directors, or any of their associates.

15   Appoint new auditors.

16 Fail in any material respect to keep proper accounting records or to make therein true and complete entries of such of its dealings and transactions as are required to be so recorded.

17 Enter into any borrowing, factoring or other financing or any lending commitments (other than use of overdraft facilities agreed prior to the date hereof), being in each case commitments which are outside the ordinary course of its business.

18 Other than in the ordinary course of conduct of the Business dispose of or enter into any hire or hire-purchase agreement or agreement for payment on deferred terms (other than normal trade credit or bill of sale) with, in each case an aggregate value of more than (Pounds)250,000 in respect of, or create any Security Interest over, any of its fixed or loose plant, machinery, furniture, fixtures, fittings, equipment and vehicles used in connection with the businesses of the Group.

19 Commit or omit to do any act or thing the commission or (as the case may be) the omission of which is in contravention of any applicable law, order or regulation and which would have a material adverse effect on the business or financial condition of the relevant Group Company.

20 Do or omit to do any act (including failing to renew any policy which expires in the period) which would result in its existing insurance cover becoming void or voidable.

21 Do or omit to do any act which would result in its confidential customer, supplier and other proprietary information becoming disclosed to the public or to a competitor of any Group Company.

22   Appoint any additional director.

23 The Group shall use reasonable endeavours to procure that no power or discretion under the Pension Schemes is exercised so as to:

     (a)  amend any provision of the Pension Schemes;

     (b) augment or provide any benefit which would not otherwise be augmented or payable under the Pension Schemes;

     (c)  trigger a closure or winding up of the Pension Schemes; and

     (d) result in a failure to pay employer contributions to the Pension Schemes below the level required by each scheme's respective schedule of contributions/payment schedule and scheme rules, except as may be required by the UK law and the Group shall use reasonable endeavours to procure that there is no breach of any UK or European legal or regulatory requirement applicable to the Pension Schemes.

     For the purposes of this paragraph 23 "Pension Schemes" shall mean: the Disclosed Schemes (as defined in paragraph 7.11 of schedule 4),the Magnet Group Supplementary Pension Scheme, the C P Hart Compass Pension Plan. the C P Hart & Sons Executive Pension Scheme, the C P Hart Retirement Benefits Scheme and the Enodis UK Pension Plan to the extent it applies to employees and former employees of Magnet and C P Hart & Sons Limited.

25 Apply a rate of interest other than LIBOR minus 0.5 per cent to money owed by any Group Company to any member of the Vendors' Group and money owed to any Group Company by any member of the Vendors' Group.

                                   Schedule 9
                                   ----------

                            Limitations on Liability
                            ------------------------

1    Maximum liability
     -----------------

     The maximum aggregate liability of the Warrantor in respect of all Claims shall not exceed the Consideration plus the amount by which the Actual Intra Group Debt Amount exceeds the Actual Intra Group Credit Amount plus the amount referred to in clause 4.5.

2    Small claims and threshold
     --------------------------

     Notwithstanding any other provision of this Agreement:

     (a) no Warranty Claim shall be entitled to be brought and the Warrantor shall have no liability in respect of a Warranty Claim if the loss sustained in respect of that claim and all other claims arising out of the same or similar circumstances is less than (Pounds)10,000 (an "Excluded Claim"); and

     (b) no Warranty Claim shall be entitled to be brought and the Warrantor shall have no liability in respect of a Warranty Claim unless the loss sustained in respect of such claim (when aggregated with the loss sustained in respect of any other Warranty Claims, other than any Excluded Claims) exceeds (Pounds)1,000,000 in which case the Purchaser shall be able to claim for the entire amount of such loss (and not just the excess), but (for the avoidance of doubt) the Purchaser shall not, in any event, be entitled to claim for any Excluded Claim.

3    Time limits
     -----------

3.1 The Purchaser shall not be entitled to recover or seek to recover in respect of a Warranty Claim unless notice in writing of the claim stating in reasonable detail the nature of the claim and the amount claimed (detailing how such amount has been calculated) has been given to the
     Warrantor:

     (a) in the case of any Tax Warranty Claims, within 7 years after Completion;

     (b) in the case of any other Warranty Claim, within 2 years after Completion.

     For the avoidance of doubt the failure to specify in reasonable detail the nature of the claim and the amount claimed etc shall not result in a claim being barred by reason of such failure only.

3.2 Where the loss or liability suffered or incurred by the Purchaser or any Group Company to which a Warranty Claim relates is contingent, future or unascertainable this shall not prevent notice of such Warranty Claim being given, even though at such time the loss is contingent, provided that such notice of the Warranty Claim has is given within the relevant time period in paragraph 3.1.

3.3 A Warranty Claim notified in accordance with paragraph 3.1 or 3.2 or otherwise which is not satisfied, settled or withdrawn on or before the first anniversary of the date the notice is given shall no longer be enforceable against the Warrantor if the Warrantor has given written notice at any time thereafter to the Purchaser requiring it to commence legal proceedings in respect of that Claim and the Purchaser has not issued proceedings within 30 days of the date of service of the Warrantor's notice.

4    Rights to Information
     ---------------------

     If the Purchaser gives any notice of a Claim:

     (a) the Purchaser shall ensure that it and each other member of the Purchaser's Group, shall allow the Warrantor and its duly authorised representatives and professional advisers upon reasonable notice and subject to their giving such undertakings as to confidentiality as the Purchaser may reasonably require, reasonable access (being access which does not in the Purchaser's reasonable opinion, unduly interfere with the Purchaser's Group's business or operations or any part of them) during normal business hours for the purposes of the relevant matter to the premises and personnel of the Purchaser's Group, to any relevant records of the Purchaser's Group, (not being any which otherwise would be subject to legal privilege) and permit the Warrantor and its representatives and advisers to make copies of those records, documents and information, and

     (b) the Warrantor shall grant or procure the grant of equivalent access on the same terms to the Purchaser and its duly authorised representatives and professional advisers to any relevant records of the Vendors' Group, (not being any which otherwise would be subject to legal privilege) and permit the Purchaser and its representatives and advisers to make copies of those records, documents and information.

5    General limitations
     -------------------

     The Warrantor shall not be liable in respect of a Relevant Claim:

     (a) to the extent that the matter was specifically provided, allowed or reserved for in the Accounts;

     (b) to the extent that the matter was taken into account in or used to calculate any of the amounts payable under clause 4 of this Agreement;

     (c) to the extent that such results from or would not have arisen but for any change after the Completion Date in the accounting policies, principles, practices and or standards used in the preparation of the audited accounts of each Group Company;

     (d) to the extent that such results from or would not have arisen but for any change on or after the Completion Date of the accounting reference date of any Group Company;

     (e) to the extent that such results from or would not have arisen but for any act or omission after Completion by or involving a member of the Purchaser's Group or a director, employee or agent of such a member, other than any act or omission undertaken (a) in the ordinary course of conduct of the Business or (b) with the consent or at the direction of any member of the Vendors' Group; or

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

     (f) to the extent that such results from or would not have arisen but for the passing of, or a change in, after the date of this Agreement a law, rule, regulation, interpretation of the law or administrative practice of a government, governmental department, agency or regulatory body in each case not actually or prospectively in force at the date of this Agreement.

6    Subsequent recovery from third party
     ------------------------------------

     If the Warrantor makes payment in respect of a Claim (other than a Tax Claim) and any member of the Purchaser's Group subsequently recovers or is paid a sum including any interest ("the Sum") by any other person in respect of the matter giving rise to such Claim, the Purchaser shall as soon as reasonably practicable notify the Warrantor thereof and reimburse to the Warrantor an amount equal to the lower of:

     (a)  the Sum; and

     (b) the sum paid by the Warrantor in respect of such Claim together with any related interest in respect of such sum recovered by the Purchaser as part of the Sum less all unreimbursed legal costs of the Purchaser and any Taxation payable in respect of the recovery of such Sums and any amount of such Claim which has not been satisfied by previous payments received.

7    Claims against third parties
     ----------------------------

     7.1 Where the Purchaser may be entitled (whether by reason of insurance or payment discount or otherwise) to recover from some other person any sum in respect of any damage or liability that is the subject of a Warranty Claim or an Indemnity Claim, the Purchaser shall, if so requested by the Warrantor and subject to receipt of an indemnity in favour of the Purchaser from the Warrantor in respect of all costs, claims and liabilities which may result from such action, take (or procure the taking of) such steps as it considers appropriate (taking into account any material effect such steps may have on any of the trading relationships of the Business save (for the avoidance of doubt) that no such matter shall be taken into account where recovery is by reason of insurance) (including the commencement and prosecution of proceedings in circumstances where the Purchaser reasonably considers that there is a reasonable chance of recovery) to enforce such recovery and shall keep the Warrantor informed of the progress of any action taken and, to the extent practicable, to be taken.

     7.2 If the Purchaser does not pursue its rights of action against a third party pursuant to paragraph 7.1 above the Warrantors shall have the right to require the Purchaser to assign its right to pursue the relevant third party to the Warrantor who shall then be entitled to pursue the third party in its own name provided that, if so requested by the Purchaser the Warrantor shall indemnify the Purchaser in respect of all costs, claims and liabilities which may result from such actions and shall pay the proceeds of any successful claim against the third party to the Purchaser to the extent the Purchaser has not already made recovery from the Warrantor in respect of the loss or liability in question and paragraph 10 shall then apply if the Purchaser subsequently or has thereby recovered a Sum in respect of such Warranty Claim or Indemnity Claim as the case may be.

     This paragraph shall not apply to a claim under the Tax Warranties or otherwise in respect of Tax.

8    Claims by third parties
     -----------------------

     If grounds for any Warranty Claim or Indemnity Claim arise as a result of, or in connection with, a claim by, or alleged liability to, a third party (a "Third Party Claim"), the Purchaser shall inter alia, comply with the provisions of paragraphs 4, 7 and 9 in respect of such Third Party Claim.

9    Mitigation
     ----------

9.1 Nothing in this Agreement shall be deemed to relieve the Purchaser or any member of the Purchaser's Group from its common law duty to mitigate its loss, for the avoidance of doubt, to the extent such common law duty does not apply, the Purchaser and each such member of the Purchaser's Group shall be obliged to mitigate its loss in respect of all Claims (other than a Tax Claim) as if such common law duty did apply, and the Purchaser shall ensure that each other member of the Purchaser's Group complies with such duties and obligations.

9.2 The Purchaser shall if so requested by the Warrantor and subject to receipt of an indemnity in favour of the Purchaser from the Warrantor in respect of all costs, claims and liabilities which may result from such action, take or procure the taking of such steps as it considers reasonable (taking into account any material effect which such may have on its trading relationships, management and other resources) to mitigate any Warranty Claim or Indemnity Claim and shall keep the Warrantor informed of the progress of any action taken and, to the extent practicable, to be taken.

10   Recovery only once
     ------------------

     The Warrantor shall not be liable under any Claim to the extent that the Purchaser has made recovery from the Warrantor under that or any other Claim in respect of the loss or liability in question.

11   Rescission
     ----------

11.1 Nothing shall entitle the Purchaser to rescind this Agreement or any other Transaction Document after the date of this Agreement.

11.2 The provisions of this Schedule 9 shall remain in full force and effect and be fully applicable in all circumstances and, in particular, shall not be discharged by any breach of this Agreement of any nature.

12   No reliance on statements
     -------------------------

     The Warrantor shall have no liability in respect of any warranty, representation, indemnity, covenant, undertaking or otherwise arising out of or in connection with the sale of the Group except where it is expressly provided for in this Agreement.

13   Information
     -----------

     The Purchaser shall, and shall ensure that each Group Company will, preserve all documents, records, correspondence, accounts and other information whatsoever relevant to a matter which may give rise to a Claim until the later of the expiry of the relevant time limits in paragraph 3.1 or settlement or final judgement of a Claim.


14   Tax related claims other than a Tax Claim or a Tax Warranty Claim
     -----------------------------------------------------------------

     The Warrantor shall not be liable in respect of any Claim (other than a claim under the Tax Covenant to which the provisions of Schedule 3 shall apply) to the extent that the breach of Warranty in question, or, as the case may be, the loss arising as a result of such breach is an Actual Taxation Liability to which the following provisions of Part A of Schedule 3 would have applied if such Claim had been a Claim under the Tax Covenant; paragraphs 2.l(b)(iv), (v), (vi) and 2.l(e).

                                   Schedule 10
                                   -----------

            Completion Accounts and Consolidated Completion Accounts
            --------------------------------------------------------

              Part A - Preparation, Agreement and/or Determination
              ----------------------------------------------------

1 After Completion the Purchaser shall (at its cost) prepare and ensure that the Purchaser's Accountants review:

     (a)  draft Completion Accounts in respect of each Group Company;

     (b) a draft statement of intra group movements in respect of each Group Company so as to enable the Actual Intra Group Debt Amount and the Actual Intra Group Credit Amount (as reflected in the Completion Accounts) to be updated to and as at immediately before midnight on the Completion Date (the "Statement of Intra Group Movements"); and

     (c) on the basis of the draft accounts and statement referred to in sub-paragraphs l(a) and l(b) above, a draft statement ("the Completion Statement") of

          (i)    the Actual Net Assets;

          (ii)   the Actual External Debt Amount;

          (iii)  the Actual Intra Group Debt Amount;

          (iv)   the Actual Intra Group Credit Amount;

          (v)    the Completion Intra Group Debt Amount;

          (vi)   the Completion Intra Group Credit Amount;

          (vii)  the Management Bonus Amount; and

          (viii) the cash sums which would have been payable under clause 4.3(c) had the amounts set out in the draft Completion Statement in respect of the above items been used instead of the amounts set out in the Completion Estimate and the aggregate difference between all the sums so calculated and all the sums actually paid pursuant to that clause ("the Balancing Sum").

2 The draft Completion Accounts in respect of each Group Company shall be prepared as set out in Part B of this schedule and, subject thereto, on a basis consistent with the respective Accounts of such Group Company and using the same accounting principles, policies and practices used therein and, so far as consistent with the foregoing, applicable standards, principles and practices generally accepted in the United Kingdom as if they were the audited profit and loss accounts and audited balance sheet required to be prepared. In preparing such draft Completion Accounts, no account is to be taken of an event taking place after the Effective Date or of facts or circumstances which only became

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

     known to the parties or any Group Company after the date of this Agreement. save as required or permitted by the above basis of preparation.

3 The draft Statement of Intra Group Movements shall be prepared as set out in Part B of this schedule, and, subject thereto, on a basis consistent with, and using the same accounting principles, policies, practices and standards used in the preparation of, the respective Accounts of each Group Company. In preparing such a draft Statement of Intra Group Movements, no account is to be taken of an event taking place after midnight on the Completion Date or of facts or circumstances only known to the parties after such time, save as required or permitted by the above basis of preparation.

4 The Purchaser shall within 45 days starting on the day after Completion submit to the Vendors:

     (a)  the draft Completion Accounts and Statement of Intra Group Movements;

     (b) a report by the Purchaser's Accountants addressed to the Purchaser stating that, subject to any qualifications set out in their report, in their opinion the draft Completion Accounts and Statement of Intra Group Movements have been prepared in accordance with this schedule; and

     (c)  the draft Completion Statement.

5 After the receipt of the draft Completion Accounts, the draft Statement of Intra Group Movements and the draft Completion Statement the Purchaser shall provide the Vendors and the Vendors' Accountants with reasonable access to those assets, documents and records including working papers within the possession or control of the Group Companies which they may reasonably require for the purpose of reviewing and agreeing the draft Completion Accounts, the draft Statement of Intra Group Movements and the draft Completion Statement.

6 Within 45 days starting on the day after receipt of the draft Completion Accounts, the draft Statement of Intra Group Movements and the draft Completion Statement, the Vendors shall (at their sole cost) notify the Purchaser in writing whether or not they agree with the draft Completion Accounts, the draft Statement of Intra Group Movements and the draft Completion Statement.

7 If the Vendors notify their agreement with the draft Completion Accounts, the draft Statement of Intra Group Movements and the draft Completion Statement within the 45 day period referred to in paragraph 6 or fail to give any notification within that period the draft Completion Accounts, the draft Statement of Intra Group Movements and the draft Completion Statement shall be final and binding on the Parties and shall constitute the Completion Accounts, the Statement of Intra Group Movements and the Completion Statement for the purpose of this Agreement. If the Vendors notify the Purchaser in writing within the 45 day period referred to in paragraph 6 that they disagree with the draft Completion Accounts, the draft Statement of Intra Group Movements and/or or the draft Completion Statement and giving reasonable detail of such disagreement, then paragraph 8 applies.

8 If, within 14 days starting on the day after receipt of the notification referred to in paragraph 7, the Purchaser and the Vendors have not agreed the items in dispute in relation to the draft Completion Accounts, the draft Statement of Intra Group Movements and/or the draft Completion Statement either of the Parties may refer the matters in dispute to a partner of at least 10 years qualified experience at an independent firm of chartered accountants agreed by the Parties in writing or, failing agreement on the identity of the firm of chartered accountants within 21 days starting on the day after receipt of the notification referred to in paragraph 7, an independent firm of chartered accountants appointed on the application of any of the Parties by the President for the time being of the Institute of Chartered Accountants in England and Wales (the "Expert").

9    The Expert shall act on the following basis:

     (a)  the Expert shall act as an expert and not as an arbitrator;

     (b) the Expert's terms of reference shall be to determine the matters in dispute within 30 days of his appointment;

     (c) the Parties shall provide the Expert with all information within their possession, custody or control relating to each Group Company which the Expert reasonably requires and the Expert shall be entitled (to the extent he considers appropriate) to base his determination on such information and on the accounting and other records of each Group Company;

     (d) the decision of the Expert is, in the absence of fraud or manifest error, final and binding on the Parties; and

     (e) the Purchaser, on one hand, and the Vendors, on the other, shall each pay one half of the Expert's costs or as the Expert may otherwise determine.

10 The draft Completion Accounts, the draft Statement of Intra Group Movements and the draft Completion Statement as adjusted in accordance with the agreement, if any, between the Purchaser and the Vendors pursuant to paragraph 7 or 7 and/or (as the case may be) the determination of the Expert in accordance with paragraph 9 shall be final and binding on the Parties and such drafts as so adjusted shall constitute the Completion Accounts, the Statement of Intra Group Movements and the Completion Statement for the purposes of this Agreement.

     Part B - Statement of accounting principles, standards, policies and/or
     -----------------------------------------------------------------------
     practices
     ---------

 1        Provisions
          ----------

          The following principles will apply:

          (a)  Pension Costs
               -------------

               The application of SSAP 24 is to be disregarded and the Completion Accounts and Completion Statement are to reflect no provision or asset in respect of the Magnet Group Pension Scheme, the CP Hart Schemes or the Supplementary Scheme other than contributions outstanding and unpaid at the Effective Date.

          (b)  Debtors - bad and doubtful debts
               --------------------------------

               Provisions shall be made in the Completion Accounts and Completion Statement using the bases set out below (provisions shall be net of recoverable VAT). No further provisions will be made other than the (pounds)500,000 general provision against bad debts made in the consolidated results pack for Magnet dated 30 September 2000.

               Seachange (as at the Effective Date)
               ------------------------------------

               Finance over 2 months          -  50%
               Outstanding invoices           -  50%
               Cancelled cheques              - 100%

               Provision for actual legal costs incurred as at the Effective Date (to be confirmed by Magnet's lawyers) on collecting overdue debts.

               Possum/C.P. Hart Sales Ledger (as at the Effective Date)
               --------------------------------------------------------

               Bounced cheques/credit cards in the hands of solicitors    - 100%
               Bounced cheques/credit cards referred to solicitors        -  50%
               Disputed items/as flagged in the Possum Sales              -  20%
               Accounts in the hands of solicitors                        -  50%
               Accounts 90 days or more overdue                           -  20%
               Accounts 60 days overdue                                   -  10%
               Accounts 30 days overdue                                   -   2%

               Provision for actual legal costs incurred as at the Effective Date (to be confirmed by Magnet's lawyers) on collecting overdue debts.

               The above policy will apply to each ledger section, but it will not be appropriate to include any balances in the calculation, to the extent they are covered by the companies' credit insurance policy.

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

     (c)  Vacant leaseholds provision
          ---------------------------

          The provision of (pounds)995,000 in respect of the properties known as Rotherham Metals, Rotherham Worktops, Heywood and Burnley factory is to be excluded in the calculation of the provision.

          All properties not used by Magnet which are sub-let at the Effective Date at a rental income in excess of the rental cost are to be excluded from calculation of the provision.

          Provision should be made, on a basis consistent with that used in the Accounts, for the projected rental cost less projected rental income in respect of any properties which are for the time being vacant or subject to a temporary let arrangement or where the sublease has less than 6 months to run on a net present value using a discount rate of 6.5%.

     (d)  Stock and work in progress
          --------------------------

          The stock provision is to be calculated consistently with the 30/th/ September 2000 Financial Statements using the bases applied at that date.

          Obsolete stock (flagged as such in the     - fill provision
          stock register)

          Damaged stock (flagged as such in the      - branches: full provision
          stock register)                            - factories: full
                                                     provision

          K specials (flagged as such in the stock   - full provision unless
          register)                                  covered by specific orders

          Discontinued stock (flagged as such in     - 50% provision
          the stock register)

          C.P. Hart stock with no despatched sales for 6 months (flagged as such in the stock - 100% provision register)

          Stock reserved for clearance sale (flagged - 50% provision as such in the stock register)

          The Group Companies shall conduct a stock take at a time to be agreed in relation to stock at factory sites only using reasonably diligent procedures to identify physical stock on hand at such date. Such stock take shall be attended by representatives of both the Purchaser and the Vendors. The results of the stock takes will be reconciled to the balances in the books immediately before midnight on 31 March 2001.

          Adjustment will also be made to restate the stock balances from standard to actual cost based on normal activity.

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

     (e)  Miscellaneous Provisions
          ------------------------

          Provisions shall be made:-

          (i)    in the aggregate amount of (Pounds)450,000 in respect of: -

                 (A) the costs of any additional licence fees payable to Microsoft following the completion of the audit referred to in paragraph 11.4 re schedule 4 of the Disclosure Letter;

                 (B)    the payment of (Pounds)11,010 referred to in paragraph
                        7.14 re schedule 4 of the Disclosure Letter;

                 (C) the amount due to Stoves in respect of a dispute regarding an audit of display ovens; and

                 (D) the liability in respect of the Georgian Bar matter disclosed in paragraph 6.4 re schedule 4 of the Disclosure Letter; and

          (ii) any third party costs associated with the Transaction paid or payable by any Group Company other than as provided for in this Agreement;

2    Miscellaneous Accounting Policies
     ---------------------------------

     The following policies have been extracted from the Magnet Accounting and Control Procedures Manual and should be adopted in determining the Statement of Net Assets.

     Rebates given to Customers
     --------------------------

     Where an agreement exists to pay to customers a rebate based on the satisfaction of defined performance criteria over a period of time, the statement should reflect an accrual charge.

     In circumstances where rebate rates move up or down according to a sliding scale, an appropriate estimate of a likely average rate should be made at the beginning of the period and used as the basis for the accrual. At any point where a different view of outturn is taken, the accrual rate should be adjusted as appropriate.

     Rebates and Contributions received from Suppliers
     -------------------------------------------------

     Magnet's policy is to book the income from rebates and contributions where the amount becomes recoverable from the supplier under the terms of a prevailing agreement or arrangement.

     For example, no income is to be taken in the accounts on a monthly basis for annual turnover arrangements until the month when the rebate becomes recoverable.

     From time to time, suppliers may contribute toward advertising and promotion expenditure, sales conferences or the right to continue to trade with Magnet. Income may be booked only when the contribution becomes receivable from the supplier as defined by either an agreement or the passing of an event.

     In circumstances where an agreement gives a supplier the right to a refund of the whole or part of a contribution on termination of trading arrangements within a defined period, it will be appropriate to apportion the recording of income in the accounts to the trading period specified in the agreement. Any non-recorded income should, in this circumstance, be recorded in the Balance Sheet as deferred income.

     Advertising and Promotion Expenditure
     -------------------------------------

     Amounts incurred on activities to support a particular sales campaign should be charged to profit and accrued over the period of that campaign, notwithstanding the fact that the sales benefits of that campaign may be realised at a later date as a result of the time lag in converting leads generated into orders and subsequent despatch.

     Other amounts incurred to support general sales activity (e.g. research, literature, brochures etc.) should be expensed in the period when the expenditure is incurred.

     Promotional contributions should be taken as income in the period when the contribution becomes receivable from the supplier.

3    Taxation
     --------

     (a)  Taxation is to be provided.

     (b) In calculating the provision for corporation tax it is to be assumed that 31 March 2001 is an accounting period end.

     (c) There shall be included no deferred tax assets in the Completion Accounts save for deferred tax assets set against deferred tax liabilities in accordance with SSAP 15.

     (d) The Vendor Group shall be entitled to surrender group relief to the Group Companies and the Group Companies shall utilise all claims and tax losses arising on or prior to 31 March 2001 available to them against profits arising prior to 31 March 2001 against pre-completion profits as directed by the Vendors' Accountants.

     (e) Deferred tax shall be provided on the basis consistent with SSAP 15 but on the understanding that (i) the Group Companies are viewed as one entity for the purposes of this calculation (ii) the trading losses are estimated on the basis of tax computations and estimates as prepared by the Vendors Accountants (iii) trading losses carried forward in excess of (Pounds)15,000,000 will be set off against any deferred tax liability to the extent not set off against the current corporation tax liabilities and (iv) there will be no provision for deferred tax that might arise on the scale of property.

4 For the avoidance of doubt, no provision shall be made for credit notes, remedials and sales returns unless the amount required to be provided would exceed (Pounds)500,000.

5 The Completion Accounts, Completion Statement and Statement of Intra-Group Movements should include the elimination of all balances between Group Companies.

6 Any prepayment relating to a service to be provided by a third party to any of the Group Companies after the Effective Date will be excluded if the service is no longer to be provided as a result of the Transaction unless the amount prepaid can be recovered from the third party.

 7 To the extent that non-compliant FRS12 provisions have been used in arriving at the net assets figure in the Accounts such provisions shall be used in the Completion Accounts and Completion Statement. Similarly new provisions should not be established in respect of items not previously recognised.

8 The provisions of clause 9.12(b) of this Agreement shall apply in relation to the Completion Accounts, the Completion Statement and the Statement of Intra-Group Movements.

                                   Schedule 11
                                   -----------

                             Environmental Covenant
                             ----------------------

1    Interpretation
     --------------

1.1  In this Schedule:

     "Agreed Issue" means the installation of a filter to arrest the emissions of particulate matter from the Vekos Powermaster VP 1358 GWB Boiler located at the Penrith Site to ensure that the conditions of the Authorisation Ref EPA 12 issued by Eden District Council and dated 29th June 2000 are met;

     "Agreed Issue Costs" means the costs and expenses of the Purchaser or the Group Companies (including engineers' and consultants' costs and expenses) in carrying out Remedial Actions or Compliance Actions in relation to Agreed Issues as determined in accordance with paragraph 7;

     "Compliance Action" means the carrying out of such works of installation, repair, upgrading or replacement of plant or equipment at any Property which is not in compliance as at Completion with any requirement of or pursuant to any Environmental Permit as are reasonably required in order to successfully bring such plant or equipment into compliance for the first time;

     "Costs" means Known Issue Costs, Agreed Issued Costs and Unknown Issue
     Costs

     "Counter Notice" has the meaning ascribed thereto in paragraph 7.1(d) of this Schedule 11;

     "Counsel's Opinion" shall mean a written opinion from Queen's Counsel with at least 10 years experience in Environmental Law issues agreed by the parties or in the absence of agreement chosen by the Independent Expert and who shall be instructed by the Independent Expert or its legal advisers in accordance with paragraph 7.2(c) (on behalf of both Parties) to opine on the relevant matters set out under this Schedule 11;

     "Emergency" means in relation to any Environmental Matter, any situation in which significant harm is being caused to the Environment or will be caused imminently to the Environment and in respect of which immediate action would be required in order to deal with the causes of such situation;

     "Environment" means:

     (a) land, including, without limitation, surface land, sub-surface strata, sea bed and river bed under water (as defined in paragraph (b)) and natural and man-made structures;

     (b) water, including, without limitation, coastal and inland waters, surface waters, ground waters and water in drains and sewers;

     (c) air, including, without limitation, air inside buildings and in other natural and man-made structures above or below ground; and

     (d) any and all living organisms or systems supported by those media, including, without limitation, humans;

     "Environmental Claims Notice" has the meaning ascribed thereto in paragraph 7.1(b) of this schedule;

     "Environmental Claims Procedure" means the procedure provided for in paragraph 7 of this schedule;

     "Environmental Law" means all or any international, European, national or local, civil or criminal law, common law, statutes, statutory instruments, regulations, directives, statutory guidance and regulatory codes of practice, orders, decrees, injunctions or judgements which relate to the Environment or Environmental Matters and:

     (a)  which are in force as at Completion; or

     (b) which were in force at an earlier date, are no longer in force but under which any Group Company still has obligations and 1iabilities.

     "Environmental Losses" means any and all costs, taxes, charges, reasonable expenses (including reasonable legal, engineering and other professional fees and including (save as expressly set out herein) any costs or expenses incurred in defending or resolving any Environmental proceedings or in appealing against any judgement notice or award made in relation thereto) or damages, fines, penalties or losses (including third party consequential losses but not loss of profits, loss of sales, loss of production, loss of goodwill, loss of business opportunity, loss of anticipated saving, business interruption), incurred by any Indemnified Party in respect of any Environmental Liability except any costs and expenses incurred in carrying out any Remedial Action or Compliance Action;

     "Environmental Liability" means any liabilities, duties or obligations of any Group Company arising out of:

     (a) breach as at or prior to Completion of Environmental Law or any Environmental Permit by any Group Company; or

     (b) the operation of Environmental Law in respect of any activities or operations, acts or omissions or circumstances existing as at or prior to Completion in relation to any Group Company, Property or Former Property; or

     (c) the presence of any Hazardous Substance under, in, on or emanating from any Property or Former Property as at or prior to Completion.

     "Environmental Matters" means:

     (a) pollution or contamination or the threat of pollution or contamination of the Environment;

     (b) the generation, manufacture, processing, handling, storage, distribution, use, treatment, removal, transport, disposal, emission, release, spillage, deposit or discharge of Hazardous Substances to the extent that they are regulated by Environmental Law;

     (c) the exposure of any person (including employees) to Hazardous Substances or other danger or harm in the workplace;

     (d) the creation of any noise, vibration, radiation, common law or statutory nuisance or other material adverse impact on the Environment;

     "Environmental Permit" means any licence, authorisation, certificate, permission, approval, or consent, issued, granted or required pursuant to Environmental Law;

     "Environmental Proceedings" means any civil, criminal, regulatory, arbitration or administrative proceeding, suit, action or notice which is being brought or taken against any Indemnified Party concerning any actual or potential Environmental Loss to which this Schedule applies and which the Purchaser shall be entitled to have sole control of subject to the provisions of paragraph 8;

     "Former Property" means any properties owned, leased or occupied by any Group Company prior to but no longer at the date of this Schedule other than the Excluded Properties;

     "Hazardous Substance" means any substance capable (whether alone or in combination with any other) of causing pollution or contamination, harm or damage to property or to the Environment, including any waste;

     "Indemnified Party" means the Purchaser and the Group Companies;

     "Independent Expert" means the expert appointed pursuant to paragraph 7.2 of this Schedule 11;

     "Independent Expert's Report" means the report prepared by the Independent Expert pursuant to paragraph 7.2 of this Schedule 11;

     "Known Issue" means:

     (a) any non-compliance with Environmental Law or Environmental Permits or any Environmental Liability (excluding any contamination present in, under, on or emanating from any Property which is not a Specified Property); and

     (b) any contamination present in, under, on or emanating from any Specified Property), in all cases as at or prior to Completion and described in the Purchaser's Reports.

          "Known Issue Costs" means the reasonable costs and expenses of Purchaser or the Group Companies (including engineers' and consultants' costs and expenses) in carrying out Remedial Actions and Compliance Actions in relation to Known Issues as agreed or determined in accordance with paragraph 7;

          "Known Issue Loss" means any Environmental Loss which is triggered by Environmental Proceedings relating to a Known Issue;

          "Lease" includes any lease or underlease of a Property;

          "Property Claim" means a claim under paragraph 2.l(b) in relation to any Property Losses made pursuant to the terms of this Schedule 11;

          "Property Losses" means all costs, losses or expenses arising from the following:

          (a) any enforcement action taken by a local planning authority to prevent the use of a Property for its actual use as at the date hereof or in respect of any other breach of planning control (as defined in Section 171A Town & Country Planning Act 1990) relating to a Property subsisting as at the date hereof; or

          (b) any reasonable costs incurred by any Group Company in obtaining planning permission to permit the use of a Property for its actual use as at the date hereof; or

          (c) any action claims demands or proceedings howsoever by a landlord of a Property in relation to the use of a Property for its actual use as at the date hereof where this is in breach of the tenant's covenants in the relevant Lease;

          "Purchaser's Reports" shall mean the environmental reports by Golders Associates Europe Limited initialled for identification purposes by the parties on the date hereof;

          "Relevant Environmental Claim" means a claim under paragraph 2.1(a) made pursuant to the terms of this Schedule 11 in respect of an Agreed Issue, a Known Issue or and Unknown Issue;

          "Relevant Authority" means a relevant regulatory authority, tribunal or court;

          "Relevant Claim Amount" means the amount of all Environmental Losses and Costs in respect of any Relevant Environmental Claim as determined or agreed in accordance with paragraph 7;

          "Remedial Action" means:

          (a) the carrying out of such works as are reasonably necessary to prevent, minimise, remedy or mitigate the effects of any harm to the Environment as a result of Hazardous Substances in on or under or which have emanated from, any Property where, and to the extent, such Hazardous Substances existed in, or under any Property at any time prior to Completion;

     (b) the making of subsequent inspections from time to time as are reasonably necessary for the purpose of keeping under review the sufficiency of the works under (a) above.

     "Specified Property" means:

     (a) Plot 9 and Plot 22, Castle Park Industrial Estate, Flint, North Wales (P600 and P601);

     (b) Darlington Branch, John Street, Darlington, DL1 1LG (P57) Land at rear of John Street, Darlington DL1 1LG (P467);

     (c)  Land at Ilkeston Road, Radford, Nottingham, NG7 3EQ (P168);

     (d)  Land and buildings on the south side of Ransome Road, Northampton
          (P166);

     (e) Land known as Site 6b(i), Lion Way, Swansea Enterprise Park, Swansea, West Glamorgan (P222);

     (f)  Land at Canning Street, Burnley (P030);

     (g)  Land lying to the West of Caxton Way, Watford, WD1 8RL (P232);

     (h)  Land at Ashford Mills, Keighley Road, Cross Flatts, Keighley, Bradford
          (P232); and

     (i)  12 Nuffield Estate, Poole, BH17 7RU (P183).

     in each case as identified in more detail in Schedule 5;

     "Third Party" means any person, company or body other than the Purchaser or any Group Company (anyone who is connected to, or an affiliate of any such person), a Relevant Authority or Enodis or the Vendors;

     "Unknown Issue" means any non-compliance with Environmental Law or Environmental Permits or any Environmental Liability (including any contamination present in, under, on or emanating from any Property or Former Property) in any case as at Completion and which is not a Known Issue or an Agreed Issue;

     "Unknown Issue Costs" means the reasonable costs and expenses of the Purchaser or the Group Companies (including engineers' and consultants' costs and expenses) in carrying out Remedial Actions and Compliance Actions in relation to Unknown Issues as agreed or determined in accordance with paragraph 7;

     "Unknown Issue Loss" means an Environmental Loss which is not a Known Issue Loss.

1.2 Any reference to books, records or other information means books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

2    The Covenant
     ------------

2.1 Subject to the provisions of this Schedule, Enodis covenants with the Purchaser to pay the Purchaser or, at the Purchaser's election, any Indemnified Party, an amount:

     (a) in respect of each Relevant Environmental Claim equal to the Relevant Claim Amount in respect of that claim (either as agreed or as determined in accordance with paragraph 7) in accordance with paragraph 9, and

     (b) in respect of each Property Claim equal to all Property Losses, within 14 days of the date on which notice of such Property Claim is served on Enodis.

3    Time limits
     -----------

3.1 Enodis shall not be liable for a Relevant Environmental Claim unless an Environmental Claims Notice has been served on Enodis:

     (a) where such claim relates to a Known Issue (including any Agreed Issue) within 3 years of Completion; and

     (b) where such claim relates to an Unknown Issue within 6 years of Completion.

3.2 Enodis shall not be liable for a Property Claim except in accordance with the provisions of paragraph 10.1 below.

4    Thresholds
     ----------

4.1 Enodis shall not be liable in respect of a Relevant Environmental Claim made under paragraph 2 or in respect of a Property Claim relating to any one set of facts or circumstances or related facts or circumstances unless the Relevant Claim Amount or the Property Claim that would otherwise be recoverable from Enodis (but for this paragraph 4) exceeds (Pounds)10,000 (ten thousand pounds).

4.2 Enodis' total liability in respect of all Relevant Environmental Claims and Property Claims is limited to:

     (a) (Pounds)3,000,000 (three million pounds) in respect of all claims arising from Agreed Issues, Known Issues and Property Losses; and

     (b) (Pounds)2,000,000 (two million pounds) in respect of all claims arising from Unknown Issues.

5    Further limitations on liability
     -------------------------------

5.1  Enodis shall not be liable in respect of a Relevant Environmental Claim:

     (a) to the extent that Environmental Losses or Costs arise or are increased as a consequence of change of use of any Property or any redevelopment, demolition of all or part of it after Completion; or

     (b) except in relation to the Agreed Issue, to the extent that Remedial Action or Compliance Action is undertaken to a standard higher than that agreed or specified by the Independent Expert; or

     (c) to the extent that Costs in respect of a Relevant Environmental Claim exceed the amount of Costs agreed or determined under paragraph 7.2(b)(i)(C) in respect of that Relevant Environmental Claim; or

     (d) to the extent that Environmental Losses or Costs arise or are increased as a consequence of any material change after Completion in the manufacturing processes used by any Group Company or the introduction of any new manufacturing process;

     (e) to the extent that any Environmental Losses or Costs arise or are increased by a negligent act or omission after Completion of the Purchaser, any member of the Purchaser's Group or any Group Company or any breach by the Purchaser, any member of the Purchaser's Group or any Group Company after Completion of the terms of this Schedule; or

     (f) to the extent that Environmental Losses or Costs arise or are increased as a consequence of a breach of paragraph 6.1 below; or

     (g) to the extent that Environmental Losses or Costs arise or are increased by the undertaking, authorising, procuring of any intrusive investigations, Remedial Action or Compliance Action at or in connection with any of the Properties by the Purchaser, or any Group Company except where such is carried out in accordance with the relevant provisions of paragraph 6.2 to 6.5 inclusive; or

     (h) to the extent that Environmental Losses or Costs arise or are increased by the passing of, coming to force or any change in, after Completion, any Environmental Law (save that for the avoidance of doubt in relation to Remedial Action any change in any clean-up standards (including risk assessment standards) applied by any Relevant Authority but are not within the definition of Environmental Law shall not so limit Enodis' liability hereunder); or

     (i) to the extent that specific and adequate provision has been made in the Completion Accounts for any Environmental Losses; or

     (j) to the extent any Environmental Losses or Costs arise or are increased by the Purchaser not complying with any reasonable requests of Enodis during the course of any Environmental proceedings, or by an Information Notice not being served in a timely manner; or

     (k) in respect of any Known Issue which has already been the subject of an Environmental Claims Notice and dealt with in accordance with the provisions of this Schedule; or

     (l)  to the extent that Agreed Issue Costs exceed (Pounds)50,000; or

     (m)  in relation to any Excluded Property; or

     (n) to the extent that the Purchaser's reliance on an Emergency situation in order to carry out Compliance Action, Remedial Action or intrusive investigations is not founded.

6    Disclosure, remedial and compliance action, investigations
     ----------------------------------------------------------

6.1 Save in the following circumstances no Indemnified Party shall voluntarily provide information to a Relevant Authority or Third Party which is likely to result in a Relevant Environmental Claim:

     (a)  in case of an Emergency where such disclosure is reasonably justified;
          or

     (b) when there is a mandatory reporting requirement under Environmental Law; or

     (c) where it is not lawfully possible for the Purchaser or the Company to prohibit the making of the disclosure; or


     (d) where the Independent Expert determines in accordance with paragraph 7.2(b)(iii) below that the Purchaser is permitted to make the disclosure (verbal or otherwise); or

     (e) where Enodis and the Indemnified Party agree having consulted with each other that discussions should take place in order to minimise Relevant Environmental Claims; or

     (f) any reasonable on going consultation with a Relevant Authority aimed at resolving any Agreed Issue,

     and the Purchaser shall consult on a reasonable basis with Enodis on, and use its reasonable endeavours to permit Enodis to be present at any meetings with a Relevant Authority relating to or resulting from, the making of any disclosure permitted under sub-paragraphs (d) and (e) above.

6.2 Save in case of Emergency and only for the duration of such Emergency and subject to paragraph 6.3, no Remedial Action or Compliance Action shall be carried out in respect of a Known Issue or an Unknown Issue unless following service of an Environmental Claim Notice such is agreed by Enodis or is permitted by determination of the Independent Expert in accordance with the provisions of paragraph 7.2(b)(i) below.

6.3 The Purchaser shall be entitled to carry out Compliance Works in relation to the Agreed Issue.

6.4 The Purchaser shall be entitled to carry out any intrusive investigations at the Specified Properties which are reasonable in order to assess the significance and extent of the Known Issues at such Specified Properties.

6.5 Save where required by a judgement, order or other determination or notice under Environmental Proceedings the Purchaser shall not be entitled to carry out any intrusive investigations at any Property which is not a Specified Property except with Enodis' consent or in the absence of such consent where the Independent Expert determines in accordance with paragraph 7.2(b)(ii)below.

7    Environmental claims procedure
     ------------------------------

7.1  Notice
     ------

     (a) If the Purchaser becomes aware of my matter which in the opinion of the Purchaser gives rise to or may give rise to a Relevant Environmental Claim under this Agreement, the Purchaser shall as soon as reasonably possible give written notice containing summary details thereof to Enodis (an "Information Notice") and shall provide relevant information to Enodis from time to time Provided That, save to the extent paragraph 5.1(j) applies, any failure to serve such notice or further information shall not preclude the Purchaser's ability to make a claim in respect of such matter.

     (b) Subject to paragraphs 3, 4 and 5 the Purchaser may make a Relevant Environmental Claim by service of notice on Enodis containing details of the nature of the claim and either in the notice or within 60 days of the date of the service of the notice the Purchaser's estimate of anticipated Environmental Losses and Costs and details of any Remedial Action. Compliance Action or intrusive investigation which is likely to be required or any Remedial Action, Compliance Action, intrusive investigation or disclosure to a Relevant Authority proposed by the Purchaser (an "Environmental Claims Notice").

     (c) Enodis acknowledges that in relation to the Agreed Issue Compliance Action is reasonably necessary and the incurring by the Purchaser of costs up to a maximum of (Pounds)50,000 is agreed.

     (d) In the event that Enodis wishes to exercise its ability to dispute in whole or in part any of the matters referred to in paragraph 7.2(b) below then the Vendor shall serve a counter notice to that effect on the Purchaser (a "Counter Notice") setting out in detail where it agrees and where it agrees with the relevant matters in dispute (including as appropriate any alternative cost estimate, specification or the like obtained by or on behalf of Enodis or any other representation) within:

          (i) thirty (30) Business Days after service of the relevant Environmental Claims Notice; or

          (ii) such longer period as the Purchaser and Enodis may agree in writing,

          and the dispute shall then be determined in accordance with the provisions of paragraph 7.2 below.


      (e) Where Enodis does not dispute any of the matters referred to in paragraph 7.2(b) by service of a Counter Notice it shall be deemed to have accepted that matter referred to in paragraph 7.2(b) for the purposes of the Relevant Environmental Claim.

      (f) Any dispute under this Schedule except in relation to the matters set out in paragraph 7.2(b) shall be referred for determination in accordance with the procedures set out in clause 15 of the Agreement.

7.2   Dispute Procedure
      -----------------

      (a) The parties shall first consult upon such matters the subject of any dispute and in good faith seek to reach agreement. If the parties within thirty (30) Business Days after the delivery to the Purchaser of the Counter Notice or such longer period as the Purchaser and Enodis may agree, then the matter shall be referred within twenty (20) Business Days for a binding advice to an independent expert appointed by agreement between the Purchaser and Enodis (the "Independent Expert"). If agreement on the choice of expert or details of his instructions cannot be agreed and the matters referred to him within the twenty (20) Business Day period then either party may apply to the Chief Executive for the time being of the Institute of Environmental Management and Assessment (or its nearest equivalent in the relevant jurisdiction) and the Chief Executive shall appoint the expert and refer all relevant matters to him. The Independent Expert shall act as an expert and not as an arbitrator and the parties shall be bound by the conclusions of the Independent Expert which shall be contained in the report of the Independent Expert (the "Independent Expert's Report").

      (b) Following service of a Counter Notice and the instruction of the Independent Expert under paragraph 7.2(a) above, the Independent Expert shall determine the following matters as appropriate:-

          (i)  in relation to proposed Remedial Action or Compliance Action:

               (A) that the Purchaser is entitled to carry out proposed Remedial Action or Compliance Action in the absence of agreement from Enodis if the Independent Expert concludes that the relevant Indemnified Party is obliged or would or could in each case lawfully be required (whether by a Relevant Authority or otherwise) to carry out the relevant Remedial Action or Compliance Action in accordance with Environmental Law and the Independent Expert shall take into account for these purposes any written requests made by a Relevant Authority; and

                (B) the specification for such Remedial Action or Compliance
                    Action permitted by paragraph 7.2(b)(i)(A) or agreed or deemed to be agreed by Enodis which shall be a reasonable specification having regard to the likely lawful requirement as mentioned above having considered any such Relevant Authority requests; and

                (C) the reasonable cost of such Remedial Action or Compliance
                    Action given the nature of the Independent Expert's determination under sub-paragraph (B) above or the agreement or deemed agreement of Enodis to any specification;

          (ii) in relation to any proposed intrusive investigation at any Property which is not a Specified Property:

                (A) that the Purchaser is permitted to carry out the proposed intrusive investigations if on the basis of the evidence available at that time a sufficient likelihood of Environmental Liability exists such that a reasonable company in the Purchaser's position would feel compelled to undertake an intrusive investigation to investigate how to avoid or minimise such an Environmental Liability;

                (B) where the Purchaser is so entitled, the specification of permitted intrusive investigations that the Purchaser is entitled to carry out taking into account his determination made in sub-paragraph (A) above;

          (iii) that the Purchaser is permitted to make a proposed disclosure to a Relevant Authority if it concludes that such disclosure is necessary to avoid or minimise the Relevant Environmental Claim;

     (c) In the absence of agreement in relation to the matters set out in paragraphs 8.2(c) and (d), the Independent Expert shall instruct Counsel as required upon the application of Enodis or the Purchaser respectively.

     (d) The Independent Expert's determination shall, be binding on the parties.

     (e) The costs and expenses of the Independent Expert (including the costs of his seeking independent advice) shall be borne by the parties as determined by the Independent Expert.

     (f) The Independent Expert may seek other experts' or legal advice as he shall think fit for the purposes of determining the meaning of the terms of this Schedule or of any defined terms herein.

     (g) The Independent Expert shall be an independent consultant and shall be required to have at least ten (10) year's experience in relation to matters of the same general description as the matters referred to in paragraph 7.2(b) and 7.2(c) in the relevant jurisdiction.

     (h)   Except where agreed between Enodis and the Purchaser:-

           (i) a person, firm, or company shall not be chosen as the Independent Expert if he has been engaged under an appointment by either Enodis or the Purchaser or any of their respective group companies at any time within the 12 months prior to the relevant dispute arising under this paragraph 7; and

           (ii) (ii) within the period of 12 months following the conclusion of any dispute under this paragraph 7, the Independent Expert shall not be instructed by either Enodis, the Purchaser or any of their respective group companies in relation to any matter other than another dispute in accordance with this paragraph 7.

8    Conduct of Environmental Proceedings
     ------------------------------------

8.1 If there are any Environmental Proceedings, the Purchaser shall have control of such proceedings provided that Enodis shall be entitled to participate in the conduct of such Environmental Proceedings to the extent set out in paragraph 8.2;

8.2 The participation of Enodis in accordance with paragraph 8.1 shall consist of the following:


     (a)   the Purchaser shall ensure that:


           (i) all relevant information and assistance, access to premises and to personnel and the right to examine, copy or photocopy any assets, accounts or other information as Enodis shall reasonably request shall be provided to Enodis;

           (ii) reasonably frequent and detailed reports shall be provided to Enodis regarding the progress of such Environmental Proceedings;

           (iii) copies of all correspondence and documents passing between the parties to such Environmental Proceedings shall be provided to Enodis;

           (iv) all correspondence and documents passing between Purchaser and its advisers in respect of such Environmental Proceeding shall be made available for inspection by Enodis;

           (v) copies of all draft and final documents to be presented in court are provided to Enodis (Purchaser shall use its best endeavours to provide such draft documents on a timely basis);

     (b) purchaser shall not settle or compromise any Environmental Proceedings without the prior consent of the Enodis (such consent not to be unreasonably withheld or delayed), provided that such consent shall no longer be required if requested by the Purchaser, or on behalf of the Purchaser and no response has been received within thirty (30) days after receipt by the Enodis of an Environmental Claims Notice relating to such proceedings given by the Purchaser pursuant to paragraph 7.l(b), or so much sooner as the third party with whom a settlement or compromise is to be made shall require a response, as specified in any document or correspondence concerning such Environmental Proceedings;

     (c) the Purchaser shall appeal, judicially review or otherwise challenge any judgement, notice, decision or other determination made in the context of each stage of Environmental Proceedings until final and conclusive determination at Enodis' request where either the Purchaser agrees to do so, or in the absence of agreement, where Counsel's Opinion concludes at each such stage that on the balance of probabilities such appeal, judicial review, appeal or other challenge is likely to be successful;

     (d) the Purchaser shall not settle or compromise any Third Party claim (whether or not Environmental Proceedings have been commenced) without Enodis' consent unless Counsel's Opinion concludes that the Third Party would not, on the balance of probabilities, be successful if it brought Environmental Proceedings in respect of the relevant potential Environmental Liability.

9    Payment
     -------

9.1 Enodis shall make payments in respect of a Relevant Environmental Claim within 14 days of provision of satisfactory written evidence (in the form of receipts or paid invoices) to it demonstrating that, as appropriate:

     (a) any Cost has been expended by the relevant Purchaser, member of the Purchaser's Group or Group Company; or

     (b) any Environmental Loss has been paid to the person to whom the Environmental Liability is owed or as specified by that person.

10   Incorporation
     -------------

10.1 The following provisions of Schedule 9 of this Agreement shall apply to this Schedule (mutatis mutandis) in respect of Property Claims:

     (a) paragraph 3.1 with the substitution of the words "Property Claim" for the words "Warranty Claim" and with the substitution of "three years" for the words "two years" in paragraph 3.1(b); and

     (b) paragraphs 3.2, 4, 6, 7, 8, 9 and 10 as if the words "Property Claim" have been substituted for the words "Relevant Claim" or "Warranty Claim" as the case may be.

     (c) Paragraph 3.3 of Schedule 9 of this Agreement shall apply to this Schedule (mutatis mutandis) as if a Relevant Environmental Claim was a Warranty Claim.

EXECUTED and delivered asa DEED
by ENODIS PLC acting by                         /s/ Andrew Allner
                                                -------------------------------
                                                Director


                                                /s/ David R. Hooper
                                                -------------------------------
                                                Director/Secretary


EXECUTED and delivered as a DEED                /s/ Paul Lee
by MANSTON LIMITED acting by                    for S & W Berisford Limited
                                                -------------------------------
                                                Director


                                                /s/ David R. Hooper
                                                for S & W Berisford Limited
                                                -------------------------------
                                                Director


EXECUTED and delivered asa DEED
by BERISFORD INDUSTRIAL HOLDINGS                /s/ Paul Lee
LIMITED acting by                               for S & W Berisford Ltd
                                                -------------------------------
                                                Director


                                                _______________________________
                                                Director/Secretary



EXECUTED and delivered as a DEED
by INHOCO 2297LIMITED acting by                 /s/ Lennart Rappe
                                                -------------------------------
                                                Director


                                                /s/ Fredrik Cappelen
                                                -------------------------------
                                                Director/Secretary


EXECUTED and delivered asa DEED
by NOBIA AB acting by                           /s/ Lennart Rappe
                                                -------------------------------
                                                Director

                                                /s/ Fredrik Cappelen
                                                --------------------------------
                                                Director/Secretary

THIS AMENDMENT AGREEMENT is dated 14 June 2001 and is made BETWEEN:

(1) ENODIS PLC (Company number: 109849), MANSTON LIMITED and BERISFORD INDUSTRIAL HOLDINGS LIMITED each of whose registered office is 1 Farnham Road, Guildford, Surrey GU2 4RG (such persons together being "the Vendors");

(2) INHOCO 2297 LIMITED (Company number: 4184676) whose registered office is at Royd Ings Avenue, Keighly, West Yorkshire, BD21 4BY ("the Purchaser"); and

(3) NOBIA AB (Company number: 556528-2752) whose registered office is at Box 5436, SE-402 29 Goteborg, Sweden ("the Guarantor")

(together "the Parties" and each a "Party")

RECITALS:

(A) Each of the Vendors (1), the Purchaser (2) and the Guarantor (3) entered into a sale agreement ("the Agreement") dated 20th April 2001 for the acquisition by the Purchaser from the Vendors of the entire issued share capitals of Magnet Limited, Larkflame Limited and the Magnet Name Protection Companies (as defined in the Agreement).

(B) The Parties have agreed to vary two clauses of the Agreement on the basis set out in this Amendment Agreement.

NOW IT IS HEREBY AGREED as follows:

1 Definitions
  -----------

1.1 All terms used in this Amendment Agreement shall bear the same meaning as in the Agreement unless the context requires otherwise.

2 Amendments to Agreement
  -----------------------

2.1 The Parties hereby agree that clause 4.5 of the Agreement shall be amended with effect from the date of this Amendment Agreement by the deletion of the figure [pound]41,160,998 and the insertion of the figure
     [pound]42,160,998.

2.2 The Parties hereby agree that clause 5.1 of the Agreement shall be amended with effect from the date of this Amendment Agreement by the insertion of the following words after the word "fulfilled" at the end of clause 5.1:-

     ", save that if the last Condition is fulfilled on Monday 11th June 2001, then Completion shall take place on Thursday 14th June 2001".

2.3 For the avoidance of doubt, all other provisions of the Agreement shall remain in full force and effect.

 3        Counterparts
          ------------

 3.1 This Amendment Agreement may be entered into in the form of two or more counterparts, each executed by one or more of the Parties but, taken together, executed by all and, provided that all the Parties so enter into this Amendment Agreement, each of the executed counterparts, when duly exchanged and delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument.

 4        Choice of Law
          -------------

 4.1 This Amendment Agreement shall be governed by and construed in accordance with English law, and all claims and disputes between the Parties or any of them arising out of or in connection with this Amendment Agreement (whether or not contractual in nature) shall be determined in accordance with English law.

 4.2 Any right any Party might otherwise have to rely upon the law of another forum (other than England and Wales) or any other law is hereby irrevocably and unconditionally waived.

 IN WITNESS whereof this Amendment Agreement has been executed and delivered as a Deed on the date specified above.

EXECUTED and delivered as a DEED   )       /s/ Andrew Allner
by ENODIS PLC acting by            )      -------------------------------------
                                          Director
                                           /s/ David R. Hooper
                                          -------------------------------------
                                          Director/Secretary

EXECUTED and delivered as a DEED   )       /s/ Paul Lee
by MANSTON LIMITED acting by       )      -------------------------------------
                                          Director
                                           /s/ David R. Hooper
                                          -------------------------------------
                                          Director/Secretary

EXECUTED and delivered as a DEED   )       /s/ Paul Lee
by BERISFORD INDUSTRIAL            )      -------------------------------------
HOLDINGS LIMITED acting by         )      Director
                                           /s/ David R. Hooper
                                          -------------------------------------
                                          Director/Secretary

                                          -------------------------------------
                                          Director/Secretary

EXECUTED and delivered as a DEED   )      /s/ Lennart Rappe
by INHOCO 2297 LIMITED acting by   )      -------------------------------------
                                          Director

                                          /s/ Fredrik Cappelen
                                          -------------------------------------
                                          Director/Secretary

EXECUTED and delivered as a DEED   )      /s/ Lennart Rappe
by NOBIA AB acting by              )      -------------------------------------
                                          Director

                                          /s/ Fredrik Cappelen
                                          -------------------------------------
                                          Director/Secretary

THIS AMENDMENT AGREEMENT is dated 17/th/ December 2001 and is made BETWEEN:

ENODIS PLC (Company number: 109849), and BERISFORD INDUSTRIAL HOLDINGS LIMITED
     (Company number 2887689) each of whose registered office is Washington House, 40-41 Conduit Street, London W15 2YQ and MANSTON LIMITED (Company number FC015830) whose registered office is Road Town, Tortola, British Virgin Islands (such persons together being the "Vendors");

NOBIA HOLDINGS LIMITED (Company number: 4184676) whose registered office is at Royd Ings Avenue, Keighley, West Yorkshire, BD21 4BY (the "Purchaser"); and

NOBIA AB (Company number: 556528-2752) whose registered office is at Box 5436, SE-402 29 Goteborg, Sweden (the "Guarantor")

(together the "Parties" and each a "Party").

RECITALS:

Each of the Vendors (1), the Purchaser (2) and the Guarantor (3) entered into a sale agreement dated 20 April 2001 and amended on 14 June 2001 (the "Sale Agreement") for the acquisition by the Purchaser from the Vendors of the entire issued share capitals of Magnet Limited, Larkflame Limited and the Magnet Name Protection Companies (as defined in the Sale Agreement).

The Parties have agreed to amend clause 7.9 of the Sale Agreement and to record agreement of the Completion Accounts, the Statement of Intra Group Movements and the Completion Statement and of certain other matters relating to employer's liability insurance on the basis set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.   DEFINITIONS

     All terms used in this Agreement shall bear the same meaning as in the Sale Agreement unless the context requires otherwise.

2.   AMENDMENT TO AGREEMENT

2.1 The Parties hereby agree that clause 7.9 of the Sale Agreement is amended with effect from the date of this Agreement so that the wording of the existing clause 7.9 is deleted in its entirety and replaced with the following:

"7.9 EMPLOYERS' LIABILITY INSURANCE
-----------------------------------

     For the purposes of this clause 7.9 only, "Purchaser's Group" shall mean each Subsidiary and Holding Company of the Purchaser and each Subsidiary of such a Holding Company of the Purchaser, in each case, from time to time, together with Magnet Limited, C.P. Hart & Sons Limited and each other Group Company.

     (a) Subject to clause 7.9(b) below, from and after the date of Completion, any member of the Purchaser's Group insured under any of the policies issued by ACE Insurance Co (the "Insurer") under policy number 47UKA07360 for the period 30 September 1998 to 29 September 2001 (the "Employer's Liability Policies") may in accordance with the terms of the Employers' Liability Policies, claim against such policies for losses occurring during the period 30 September 1998 to 14 June 2001.

     (b) Following receipt by Enodis from or on behalf of the Insurer of any demand to pay any additional premium (also known as adjustment premium) and any other charges (the "Additional Premium") in relation to any and all claim or claims made under the Employers' Liability Policies permitted by clause 7.9 (a) above, Enodis shall as soon as reasonably practicable forward such demand to the Purchaser who shall, within 14 days of receipt, pay, or procure that a member of the Purchaser's Group pay, Enodis the Proportionate Amount of such Additional Premium together with the Proportionate Amount of any Insurance Premium Tax ("IPT") payable on such Additional Premium as is payable under the premium payment plan between the Insurer and Enodis (the "Plan")(a copy of which is attached at Annexure 1 to this Agreement), PROVIDED that the aggregate maximum amount of all Additional Premium as may become so payable (excluding IPT and interest payable under paragraph 7.9(d) below) shall not exceed (Pound)616,230.

          Enodis shall within 14 days of payment of any Additional Premium to the Insurer (or, if earlier 28 days after receipt by Enodis of the Purchaser's Proportionate Amount of such Additional Premium) provide the Purchaser with a copy of the Insurer's written acknowledgement of receipt of that Additional Premium.

          For the purposes of this clause 7.9(b), "Proportionate Amount" shall mean such amount of the relevant Additional Premium as represents the same pro rata proportion which the value of all claims, made against the Employer's Liability Policy by any member of the Purchaser's Group, to which the relevant demand relates bear to the value of all claims made against the Employer's Liability Policy to which the relevant demand relates.

     (c) Interest on late payments shall accrue upon the amount due at the Default Rate.

     (d)  The Vendors undertake to the Purchaser:

          (i) that, save with the prior written consent of the Purchaser (which shall not be unreasonably withheld), they shall not (i) vary the Employers' Liability Policies, (ii) take any steps that may affect the validity of the Employers' Liability Policies or the ability of any member of the Purchaser's Group to make any claim under the Employers' Liability Policies; and

          (ii) that they shall promptly provide the Purchaser with copies of all correspondence and related documentation passing between any member of the Vendors' Group (or its broker or advisers) and the Insurer (or its adviser) which affects or could affect; the ability of any member of the Purchaser's Group to make any claim under the Employers' Liabilities Policies; or the level of Additional Premium payable in relation to the Employers' Liabilities Policies; and the Vendors shall promptly inform the Purchaser of any matter affecting the validity of the Employers' Liability Policies upon becoming aware of any such matter.

     (e) The proceeds of any claim made under the Employers' Liability Policies by any member of the Purchaser's Group (a "Policy Claim") that is paid to any member of the Vendors' Group and not:

          (i)  to any employee (or former employee) of the Purchaser's Group; or

          (ii) to meet the costs properly incurred in relation to such Policy Claim;

          shall be paid to the relevant member of the Purchaser's Group within 14 days of receipt by the relevant member of the Vendors' Group.

     (g) To the extent that any provisions of this Agreement (other than those set out in this clause 7.9) would (but for the provisions of this clause 7.9(g)) operate to limit the rights and obligations of the Parties under this clause 7.9, the provisions of this clause 7.9 shall prevail."

2.2 For the avoidance of doubt, all other provisions of the Sale Agreement shall remain in full force and effect

3.   WARRANTIES

3.1  The Vendor warrants to the Purchase in the following terms:.

(a) that, so far as David Hooper of the Vendor is actually aware (having made enquiry of the Vendor's insurance brokers), the insurance documentation (the "Documentation") attached at annexure 3 to this Agreement is complete and accurate in all material respects, there are no other documents varying or waiving (in any material respect) any rights or obligations of any of the parties to the Documentation and the Documentation is not misleading in any material respect (including by way of omission or otherwise); and

(b) that, so far as David Hooper of the Vendor is actually aware (having made enquiry of the Vendor's insurance brokers), the list attached at annexure 2 to this Agreement of claims notified to the Insurer under the Employers' Liability Policies as at 17 August 2001 is complete and accurate in all material respects as at that date (17 August 2001).

4.   COMPLETION ACCOUNTS

4.1 The Parties hereby agree that the Vendors shall pay to the Purchaser (Pound)2,099,634 in full and final settlement of any monies payable by the Vendors to the Purchaser under clause 4.9 and Schedule 10 of the Sale Agreement and of any and all obligations and liabilities under clauses 4.1,
     4.8 and 4.9 and Schedule 10 of the Sale Agreement and that such sum shall be deemed to be the Balancing Sum. The Balancing Sum shall be paid by the Vendors to the Purchaser on 17/th/ of December 2001 together with the sum of (Pound)67,677.74 (being the amount agreed between the Parties as being interest thereon calculated at the

        Agreed Rate in accordance with clause 4.9 of the Sale Agreement) to the following account:

               Svenska Handelsbanken

               Swift: Handsesg

               Gothenburg

               Sweden

               Account No. 99-48624829

4.2 The Parties irrevocably confirm and agree that the draft Completion Accounts, Statement of Intra Group Movements and Completion Statement in the form attached at annexure 4 to this Agreement shall constitute the Completion Accounts, the Statement of Intra Group Movements and the Completion Statement for the purposes of paragraphs 7 and 10 of Schedule 10 of the Sale Agreement and the Parties hereby waive all and any claims against each other in respect thereof whether for breach of contract, misrepresentation, negligence or otherwise including for the avoidance of doubt any-such claim arising or alleged to arise by virtue of such documents failing to comply fully with the terms of the Sale Agreement.

5.      COUNTERPARTS

        This Agreement may be entered into in the form of two or more counterparts, each executed by one or more of the Parties but, taken together, executed by all and, provided that all the Parties so enter into this Agreement, each of the executed counterparts, when duly exchanged and delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument.

6.      THIRD PARTY RIGHTS

        A person who is not a party to this Agreement has no right under the Third Party Rights Act to enforce any term of this Agreement.

7.      NOTICES

        Any notice or other document to be given under this Agreement shall be given under the terms of clause 13.4 of the Sale Agreement.

8.      CHOICE OF LAW

8.1 This Agreement shall be governed by and construed in accordance with English law, and all claims and disputes between the Parties or any of them arising out of or in connection with this Agreement (whether or not contractual in nature) shall be determined in accordance with English law.

8.2 Any right any Party might otherwise have to rely upon the law of another forum (other than England and Wales) or any other law is hereby irrevocably and unconditionally waived.

8.3 Clauses 15.2, 15.3 and 15.4 of the Sale Agreement are mutatis mutandis hereby incorporated by reference into this Agreement.

IN WITNESS whereof this Agreement has been executed and delivered as a Deed on the date specified above.

                                   Annexure 1

               Premium payment plan between the Insurer and Enodis
               ---------------------------------------------------

                                   Annexure 2

    Claims relating to the Employers' Liability Policies as at 17 August 2001
    -------------------------------------------------------------------------

                                   Annexure 3

                             Insurance Documentation
                             -----------------------

                                   Annexure 4

 Completion Accounts, Statement of Intra Group Movements and Completion
 ----------------------------------------------------------------------
                                   Statement
                                   ---------

EXECUTED and delivered as a DEED     )     /s/ Andrew Allner
by ENODIS PLC acting by              )     ---------------------
                                           Director
                                           /s/ David R. Hooper
                                           ---------------------
                                           Director/Secretary


EXECUTED and delivered as a DEED     )     /s/ David R. Hooper
by MANSTON LIMITED acting by         )     ---------------------
                                           Director
                                           /s/ Rhonda Syms
                                           ---------------------
                                           Director/Secretary


EXECUTED and delivered as a DEED     )     /s/ David R. Hooper
by BERISFORD INDUSTRIAL              )     ---------------------
HOLDINGS LIMITED acting by           )     Director
                                           /s/ Rhonda Syms
                                           ---------------------
                                           Director/Secretary


EXECUTED and delivered as a DEED     )     /s/ Lennart Rappe
by NOBIA HOLDINGS LIMITED acting by  )     ---------------------
                                           Director
                                           /s/ Fredrik Cappelen
                                           ---------------------
                                           Director/Secretary


EXECUTED and delivered as a DEED     )     /s/ Lennart Rappe
by NOBIA AB acting by                )     ---------------------
                                           Director
                                           /s/ Fredrik Cappelen
                                           ---------------------
                                           Director/Secretary